SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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LANNETT COMPANY, INC.

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(Name of Registrant as Specified in Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Proxy Statement

2021 Annual Meeting of

Stockholders

Lannett Company, Inc. 1150 Northbrook Drive, Suite 155 Trevose, Pennsylvania 19053 215-333-9000 www.Lannett.com

December 7, 2020

Dear Lannett Company, Inc. Stockholders:

It is my pleasure to invite you to the 2021 Annual Meeting of Stockholders of Lannett Company, Inc. which will be held on January 27, 2021 at 9:00 a.m. Eastern Time.

In light of the coronavirus outbreak (“COVID-19”) and to protect the health and safety of Lannett Company, Inc.’s stockholders, Board of Directors and employees, this year’s Annual Meeting will be our first time hosting a completely virtual meeting of stockholders, which will be conducted online via live webcast. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting: www.meetingcenter.io/251487326 at the meeting date and time described in the accompanying proxy statement. The password for the meeting is LCI2021. There is no physical location for the Annual Meeting. To participate in the Annual Meeting, you will need to review the information included on your proxy card.

The purpose of the meeting is to (i) elect seven members of our Board of Directors, (ii) vote to ratify the selection of Grant Thornton, LLP as our independent auditors, (iii) obtain an advisory vote on the compensation of the Company’s executive officers, (iv) approve the Lannett Company, Inc. 2021 Long-Term Incentive Plan, and (v) transact such other business as may properly come before the Annual Meeting.

Your vote is important. Whether you plan to attend the meeting via remote communication or not, we encourage you to read this Proxy Statement, in its entirety, and vote your shares. Please sign, date and return the enclosed proxy card as soon as possible in the postage-paid envelope provided.

We look forward to your participation should you be able to join our virtual meeting of stockholders.

Thank you.

/s/ Patrick G. LePore
December 7, 2020	Patrick G. LePore
Trevose, Pennsylvania	Chairman of the Board

LANNETT COMPANY, INC.

1150 Northbrook Drive, Suite 155

Trevose, Pennsylvania 19053

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JANUARY 27, 2021

TO THE STOCKHOLDERS OF LANNETT COMPANY, INC.

The 2021 Annual Meeting (the “Annual Meeting”) of the Stockholders of Lannett Company, Inc., a Delaware Corporation (the “Company” or “Lannett”), will be held on January 27, 2021 at 9:00 a.m. Eastern Time, online by remote communication for the following purposes:

1.To elect seven (7) members of the Board of Directors (the “Board”) to serve until the next Annual Meeting of Stockholders;

2.To ratify the selection of Grant Thornton, LLP as independent auditors for the fiscal year ending June 30, 2021;

3.To obtain a non-binding advisory vote on the compensation of the Company’s executive officers;

4.To approve the Lannett Company, Inc. 2021 Long-Term Incentive Plan; and

5.To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

THESE MATTERS ARE MORE FULLY DESCRIBED IN THE PROXY STATEMENT ACCOMPANYING THIS NOTICE.

Only stockholders of record at the close of business on December 3, 2020 are entitled to notice and to vote at the 2021 Annual Meeting.

It is important that your shares be represented and voted at the Annual Meeting. Please vote by following the instructions on the enclosed proxy card as promptly as possible so that, whether you intend to be present at the Annual Meeting via remote communication or not, your shares can be voted.

By Order of the Board of Directors
/s/ Patrick G. LePore
December 7, 2020	Patrick G. LePore
Trevose, Pennsylvania	Chairman of the Board

LANNETT COMPANY, INC.

PROXY STATEMENT FOR

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JANUARY 27, 2021

ATTENDANCE AND VOTING MATTERS

DATE, TIME, AND PLACE OF MEETING

This Proxy Statement is provided to you by the Board of Directors (the “Board”) of Lannett Company, Inc. (“Lannett” or the “Company”) in connection with the 2021 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held on January 27, 2021 at 9:00 a.m. Eastern Time, online by remote communication or at any adjournments or postponements of the Annual Meeting for the purposes set forth in the accompanying Notice of Annual Meeting. We intend to mail this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders on or about December 18, 2020 to all stockholders of the Company entitled to vote at the Annual Meeting.

VOTING METHODS

You may vote on matters to come before the Annual Meeting in three ways:

●	You may attend the Annual Meeting and cast your vote online by remote communication; or

●	You may vote by internet or by phone by following the instructions set forth on the proxy card; or

●

You may vote by signing and returning the enclosed proxy card by mail. If you do so, the individual named on the card will vote your shares in the manner you indicate. You may revoke your proxy at any time prior to the Annual Meeting by sending written notice to the Secretary of the Company at 1150 Northbrook Drive, Suite 155, Trevose, Pennsylvania 19053, or by attending the virtual meeting.

If you attend the virtual Annual Meeting to cast your vote and you are holding your stock in a brokerage account (“street name”), you will need to provide a legal proxy obtained from your broker by following the instructions on the enclosed proxy card.

You are entitled to cast one vote for each share of Lannett common stock owned on the record date, December 3, 2020. As of the record date, there were 41,700,297 shares of Lannett common stock outstanding. Stockholders are not entitled to cumulative voting in the election of directors.

QUORUM

A quorum of stockholders is necessary to hold a valid meeting for the transaction of business. If the holders of a majority of Lannett common stock are present at the meeting, online by remote communication or by proxy, a quorum will exist. Abstentions and “broker non-votes” are counted as present for purposes of establishing a quorum.

VOTE NECESSARY FOR ACTION

Directors are elected by a plurality vote of shares present by remote communication or by proxy at the Annual Meeting. Each other action to be considered by the stockholders will be approved by the affirmative vote of at least a majority of the shares present by remote communication or by proxy at the meeting and entitled to vote on the matter. For any proposal, an abstention will have the same effect as a vote against the proposal. Broker non-votes will not be voted for or against any of these proposals and will have no effect on any of these proposals.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements. Any statements made in this Proxy Statement that are not statements of historical fact or that refer to estimated or anticipated future events are forward-looking statements. We have based our forward-looking statements on management’s beliefs and assumptions based on information available to them at this time. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue,” or “pursue,” or the negative other variations thereof or comparable terminology, are intended to identify forward-looking statements. Such forward-looking statements reflect our current perspective of our business, future performance, existing trends and information as of the date of this filing. These include, but are not limited to our beliefs about future revenue and expense levels, growth rates, prospects related to our strategic initiatives and business strategies, express or implied assumptions about government regulatory action or inaction, anticipated product approvals and launches, business initiatives and product development activities, assessments related to clinical trial results, product performance and competitive environment, and anticipated financial performance. The statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. We caution the reader that certain important factors may affect our actual operating results and could cause such results to differ materially from those expressed or implied by forward-looking statements. Lannett is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise and other events or factors, many of which are beyond our control, including those resulting from events, or the prospect of such events, such as public health issues including health epidemics or pandemics, such as the recent outbreak of the novel coronavirus (“COVID-19”), whether occurring in the United States or elsewhere, which could disrupt our operations, disrupt the operations of our suppliers and business development or other strategic partners, disrupt the global financial markets or result in political or economic instability. We believe the risks and uncertainties discussed under “Item 1A - Risk Factors” contained in the Company’s Annual Report on Form 10-K and from time to time in our SEC filings may affect our actual results.

We disclaim any obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. We also may make additional disclosures in our Form 10-K, Form 10-Q, Current Reports on Form 8-K and in other filings that we may make from time to time with the SEC. Other factors besides those listed here could also adversely affect us.

BOARD OF DIRECTORS

The Role of the Board and Risk Oversight

The Board is responsible for overall corporate governance as well as for management and the strategic direction of the Company as a whole. The corporate governance guidelines are available at www.lannett.com. The Board and various committees of the Board meet regularly to discuss operating and financial reports presented by the Company, including but not limited to the Chief Executive Officer, Chief Financial Officer, and other members of management.

Assessing and managing risk is the responsibility of management; however, the Board, through the Audit Committee, provides oversight and reviews various details regarding the Company’s risk mitigation efforts. The Board is engaged in the Company’s strategic planning efforts, which include evaluating the objectives and risks associated with these initiatives.

Through the Board’s committees, the Board maintains broad oversight over various functions within the Company. The Audit Committee, under its charter, reviews and discusses risk exposures and the steps management has taken to monitor and mitigate each risk. The Compensation Committee and the Governance and Nominating Committee monitor risks associated with succession planning and the attraction and retention of talent, as well as risks related to the design of compensation programs within the Company.

The Board has adopted a Code of Business Conduct and Ethics (the “code of ethics”). The code of ethics applies to all employees including the Company’s Chief Executive Officer, Chief Financial Officer, Corporate Controller, and other finance employees. The code of ethics is publicly available on our website at www.lannett.com. If the Company makes any substantive amendments to the code of ethics or grants any waiver, including any implicit waiver, from a provision of the code of ethics to our Chief Executive Officer, Chief Financial Officer, or Corporate Controller, we will disclose the nature of such amendment or waiver on our website or in a Current Report on Form 8-K.

The Board has established effective anti-hedging and anti-pledging policies. We have an insider trading policy which among other restrictions prohibits employees, officers and Directors, including Named Executive Officers (“NEOs”), from entering into short sales, calls or any other hedging transaction involving Lannett securities. In addition, the Board has a policy that prohibits Directors and NEOs from pledging Lannett stock. None of our Directors or NEOs have pledged Lannett stock as collateral for personal loans or other obligations.

The members of the Board are expected to attend all Board meetings whether in person or via teleconference. Additionally, members of the Board are expected to attend the Annual Meeting.

The Board met six times during the fiscal year ended June 30, 2020 (“Fiscal 2020”). In addition to meetings of the Board, Directors attended meetings of individual Board committees. Each of the Directors attended 100% of the Board meetings and meetings of Board committees of which they were a member during Fiscal 2020. All Directors were present at the 2020 Annual Meeting.

During the past year, the Board has prioritized providing meaningful oversight and guidance to management during the COVID-19 global pandemic. In mid-March 2020, preceded by earlier calls with management, the Board held a special Board meeting, in which management presented: 1) a business continuity plan as it related to the COVID-19 virus, which included – but was not limited to – control and decision charts that addressed corporate-wide actions to be taken at different levels of the spread and severity of the virus; 2) internal and external communication actions, which included – but was not limited to – providing Center for Disease Control (“CDC”) guidelines to employees and beginning remote work procedures; 3) the status of the Company’s supply chain, which included – but was not limited to – business partners, API and excipient suppliers, and transportation and shipment providers; and 4) an analysis of our customers’ situations and any changes in demand for product. Since the beginning of the pandemic, the Board and management have worked closely together to monitor the crisis and ascertain the Company’s success.

As the Board and management have been busy navigating this crisis, we have been striving to better communicate our policies and goals regarding corporate stewardship and environmental, society, and corporate governance (“ESG”). The Board and the Company are – and have been - committed to a sustainable future, one that is centered on a reduced environmental footprint, effective use of natural resources and a comprehensive approach to managing carbon intensity that strengthens our quality-oriented focus of providing affordable pharmaceuticals to patients who depend on them. As part of this effort to best communicate our stewardship performance with our shareholders and stakeholders, we are annually and quarterly posting to our website (www.lannett.com/approach/sustainability/) important environmental monitoring metrics and levels such as corporate freshwater intensity, corporate energy usage, corporate climate impact, and corporate waste management. With best practices for corporate stewardship and ESG policies in mind, in this coming year we intend to communicate to our shareholders pertinent information regarding certain programs, plans and initiatives dealing with corporate risk assessment and mitigation, governance programs, long-term strategy, R&D ethics, business ethics, health and safety, government lobbying, supplier ethics, and other stakeholder and societal issues.

Along with increasing our corporate stewardship and ESG disclosure levels, the Board has been actively improving and tightening other governance affairs. This year the Board has put in place an expanded compensation recovery or “clawback” provision for all executive officers. Under the new “clawback” provision, if the Company is required to issue a material financial restatement as a result of fraud or other misconduct, the Board may, in its discretion, seek to recoup any excess performance-based short-term or long-term incentive compensation awarded during the three-year period following the originally filed financial statement(s) from any executive officer who knew about or should have known of the fraud or misconduct and took no action to prevent it. More information on this new provision can be found in the “Compensation Discussion and Analysis” on page 14 of this proxy. Moreover, as it relates to improving corporate governance, we have fortified our Audit Committee by adding Board member, Dr. Melissa Rewolinski, to its ranks, which will broaden the Committee’s skill set. With the Committee’s deepened experience and knowledge base, it has added to its duties and responsibilities oversight for the Company’s Enterprise Risk Management (“ERM”), including enterprise risk assessments, analysis and mitigation efforts. And lastly, to further encourage alignment with shareholder interest, the Board has established stock ownership and retention requirements for executive officers; that is, within five years of first being subject to the guidelines, our CEO and other executive officers are required to achieve and maintain ownership levels based on a 3.0x and 1.5x multiple of base salary, respectively. More information on these guidelines can be found in the “Compensation Discussion and Analysis” on page 14 of this proxy.

Board Leadership Structure

The Company’s Corporate Governance Guidelines provide that a majority of our Directors should meet New York Stock Exchange (“NYSE”) independence requirements. A director will not be considered independent unless the Board determines that the director meets the NYSE independence requirements and has no relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of the director.

Our Board leadership structure is one under which Patrick G. LePore serves as the non-executive, independent Chairman of the Board. We currently have six other Directors, including Timothy C. Crew, Chief Executive Officer. Five of the seven Directors currently serving on the Board of Directors are “independent” as defined by the NYSE. During Fiscal 2020, the board had four permanent committees: the Audit Committee, Compensation Committee, Governance and Nominating Committee, and Strategic Planning Committee. In October 2020, the Board assumed the responsibilities of the Strategic Planning Committee, including overseeing the Company’s medium and long-term business strategies, and subsequently dissolved the committee of the Board. In addition, the non-management members of the Board of Directors meet regularly without management directors or management personnel present.

The Board believes that the role of Chairman of the Board and Chief Executive Officer should be separate, and that the Chairman should not be an employee of the Company. The Board believes that this separation benefits the stockholders in the form of increased oversight. As further oversight, the independent Board members also meet throughout the year in executive sessions where neither management personnel nor other non-independent directors are present. In the Company’s case, this excluded Jeffrey Farber and Timothy C. Crew, Chief Executive Officer.

Overall, we believe that the separation of the Chairmanship and Chief Executive Officer positions, our strong committee system, and regular non-management director and independent director meetings allow for effective Board oversight of management.

Communicating with the Board of Directors

Interested persons may contact the non-management directors by sending written comments to 1150 Northbrook Drive, Suite 155, Trevose, Pennsylvania 19053 Attn: Board of Directors. The original communication as addressed, or a summary of the submissions will be forwarded to the directors for discussion in the next directors meeting. If a summary of the communication is provided, the original communication will be maintained on file and available for the directors’ review upon request.

Board Committees

In Fiscal 2020, the Board had four permanent committees - Audit Committee, Compensation Committee, Governance and Nominating Committee and Strategic Planning Committee. There were nine (9) Audit Committee meetings, four (4) Compensation Committee meetings, and four (4) Governance and Nominating Committee meetings held during Fiscal 2020. In October 2020, the Board dissolved the Strategic Planning Committee, which held no meetings during Fiscal 2020. In August 2018, the Board formed a Special Committee to provide oversight and strategic advice following JSP’s decision not to renew the JSP contract, as well as to provide assistance in evaluating potential capital restructuring and cost reduction efforts. The Special Committee met four (4) times during Fiscal 2020. In February 2019, the Board also formed a Special Stockholder Demand Committee for the purpose of investigating and responding to various stockholder demands against the Company; the Special Stockholder Demand Committee met five (5) times in Fiscal 2020. In October 2020, the Board dissolved the Special Stockholder Demand Committee following the resolution of shareholder derivative lawsuits. The following table shows the directors who are currently members of each permanent Board Committee:

		Compensation	Governance and
Name	Audit Committee	Committee	Nominating Committee
John C. Chapman	Chairman	Member	—
Timothy C. Crew	—	—	—
David Drabik	Member	Member	Chairman
Jeffrey Farber	—	—	—
Patrick G. LePore, Chairman of the Board	—	—	Member
Melissa Rewolinski	Member*	—	—
Paul Taveira	Member	Chairman	Member

*Dr. Rewolinski joined the Board in July 2019 and was appointed a member of the Audit Committee effective July 1, 2020.

The Audit Committee has responsibility for overseeing the Company’s financial reporting process on behalf of the Board. In addition, Audit Committee responsibilities include selection of the Company’s independent auditors, conferring with the independent auditors regarding their audit of the Company’s Consolidated Financial Statements, pre-approving and reviewing the independent auditors’ fees and considering whether non-audit services are compatible with maintaining their independence, and considering the adequacy of internal financial controls. The Audit Committee operates pursuant to a written charter adopted by the Board, which is available on the Company’s website at www.lannett.com. The charter describes the nature and scope of the Audit Committee’s responsibilities. All members of the Audit Committee are independent directors as defined by the rules of the NYSE. See “Report of the Audit Committee.”

Financial expert on Audit Committee: The Board has determined that John C. Chapman, current director and chairman of the Audit Committee, is the Audit Committee financial expert as defined in section 3(a)(58) of the Exchange Act and the related rules of the Commission.

The Compensation Committee establishes and regularly reviews the Company’s compensation philosophy, strategy, objectives and ethics and determines the compensation of the executive officers of the Company. For a discussion on the Compensation Committee’s process and factors used in determining executive compensation refer to “Compensation Discussion and Analysis” starting on page 14. The Compensation Committee also administers the Company’s equity compensation plans. The Compensation Committee operates pursuant to a written charter adopted by the Board, which is available on the Company’s website at www.lannett.com. All members of the Compensation Committee are independent directors as defined by the rules of the NYSE.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee during Fiscal 2020 or as of the date of this Proxy Statement is or has been an officer or employee of the Company and no executive officer of the Company served on the compensation committee or board of any company that employed any member of the Company’s Compensation Committee or Board.

The Governance and Nominating Committee is responsible for identifying and evaluating individuals qualified to become Board members and for recommending such individuals for nomination. All candidates must possess an unquestionable commitment to high ethical standards and have a demonstrated reputation for integrity. Other factors considered in identifying and evaluating candidates include an individual’s business experience, education, civic and community activities, knowledge and experience with respect to the issues impacting the pharmaceutical industry and public companies, as well as the ability of the individual to devote the necessary time to service as a director.

Once a person has been identified by the Governance and Nominating Committee as a potential candidate, the Governance and Nominating Committee performs a robust review, which includes collection of outside information, to include publicly available information and all other relevant information available to determine if the person should be considered further. Once this determination has been made the person is contacted. If the person expresses a willingness and interest to be considered to serve on the Board, the Governance and Nominating Committee will request further information from the candidate including resumes, references and other relevant information. A formal interview process is then held. The Governance and Nominating Committee will then consider all information, qualifications, and accomplishments, including comparisons to other potential candidates before making its final decision.

The Governance and Nominating Committee will also consider candidates recommended by stockholders. All nominees will be evaluated in the same manner, regardless of whether they were recommended by the Governance and Nominating Committee or recommended by a stockholder. To have a candidate considered by the Governance and Nominating Committee, a stockholder must submit the recommendation in writing and must include the following information:

●	The name of the stockholder and evidence of the person’s ownership of Company stock, including the number of shares owned and the length of ownership; and

●

The name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company and the person’s consent to be considered as a director nominee if recommended by the Governance and Nominating Committee to the Board and nominated by the Board to be included in the Proxy Statement for election at the Annual Meeting.

The stockholder recommendation and information described above must be sent to the Company at 1150 Northbrook Drive, Suite 155, Trevose, Pennsylvania 19053, and must be received not less than 90 days prior to the anniversary date of the Company’s most recent Annual Meeting.

The Governance and Nominating Committee operates pursuant to a written charter adopted by the Board, which is available on the Company’s website at www.lannett.com. All members of the Governance and Nominating Committee are independent directors as defined by the rules of the NYSE.

Executive Sessions of Independent Directors

In accordance with the rules and regulations of the NYSE, non-management independent directors meet at regularly scheduled executive sessions without management participation. At least once a year, an executive session is held with only independent Directors. Executive sessions are chaired by the non-executive, independent, Chairman of the Board.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is comprised of four independent directors (as defined in section 303(A) of the NYSE listing company manual) and maintains a written charter in accordance with rules of the NYSE.

Management is primarily responsible for the Company’s financial statements and related internal controls over financial reporting. The independent registered public accounting firm is responsible for performing an audit of the Company’s Consolidated Financial Statements and related internal controls over financial reporting. The Audit Committee’s responsibility is to monitor the Company’s financial reporting and internal control processes and to review the performance and independence of the Company’s independent registered public accounting firm.

Management has represented to the Audit Committee that the Company’s Consolidated Financial Statements were prepared, in all material respects, in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the Consolidated Financial Statements with management and the independent registered public accounting firm.

The Audit Committee has received from its independent registered public accounting firm written communications regarding the matters required to be discussed with the Audit Committee. These matters included information regarding the scope and results of their audit of the Company’s financial statements, including with respect to (i) their responsibilities under generally accepted auditing standards, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant accounting adjustments, (v) any disagreements with management and (vi) any difficulties encountered in performing the audit. The Committee discussed these matters with the Company’s independent registered public accounting firm, with and without management present.

The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures required by the Public Company Accounting Oversight Board, and the Audit Committee discussed the firm’s independence with the independent registered public accounting firm. The Audit Committee also pre-approved all Fiscal 2020 audit and non-audit services and fees and concluded that the non-audit services performed, and related fees did not impair the independence of the independent registered public accounting firm.

Based upon the Audit Committee’s discussions and reviews referred to above, the Audit Committee recommended that the audited Consolidated Financial Statements be included in Lannett’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020 as filed with the Securities and Exchange Commission.

Audit Committee:

John C. Chapman (Chairman)
David Drabik
Paul Taveira
Melissa Rewolinski

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of October 31, 2020, information regarding the security ownership of the directors and certain executive officers of the Company and persons known to the Company to be beneficial owners of more than five (5%) percent of the Company’s common stock. Although some grants of restricted stock under the Company’s 2011 and 2014 Long Term Incentive Plans (“LTIPs”) vest equally over time from the grant date, the restricted shares are included below because the voting rights with respect to such restricted stock are acquired immediately upon grant.

Name and Address of
Beneficial Owner /		Excluding Options (*)					Including Options (**)
Director / Executive		Shares Held	Shares Held	Total		Percent of	Number of		Percent of
Officer	Office	Directly	Indirectly	Shares		Class	Shares		Class

John M. Abt
1150 Northbrook Drive, Suite 155	VP and Chief Quality
Trevose, Pennsylvania 19053	and Operations Officer	96,800	—	96,800	(1)	0.23%	115,113	(1), (2)	0.28%

Maureen Cavanaugh	Senior VP & Chief
1150 Northbrook Drive, Suite 155	Commercial Operations
Trevose, Pennsylvania 19053	Officer	118,120	—	118,120	(3)	0.28%	135,270	(3), (4)	0.32%

John Chapman
1150 Northbrook Drive, Suite 155
Trevose, Pennsylvania 19053	Director	85,005	—	85,005		0.20%	85,005		0.20%

Timothy Crew
1150 Northbrook Drive, Suite 155
Trevose, Pennsylvania 19053	Chief Executive Officer	399,963	—	399,963	(5)	0.96%	487,799	(5), (6)	1.17%

David Drabik
1150 Northbrook Drive, Suite 155
Trevose, Pennsylvania 19053	Director	84,958	—	84,958		0.20%	84,958		0.20%

Robert Ehlinger
1150 Northbrook Drive, Suite 155	VP and Chief
Trevose, Pennsylvania 19053	Information Officer	70,911	—	70,911	(7)	0.17%	112,774	(7), (8)	0.27%

Jeffrey Farber
1150 Northbrook Drive, Suite 155
Trevose, Pennsylvania 19053	Director	1,668,510	2,552,140	4,220,650	(9)	10.14%	4,220,650	(9)	10.08%

David Farber
1150 Northbrook Drive, Suite 155
Trevose, Pennsylvania 19053		1,885,870	1,766,149	3,652,019	(10)	8.77%	3,652,019	(10)	8.73%

Samuel H. Israel
1150 Northbrook Drive, Suite 155
Trevose, Pennsylvania 19053	Chief Legal Officer and General Counsel	121,620	—	121,620	(11)	0.29%	149,631	(11), (12)	0.36%

John Kozlowski	VP of Finance,
1150 Northbrook Drive, Suite 155	Chief Financial Officer and
Trevose, Pennsylvania 19053	Principal Accounting Officer	104,280	—	104,280	(13)	0.25%	139,949	(13), (14)	0.33%

Patrick G. Lepore
1150 Northbrook Drive, Suite 155
Trevose, Pennsylvania 19053	Chairman of the Board, Director	240,326	—	240,326		0.58%	240,326		0.57%

Melissa Rewolinski
1150 Northbrook Drive, Suite 155
Trevose, Pennsylvania 19053	Director	44,771	—	44,771		0.11%	44,771		0.11%

Paul Taveira
1150 Northbrook Drive, Suite 155
Trevose, Pennsylvania 19053	Director	90,401	—	90,401		0.22%	90,401		0.22%

All directors and executive officers as a group
(12 persons)		3,125,665	2,552,140	5,677,805		13.63%	5,906,647		14.11%

(1)	Includes 73,722 unvested shares received pursuant to restricted stock awards granted in April 2018, July 2018, July 2019, July 2020, and September 2020.

(2)

Includes 1,970 vested options to purchase common stock at an exercise price of $59.20 per share, 1,155 vested options to purchase common stock at an exercise price of $31.30 per share, 2,759 vested options to purchase common stock at an exercise price of $17.40 per share, 4,302 vested options to purchase common stock at an exercise price of $12.20 per share, and 8,127 vested options to purchase common stock at an exercise price of $6.57 per share.

(3)Includes 99,493 unvested shares received pursuant to restricted stock awards granted in May 2018, July 2019, and July 2020.

(4)Includes 17,150 vested options to purchase common stock at an exercise price of $6.57 per share.

(5)	Includes 312,626 unvested shares received pursuant to restricted stock awards granted in January 2018, July 2018, July 2019, and July 2020.

(6)

Includes 21,402 vested options to purchase common stock at an exercise price of $23.65 per share, 14,417 vested options to purchase common stock at an exercise price of $12.20 per share, and 52,017 vested options to purchase common stock at an exercise price of $6.57 per share.

(7)	Includes 36,010 unvested shares received pursuant to restricted stock awards granted in July 2018, July 2019, and July 2020.

(8)

Includes 11,667 vested options to purchase common stock at an exercise price of $13.86 per share, 10,000 vested options to purchase common stock at an exercise price of $34.77 per share, 6,300 vested options to purchase common stock at an exercise price of $59.20 per share, 968 vested options to purchase common stock at an exercise price of $31.30 per share, 2,759 vested options to purchase common stock at an exercise price of $17.40 per share, 3,712 vested options to purchase common stock at an exercise price of $12.20 per share, and 6,457 vested options to purchase common stock at an exercise price of $6.57 per share.

(9)

Includes 994,412 shares held by the Jeffrey Farber Family Foundation which is managed by Jeffrey Farber. Jeffrey Farber disclaims beneficial ownership of these shares. Includes 30,000 shares held by the Jeffrey and Jennifer Farber Family Foundation which is managed by Jeffrey Farber. Jeffrey Farber disclaims beneficial ownership of these shares. Includes 528,122 shares held by Farber Family LLC (“FFLLC”) which is managed by Jeffrey and David Farber. David Farber and Jeffrey Farber each disclaim beneficial ownership of these shares. Includes 73,408 shares held by Jeffrey Farber as custodian for his children, 17,279 shares held as joint custodian with David Farber for a relative, and also includes 38,000 shares held by Farber Investment Company (“FIC”). Jeffrey Farber and David Farber each beneficially own 25% of FIC and each disclaim beneficial ownership of all but 9,500 shares held by FIC. Includes 870,919 shares held by a Grantor Retained Annuity Trust, in which Jeffrey Farber is the trustee.

(10)

Includes 854,443 shares held by the David and Nancy Family Foundation. David Farber disclaims beneficial ownership of these shares. Includes 528,122 shares held by FFLLC which is managed by Jeffrey and David Farber. David Farber and Jeffrey Farber each disclaim beneficial ownership of these shares. Includes 180,145 shares held by David Farber as joint custodian with his children, 148,160 shares held as trustee for his children and 17,279 shares held as joint custodian with Jeffrey Farber for a relative. David Farber disclaims beneficial ownership of these shares. Also includes 38,000 shares held by FIC. Jeffrey Farber and David Farber each beneficially own 25% of FIC and each disclaim beneficial ownership of all but 9,500 shares held by FIC.

(11)	Includes 89,846 unvested shares received pursuant to restricted stock awards granted in July 2018, July 2019, and July 2020.

(12)

Includes 2,759 vested options to purchase common stock at an exercise price of $17.40 per share, 9,110 vested options to purchase common stock at an exercise price of $12.20 per share, and 16,142 vested options to purchase common stock at an exercise price of $6.57 per share.

(13)	Includes 81,512 unvested shares received pursuant to restricted stock awards granted in July 2018, July 2019, July 2020, and September 2020.

(14)

Includes 4,000 vested options to purchase common stock at an exercise price of $4.16 per share, 9,334 vested options to purchase common stock at an exercise price of $13.86 per share, 4,200 vested options to purchase common stock at an exercise price of $34.77 per share, 6,635 vested options to purchase common stock at an exercise price of $12.20 per share, and 11,500 vested options to purchase common stock at an exercise price of $6.57 per share.

* Percent of class calculation is based on 41,625,636 outstanding shares of common stock at October 31, 2020.

** Assumes that all options exercisable within sixty days of October 31, 2020 have been exercised.

The following table sets forth, as of October 31, 2020, information regarding the names and addresses of the stockholders known to the Company to be beneficial owners of more than five (5%) percent of the Company’s common stock.

	Number of		Percent of
Name and Address of Beneficial Owner	Shares		Class

BlackRock, Inc.
55 East 52nd Street
New York, NY 10055	5,227,912	(1)	13.0%

D.E. Shaw & Co., L.P.
1166 Avenue of the Americas, 9th Floor, 6th Ave
New York, NY 10036	3,412,246	(2)	8.50%

JP Morgan Chase & Co.
383 Madison Avenue
New York, NY 10179	2,765,513	(3)	6.80%

The Vanguard Group
100 Vanguard Blvd.
Malvern, PA 19355	2,360,972	(4)	5.85%

LSV Asset Management
155 N Wacker Dr, Suite 4600
Chicago, IL 60606	2,099,152	(5)	5.21%

Highbridge Capital Management, LLC
277 Park Avenue, 23rd Floor
New York, New York 10172	2,128,841	(6)	5.01%

(1)

Based on Schedule 13G/A filed by Blackrock, Inc. with the SEC on February 4, 2020, Blackrock, Inc. has sole voting power over 5,172,055 shares, shared voting power over 0 shares, sole dispositive power over 5,227,912 shares and shared dispositive power over 0 shares.

(2)

Based on Schedule 13G/A filed by D.E. Shaw & Co., L.P. with the SEC on February 14, 2020, D.E. Shaw & Co., L.P. has sole voting power over 0 shares, shared voting power over 3,320,872 shares, sole dispositive power over 0 shares and shared dispositive power over 3,412,246 shares.

(3)

Based on a Schedule 13G filed by JP Morgan Chase & Co. with the SEC on January 24, 2020, JP Morgan Chase & Co. has sole voting power over 2,492,538 shares, shared voting power over 0 shares, sole dispositive power over 2,735,913 shares and shared dispositive power over 0 shares.

(4)

Based on a Schedule 13G filed by The Vanguard Group with the SEC on February 11, 2020, The Vanguard Group has sole voting power over 34,000 shares, shared voting power over 3,946 shares, sole dispositive power over 2,330,532 shares and shared dispositive power over 30,440 shares.

(5)

Based on Schedule 13G filed by LSV Asset Management with the SEC on February 11, 2020, LSV Asset Management has sole voting power over 1,309,713 shares, shared voting power over 0 shares, sole dispositive power over 2,099,152 shares and shared dispositive power over 0 shares.

(6) Based on Schedule 13G filed by Highbridge Capital Management, LLC with the SEC on July 20, 2020, Highbridge Capital Management, LLC has sole voting power over 0 shares, shared voting power over 2,128,841 shares, sole dispositive power over 0 shares and shared dispositive power over 2,128,841 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, officers and persons who own more than 10% of a registered class of the Company’s equity securities to file with the SEC reports of ownership and changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater-than-10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during Fiscal 2020, all filing requirements applicable to its officers, directors and greater-than-10% beneficial owners under Section 16(a) of the Exchange Act were complied with in a timely manner, except for one Form 4 for Jeffrey Farber reporting a single sale of 142 shares. The transaction was subsequently reported on a Form 5 and Jeffrey Farber disclaims beneficial ownership of these shares.

DIRECTORS AND OFFICERS

The directors and executive officers of the Company are set forth below:

	Age	Position
Directors:

Patrick G. LePore	65	Chairman of the Board

John C. Chapman	66	Director

Timothy C. Crew	59	Director

David Drabik	52	Director

Jeffrey Farber	60	Director

Melissa Rewolinski	51	Director

Paul Taveira	61	Director

Officers:

Timothy C. Crew	59	Chief Executive Officer

John Kozlowski	48	Vice President of Finance, Chief Financial Officer and Principal Accounting Officer

John M. Abt	55	Vice President and Chief Quality and Operations Officer

Maureen M. Cavanaugh	61	Senior Vice President and Chief Commercial Operations Officer

Robert Ehlinger	63	Vice President and Chief Information Officer

Samuel H. Israel	59	General Counsel and Chief Legal Officer

Patrick G. LePore — See “Proposal No. 1 - Election of Directors” for information pertaining to Mr. LePore.

John C. Chapman — See “Proposal No. 1 - Election of Directors” for information pertaining to Mr. Chapman.

Timothy C. Crew — See “Proposal No. 1 - Election of Directors” for information pertaining to Mr. Crew.

David Drabik — See “Proposal No. 1 - Election of Directors” for information pertaining to Mr. Drabik.

Jeffrey Farber — See “Proposal No. 1 - Election of Directors” for information pertaining to Mr. Farber.

Melissa Rewolinski — See “Proposal No. 1 - Election of Directors” for information pertaining to Dr. Rewolinski.

Paul Taveira — See “Proposal No. 1 - Election of Directors” for information pertaining to Mr. Taveira.

Timothy C. Crew was appointed as the Company’s Chief Executive Officer and a Director of the Company in January 2018. Mr. Crew has more than 30 years of experience in the generic and branded pharmaceutical industries. Previously, he served as Chief Executive Officer of Cipla North America, a global pharmaceutical company based in Mumbai, India. Before Cipla, he worked for eight years at Teva Pharmaceuticals Industries Ltd. (“Teva”), where he ultimately served as Senior Vice President and Commercial Operating Officer of the North American Generics division, the world’s largest generic operation with multibillion dollars of annual sales. Before that, he was Teva’s Vice President, Alliances and Business Development. Mr. Crew was also an Executive Vice President, North America, for Dr. Reddy’s Laboratories Ltd. Mr. Crew began his pharmaceutical career at Bristol-Myers Squibb, where he held a number of senior management positions in global marketing, managed healthcare, marketing, business development and strategic planning. Prior to his pharmaceutical roles, Mr. Crew served in the United States Army, where he rose to the rank of Captain. Mr. Crew earned a Bachelor of Arts degree in economics from Pomona College and a Masters of Business Administration degree from Columbia Business School.

John Kozlowski joined the Company in 2009 and was promoted in 2010 to Corporate Controller. In 2016, Mr. Kozlowski was promoted to Vice President Financial Operations & Corporate Controller. In October 2017, Mr. Kozlowski was promoted to Chief Operating Officer. In April 2018, Mr. Kozlowski was promoted to Chief of Staff and Strategy Officer. In August 2019, Mr. Kozlowski succeeded Martin Galvan as the Vice President of Finance and Chief Financial Officer. In July 2020, Mr. Kozlowski was also appointed the Principal Accounting Officer. Prior to joining the Company, Mr. Kozlowski served in senior finance and accounting roles for Optium Corporation and Finisar Australia. He earned a Bachelor of Arts degree in finance from James Madison University and a Masters of Business Administration degree from Rider University.

John M. Abt joined the Company in March 2015 as Vice President of Quality and was promoted to Vice President and Chief Quality and Operations Officer in April 2018. Prior to joining the Company, Mr. Abt held senior level positions in both quality and operations and has extensive knowledge in pharmaceutical manufacturing, quality, strategy, business improvement and site transformation. Prior to joining the Company, he most recently served as Teva Pharmaceuticals’ Vice President Global Quality Strategy, overseeing the development and implementation of strategy and associated initiatives for the global quality organization. Before that, he held a number of leadership positions of increasing responsibility in operations, continuous improvement, quality systems and compliance. He earned his Doctorate in Business Administration from Temple University, Masters of Administrative Science in Business Management from Johns Hopkins University and a Bachelor of Science in Biochemistry from Niagara University.

Maureen M. Cavanaugh joined the Company in May 2018 as Senior Vice President and Chief Commercial Operations Officer. Prior to joining the Company, Ms. Cavanaugh spent the past 11 years at Teva, most recently as Senior Vice President, Chief Commercial Officer, North American Generics. Earlier at Teva, Ms. Cavanaugh served as Senior Vice President and General Manager, US Generics and before that held a variety of positions in sales, marketing and customer operations. Ms. Cavanaugh also previously served as Senior Director of Marketing at PAR Pharmaceuticals, as Director, Product Management and Marketing Research at Sandoz Inc., and held a number of finance, sales and marketing operations positions at Bristol Myers-Squibb. Ms. Cavanaugh earned a Bachelor of Science in Business Administration degree from LaSalle University and a Masters of Business Administration degree from Rider University.

Robert Ehlinger joined the Company in July 2006 as Chief Information Officer. In June 2011, Mr. Ehlinger was promoted to Vice President of Logistics and Chief Information Officer. Prior to joining Lannett, Mr. Ehlinger was the Vice President of Information Technology at MedQuist, Inc., a healthcare services provider, where his career spanned 10 years in progressive operational and technology roles. Prior to MedQuist, Mr. Ehlinger was with Kennedy Health Systems as their Corporate Director of Information Technology supporting acute care and ambulatory care health information systems and biomedical support services. Earlier on, Mr. Ehlinger was with Dowty Communications where he held various technical and operational support roles prior to assuming the role of International Distribution Sales Executive managing the Latin America sales distribution channels. Mr. Ehlinger received a Bachelor’s of Arts degree in Physics from Gettysburg College in Gettysburg, PA.

Samuel H. Israel joined the Company in July 2017 as General Counsel and Chief Legal Officer. Prior to joining Lannett, Mr. Israel was a partner with Fox Rothschild LLP, a national, full-service law firm, with 26 offices that provide services in more than 60 practice areas, since 1998. He served as chair of the firm’s Pharmaceutical and Biotechnology Practice and handled a variety of commercial litigation matters. Mr. Israel earned a Bachelor of Science degree in Chemical Engineering from the University of Pennsylvania and a Juris Doctor degree with honors from Rutgers University School of Law.

To the best of the Company’s knowledge, there have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions that are material to the evaluation of the ability or integrity of any director, executive officer, or significant employee during the past ten years.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes our Fiscal 2020 Executive Compensation Program. It provides an overview of the compensation program for the following Named Executive Officers (“NEOs”) and how the Compensation Committee of the Board of Directors (“the Committee”) made its decisions for our 2020 Fiscal Year.

NEO	Title/Role
Timothy C. Crew	Chief Executive Officer (“CEO”)
John Kozlowski	Vice President of Finance, Chief Financial Officer and Principal Accounting Officer*
Maureen Cavanaugh	Senior Vice President and Chief Commercial Operations Officer
Samuel H. Israel	Chief Legal Officer and General Counsel
John Abt	Vice President and Chief Quality and Operations Officer
Martin P. Galvan	Former Vice President of Finance and Chief Financial Officer*

*

Mr. Galvan retired from the Company effective August 30, 2019 and Mr. Kozlowski assumed the role of Vice President, Finance and Chief Financial Officer effective August 31, 2019 and also assumed the Principal Accounting Officer role effective July 13, 2020.

Say on Pay Results in 2020

At our annual stockholders meeting in January 2020, our stockholders approved the “say-on-pay” proposal, with approximately 95% of votes cast in support of our executive compensation program.

Although this vote is non-binding, its outcome, along with stockholder feedback and the competitive business environment, plays an important role in how the Committee makes decisions about the program’s structure. To this end, the Committee periodically conducts reviews of the Executive Compensation Program, monitors industry practices and seeks feedback from some of our largest investors. Based in part on this feedback, the Committee introduced performance shares tied to the Company’s three-year total stockholder returns relative to companies in the S&P Pharmaceuticals Select Industry Index as part of the long-term incentive program for NEOs in Fiscal 2018 and increased its weighting from 25% to 33.3% of the target award opportunity in Fiscal 2019 and 2020. Our executive compensation program for NEOs continues to place a significant emphasis on performance-based variable pay tied to key strategic objectives. We also maintain stock ownership requirements for executive officers and non-employee directors, and our Board of Directors recently approved an expanded compensation recovery or “clawback” provision amending all executive officer employment contracts in the event of the need for a restatement of financial statement arising from fraud or misconduct. We believe these actions demonstrate our responsiveness to stockholder feedback and our ongoing commitment to aligning executive pay with performance and long-term value creation.

The following pages of this CD&A highlight performance results since Fiscal 2017 that have had a direct impact on the compensation paid to our NEOs over the same period of time. It looks specifically at the performance measures used in the short- and long-term incentive awards under the Executive Compensation Program that the Committee believes drive stockholder value. It also describes recently approved changes for Fiscal 2021 to further align our Executive Compensation Program with our objectives and best competitive practice.

COVID-19 Impact and Response

The COVID-19 pandemic poses serious health risks for all companies and the general public as well as financial challenges for many organizations. As a generic pharmaceutical company, we are considered to be an essential business and have maintained continuous operations throughout the pandemic. Over the past several years, we took a variety of actions to refocus our business on core generics, streamline our operations, strengthen our financial position and supply chain, and prioritize new product development to further diversify our portfolio and customer base. These initiatives, along with the hard work and dedication of our employees, has allowed us to successfully navigate through these challenging times. In March 2020, we implemented a variety of procedures and safeguards to help ensure the safety of employees at our manufacturing plants, distribution center, and research and development facilities, while enabling other staff to work remotely. As a result, we have continued to operate profitably (excluding impairment charges and certain non-cash and non-recurring expenses), minimize supply chain disruptions, and produce and distribute more than 100 high quality pharmaceutical products that address a wide variety of therapeutic needs. Demand for many of our products remains strong, although our profitability and sales for certain products have been adversely impacted by the pandemic.

Due to the continued uncertainty within the current environment, the Committee decided to defer the timing of base salary merit increases, excluding certain promotional adjustments, from the first quarter to the third quarter of Fiscal 2021. Additionally, the Committee slightly increased the emphasis on restricted stock for Fiscal 2021 equity grants to NEOs and other executives to further enhance retention. Equity grants and total compensation opportunities for NEOs will continue to emphasize at-risk, variable pay. The Committee will continue to carefully monitor COVID-19’s impact on our business and may consider additional actions or modifications to our executive compensation program as needed to help ensure it continues to reinforce strategic priorities and incentivize and retain our NEOs, while also being mindful of the pandemic’s impact on all company stakeholders.

A Word About Risk

The Committee believes that incentive plans, along with the other elements of the Executive Compensation Program, provide appropriate rewards to our NEOs to keep them focused on our goals. The Committee also believes that the program’s structure, along with its oversight, continues to provide a setting that does not encourage the NEOs to take excessive risks in their business decisions.

Executive Summary

Business Highlights

Fiscal 2020 included various challenges relating to the COVID-19 pandemic, as noted above, as well as many achievements. Most importantly, the Company was able to maintain operations, produce and distribute critical medications to patients and customers while providing a safe working environment for our employees during an unprecedented public health pandemic and broad economic shutdown. We continued to successfully execute on our strategy of growing our core business, launching new products, building our R&D pipeline, expanding strategic alliances, and reducing costs. We launched a total of 18 new products during Fiscal 2020, most of which have limited or moderate competitors, matching the record number of launches in Fiscal 2019. During a very challenging environment, we achieved our budgeted revenue goal, with nearly 23% of sales derived from new products launched in Fiscal 2019 and 2020. We also continued to operate profitably, based on adjusted metrics for Operating Income and EPS which exclude impairments, amortization, restructuring and non-cash interest expenses, and certain other non-recurring items. During Fiscal 2020, we completed certain refinancing transactions to lower interest expense and reduced our total debt by approximately $60 million. We also continued to execute on our cost savings program, which generated net annualized cost savings of approximately $33.0 million at the end of Fiscal 2020 when compared to the Fiscal 2018 expenses. During the first quarter of Fiscal 2021, we fully implemented a new restructuring and cost savings plan with expected annual savings of more than $15 million to help address ongoing competitive pricing pressure within the generic pharmaceuticals sector. We added a new non-employee director in July 2019 and continue to execute on a number of key strategic initiatives as discussed below. We believe these actions will better position the Company for long-term profitable growth and stockholder value creation.

In addition, we continued to make important advances in product development and mix, market share, and in our regulatory approval process, allowing us to efficiently and safely place our products that span a variety of categories on the market. As noted above, we have launched a total of 18 new products over each of the past two fiscal years, with additional launches planned in Fiscal 2021 and beyond. As of June 30, 2020, we had over 100 products available to the market. We also continue to capitalize on our strategic partnerships, both domestically and internationally. Since January 2018, we acquired or in-licensed approximately 60 ANDA products and entered into several new strategic alliance agreements which diversified and enhanced our revenue streams. In Fiscal 2020, we entered into commercialization agreements with several leading pharmaceutical companies that have the potential to significantly increase our future annual revenues. Included among these is a revised and expanded agreement with our strategic alliance partner, HEC Group, for an insulin-based product with significant market potential to treat type 1 and type 2 diabetes, which impacts 34 million Americans. We also entered into agreements with Respirant for inhalation products. We continue to make progress advancing these and other product candidates towards commercial launches over the next several years.

Our financial performance in Fiscal 2020 was adversely impacted by the COVID-19 pandemic and ongoing competitive pressures within the generic pharmaceutical industry. Despite these challenges, our executive leadership and other employees made significant progress in executing our strategic plan and positioning the Company for future growth. Excluding Fiscal 2019 sales associated with a former distribution agreement with Jerome Stevens Pharmaceuticals, which expired in March 2019, our annual revenues grew by approximately 19% in Fiscal 2020. Our Fiscal 2020 sales mix shifted towards lower margin products due to the pandemic, adversely impacting our profitability. Our financial results for Fiscal 2020 slightly exceeded the target performance goal for net sales and were over 90% of target levels for the profitability metrics under the Annual Bonus Plan. We achieved target results for refinancing goals under the strategic objectives component. Calculated award funding levels associated with the aforementioned targets as well as individual objectives under our Annual Bonus Plan were equal to approximately 83% of target funding for most NEOs. In July 2020, our NEOs received target equity grants based on a target value mix of 45% for restricted stock, 20% for stock options, and 35% for performance shares tied to our relative TSR vs. companies in the S&P Pharmaceuticals Select Index for the three-year performance cycle running from July 1, 2020 through June 30, 2023. Many outstanding stock options held by our NEOs are currently “underwater” and the value of many other outstanding equity awards are below grant date target values. Based on our interim relative TSR results through June 30, 2020, performance shares granted in Fiscal 2018 are tracking below threshold levels which, if sustained over the applicable three-year performance periods, would result in no awards being earned by NEOs, while Fiscal 2019 grants are tracking slightly above threshold levels (and below-target) and those granted in Fiscal 2020 are currently tracking at above-target levels.

Key financial performance highlights, as reported in accordance with GAAP requirements, are shown below. GAAP-based results for Fiscal 2020 reflect asset impairments and certain other non-cash and/or non-recurring expenses that are excluded from adjusted profitability metrics. Year over year declines vs. Fiscal 2019 results reflect continued challenging market conditions within the generic pharmaceuticals industry as well as the non-renewal of the former distribution agreement with Jerome Stevens Pharmaceuticals (JSP), which expired in March 2019 and had significantly contributed to our prior net sales and profitability. See the section of our Form 10-K entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for additional details and discussion of Company performance.

Total Net Sales ($000s)
$800,000
$700,000
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$0
$633,341
$684,563
$655,407
$545,744
FY 2017
FY 2018
FY 2019
FY 2020

Operating Income/Loss ($000s)
$250,000
$150,000
$50,000
($50,000)
($150,000)
($250,000)
($350,000)
$86,446
$129,696
($262,321)
$19,556
FY 2017
FY 2018
FY 2019
FY 2020

Diluted Earnings (Loss) Per Share
$2.00
$1.00
$0.00
($1.00)
($2.00)
($3.00)
($4.00)
($5.00)
($6.00)
($7.00)
($8.00)
($0.02)
$0.75
($7.20)
($0.86)
FY 2017
FY 2018
FY 2019
FY 2020

Indexed 4-Year TSR (from 6/30/2016)
140
120
100
80
60
40
20
0
2017
2018
2019
2020
Lannett
Peer Group Average†
NYSE

†Peer Group average pertains to the Fiscal 2020 peer group.

Comparison of Target Versus Actual CEO Pay (In Year Earned)

The following chart compares actual versus target CEO pay for Mr. Crew for the past three fiscal years. To more accurately demonstrate the impact of Company performance on executive pay, comparisons include annual equity grants in the year earned, as opposed to the year granted. Fiscal 2018 values for Mr. Crew include annualized base salary and short-term incentives (STI) and new hire equity grants. Actual pay for each of Fiscal 2019 and 2020 include the applicable pro-rata portions of a one-time retention incentive earned by Mr. Crew during the period of 12/1/18 - 12/1/19. As shown below, actual pay levels earned for Fiscal 2018 were well below target opportunities, even when new hire equity grants are included. Including the value of the one-time retention incentive, Mr. Crew’s actual pay was well above target for Fiscal 2019 and slightly above target for Fiscal 2020. Excluding the retention incentive award, actual pay was slightly above target for Fiscal 2019 and below target for Fiscal 2020. Equity-based long-term incentives reflect grant-date award values, with current actual or realizable values for Fiscal 2018 awards considerably lower based on our closing stock price as of June 30, 2020.

Actual vs. Target CEO Pay
$3,675,000
$2,411,860
$3,675,000
$4,344,636
$4,125,000
$4,300,640
2018 Target
2018 Actual (w/ sign on)
2019 Target
2019 Actual
2020 Target
2020 Actual
Salary
STI Cash
Performance Shares
Restricted Stock
Stock Options

Comparison of Disclosed Versus Realizable CEO Pay for Mr. Crew (Based on Summary Compensation Table)

Compared with values reported in the Summary Compensation Table for Mr. Crew, current realizable values are 20% lower for Fiscal 2019 and 12% lower for Fiscal 2020. Mr. Crew’s reported compensation for Fiscal 2019 reflects actual base salary plus bonus (STI) earned plus equity awards granted in Fiscal 2019 (with stock options and restricted stock based on Fiscal 2018 performance). Fiscal 2020 reported compensation includes actual base salary plus STI earned plus the full value of a retention incentive earned in December 2019 plus equity awards granted in Fiscal 2020 (with stock options and restricted stock based on Fiscal 2019 performance). Realizable pay reflects current intrinsic values for equity grants based on our stock price as of June 30, 2020, with assumed performance share award funding at 63% of target for the Fiscal 2019 grant and at 158% of target for the Fiscal 2020 grant based on interim relative TSR results from date of grant through June 30, 2020.

Disclosed vs. Realizable CEO Pay
$5,000,000
$4,500,000
$4,000,000
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$-
$2,134,996
-20%
$1,706,785
$4,576,313
-12%
$4,022,249
2019 Disclosed
2019 Realizable
2020 Disclosed
2020 Realizable
Salary
STI Cash
Performance Shares
Restricted Stock
Stock Options
All Other Compensation

Fiscal 2020 Executive Compensation Program Changes

As our Company grows, the Committee is committed to the evolution and improvement of our Executive Compensation Program to ensure alignment with our business strategy and stockholder interests, as well as best competitive practices. The Committee made the following adjustments to the program’s core compensation elements for 2020:

What’s Changed	How It’s Changed	Explanation
Short-Term Incentives (“Annual Bonus”)

●

Changed performance mix to increase the emphasis on the strategic objectives component with a corresponding decrease in the emphasis on Adjusted Operating Income, in each case by 10% of the total target award opportunity.

No changes were made to performance metrics or award opportunities. Half of total award opportunities are tied to corporate profitability. Increased emphasis on strategic objectives allows for a more holistic assessment of performance, with Fiscal 2020 component tied to refinancing goals to strengthen our financial position.

Long-Term Incentives

●

Increased target award opportunities for Messrs. Crew (from 300% to 350% of salary), Kozlowski (from 150% to 175% of salary) and Abt (from 100% to 150% of salary).

●

Eliminated former performance “look back” feature that impacted stock option and restricted stock grant levels. Fiscal 2020 target value mix was equally weighted between stock options, restricted stock, and performance shares tied to our 3-year relative total stockholder return (TSR) vs. industry comparators.

●

Increased full vesting period to four years for all award vehicles.

Mr. Crew received a market adjustment to align his target total compensation more closely with 50th percentile market values. Mr. Kozlowski received a promotional adjustment and Mr. Abt’s increase recognizes the assumption of additional responsibilities. The performance lookback elimination allows for more consistency in terms of annual equity grant levels, to further enhance retention and align more closely with market practice. The time frame for full vesting for all awards was increased from three years to four years to further enhance retention.

To address retention concerns and encourage NEOs to focus on achieving strategic objectives following the announced non-renewal of the JSP contract, the Committee adopted a retention bonus program in December 2018. NEOs were eligible to receive cash payments equal to 100% of their Fiscal 2019 base salary if they remained employed and performed duties and responsibilities in a satisfactory manner through December 1, 2019, or if they are terminated other than for Cause (as defined in employment agreements) during the one-year retention period. Our current NEOs earned retention incentives in December 2019 upon completing the service requirements and Mr. Galvan, our former Vice President Finance & CFO, received a pro-rated portion of his incentive following his termination without Cause on August 30, 2019 per his Separation Agreement. Retention incentive awards are reported in the “Bonus” column of the Summary Compensation Table for Fiscal 2020.

Our Commitment to Sound Corporate Governance

In order to align our executive compensation program with long-term stockholder interests, we have adopted a variety of sound corporate governance practices, as illustrated in the following table:

What We Do	What We Don’t Do
● Emphasize variable incentives to align pay with performance	● Provide multi-year pay guarantees within employment agreements
● Tie incentive compensation to multiple performance metrics that reinforce key business objectives	● Allow stock option repricing without stockholder approval
● Place primary emphasis on equity compensation to align executive and stockholder interests	● Permit stock hedging or pledging activities
● Use stock ownership guidelines for executive officers and non-employee directors	● Provide uncapped incentive awards
● Maintain a clawback policy allowing for the recoupment of excess compensation in the event of a material financial restatement and fraud or misconduct	● Pay tax gross-ups on any awards
● Engage an independent compensation consultant to advise the Compensation Committee	● Provide excessive executive perquisites

Executive Officer Stock Ownership Guidelines

To further encourage alignment with stockholder interests, the Board has established stock ownership and retention requirements for executive officers. Within five years of first being subject to guidelines in their current role, each executive officer is required to achieve and maintain ownership levels, based on a multiple of base salary, as noted in the following table.

Position	Base Salary Multiple Ownership Requirement
CEO	3.0X (300%) annual base salary
All Other Executive Officers	1.5X (150%) annual base salary

Until guidelines are met, executive officers must retain 50% of net after-tax shares received from equity grants, including net after-tax shares received from stock option exercise or vesting of restricted stock and performance shares, until they are in compliance. If guidelines are not met within the five-year compliance period, the holding requirement increases to 100% of net after-tax shares from equity grants until achieved. Shares owned outright by executive officers or their spouse, as well as shares held in retirement plans and unvested time-based restricted stock count towards ownership requirements. Unearned performance shares and outstanding stock options do not count towards ownership. Non-employee directors are also subject to stock ownership and holding requirements, as described in the “Compensation of Directors” section of this proxy.

Overview of the Executive Compensation Program

Our Philosophy

A fundamental objective of our Executive Compensation Program is to focus our executives on creating long-term stockholder value — all aspects of our program are rooted in this goal and designed around the following guiding principles:

●	Pay for performance: A significant portion of compensation should be variable and directly linked to corporate and individual performance goals and results.

●	Competitiveness: Compensation should be sufficiently competitive to attract, motivate and retain an executive team fully capable of driving exceptional performance.

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Alignment: The interests of executives should be aligned with those of our stockholders through equity-based compensation and performance measures that help to drive stockholder value over the long term.

To support these guiding principles, our program includes the following compensation elements:

Pay Element	Form	Purpose
Base Salary	Cash (Fixed)	Provides a competitive level of compensation that reflects position responsibilities, strategic importance of the position and individual experience.
Short-Term Incentives (Annual Bonus)	Cash (Variable)

Provides a cash-based award that recognizes the achievement of corporate goals in support of the annual business plan, as well as specific, qualitative and quantitative individual goals for the most recently completed fiscal year.

Long-Term Incentives	Equity (Variable)	Provides incentives for management to execute on financial and strategic goals that drive long-term stockholder value creation and support the Company’s retention strategy.

Target Compensation Mix

The charts below show that most of our NEO’s target compensation for Fiscal 2020 is variable (82% for our CEO and an average of 69% for our other current NEOs). Variable pay includes the target value of short-term cash incentives (“STI”), performance shares, stock options, and restricted stock.

Based upon Fiscal 2020 compensation as reported in the Summary Compensation Table on page 33 of this proxy, variable pay represents approximately 67% of total pay for our CEO and 52% of average total pay for our other current NEOs. This mix reflects below target annual incentives earned in Fiscal 2020 under the Annual Bonus Plan (shown as STI), the full value of one-time retention incentives earned in December 2019, target performance share grants in Fiscal 2020, and slightly above-target stock option and restricted stock grants in Fiscal 2020 based on Fiscal 2019 Company performance. Excluding one-time cash retention incentives, the weighting on variable pay increases to 80% for the CEO and averages 68% for other current NEOs.

How Compensation Decisions Are Made

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The Role of the Compensation Committee. The Committee, composed entirely of independent directors, is responsible for making executive compensation decisions for the NEOs. The Committee works closely with its independent compensation consultant, Pearl Meyer & Partners (“Pearl Meyer”), and management to examine pay and performance matters throughout the year. The Committee’s charter, which sets out its objectives and responsibilities, can be found at our website at www.lannett.com under the “Investors” section.

The Committee has authority and responsibility to establish and periodically review our Executive Compensation Program and compensation philosophy. Importantly, the Committee also has the sole responsibility for approving the corporate performance goals upon which compensation for the CEO is based, evaluating the CEO’s performance and determining and approving the CEO’s compensation, including equity-based compensation, based on the achievement of his goals. The Committee also reviews and approves compensation levels for other NEOs, taking into consideration recommendations from the CEO.

In making its determinations, the Committee considers market data and advice from Pearl Meyer, as well as budgets, reports, performance assessments and other information provided by management. It also considers other factors, such as the experience, skill sets, and contributions of each NEO towards our overall success. However, the Committee is ultimately responsible for all compensation-related decisions for the NEOs and may exercise its own business judgment when evaluating performance results and making compensation decisions.

Timing of Committee Meetings and Grants; Option and Share Pricing

The Committee meets as necessary to fulfill its responsibilities, and the timing of these meetings is established during the year. The Committee holds special meetings from time to time as its workload requires. Annual equity grants occur after finalizing fiscal year end performance results, typically within the July/August time frame. Individual grants (for example, associated with the timing of a new NEO or promotion to an NEO position) and special recognition awards may occur at any time of year. The exercise price of each stock option and fair value of restricted stock awarded to our NEOs is the closing price of our common stock on the date of grant.

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The Role of the CEO. The CEO does not play any role in the Committee’s determination of his own compensation. However, he presents the Committee with recommendations for each element of compensation including base salaries and short- and long-term incentive awards for the other NEOs, as well as non-executive employees who are eligible for equity grants. The CEO bases these recommendations upon his assessment of each individual’s performance, as well as market practice. The Committee has full discretion to modify the recommendations of the CEO in the course of its approvals.

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The Role of the Independent Consultant. The Committee consults, as needed, with an outside compensation consulting firm. As it makes decisions about executive compensation, the Committee reviews data and advice from its consultant about current compensation practices and trends among publicly traded companies in general and comparable generic pharmaceutical companies in particular. The Committee also periodically reviews recommendations from its outside consultant and makes recommendations to the Board about the compensation for non-employee directors.

In Fiscal 2019, Pearl Meyer was retained by the Committee, as its independent consultant, to review the competitiveness of the Executive Compensation Program. Pearl Meyer provided the Committee with compensation data with respect to similarly sized biopharmaceutical and life sciences companies and consulted with the Committee about a variety of issues related to competitive compensation practices and incentive plan designs. Pearl Meyer was also retained by the Committee in Fiscal 2020 to review the competitiveness of the Executive Compensation Program and to provide ongoing advice relating to the Executive Compensation Program. The Committee assessed the independence of Pearl Meyer pursuant to the SEC rules and concluded that no conflict of interest exists that would prevent Pearl Meyer from independently advising the Committee.

Peer Group & Benchmarking

The Committee evaluates industry-specific and general market compensation practices and trends to ensure the Executive Compensation Program is appropriately competitive. When making decisions about the program for Fiscal 2020, the Committee considered publicly available data, as well as a market study conducted by Pearl Meyer in April 2019. The Pearl Meyer study developed market values using a blend of peer group proxy pay data for the companies shown below as well as published survey data for the broader life sciences industry. Using this information, the Committee compared our program to the compensation practices of other companies which the Committee believes are comparable to the Company in terms of size, scope and business complexity (the “peer group”). As shown below, the Company ranked in the upper half of the peer group in terms of employee headcount, operating income and net sales and between the 25th and 50th percentiles for enterprise value.

		Enterprise	Fiscal Year	Fiscal
	Fiscal Year	Value	End Operating	Year End	Cumulative	Cumulative	Cumulative
	End # of	6/30/2020	Income	Sales	1 YR TSR	3 YR TSR	5 YR TSR
Company Name	Employees	($mm)	($mm)	($mm)	6/30/2020	6/30/2020	6/30/2020
Acorda Therapeutics, Inc.	334	$203	$(117)	$192	(90.4)%	(96.3)%	(97.8)%
Akorn, Inc.	2,227	$843	$(61)	$682	(94.6)%	(99.2)%	(99.4)%
Amneal Pharmaceuticals, Inc.	5,500	$3,719	$19	$1,626	(33.6)%	—%	—%
Amphastar Pharmaceuticals, Inc.	2,027	$1,083	$—	$322	6.4%	25.8%	27.8%
ANI Pharmaceuticals, Inc.	338	$592	$16	$207	(60.7)%	(30.9)%	(47.9)%
Assertio Therapeutics, Inc.	125	$24	$(4)	$230	(75.2)%	(92.0)%	(96.0)%
Cambrex Corporation	1,732	$—	$11	$531	—%	—%	—%
Catalent, Inc.	12,300	$15,216	$314	$2,518	35.2%	108.8%	149.9%
Momenta Pharmaceuticals, Inc.	118	$3,408	$(312)	$24	167.2%	96.9%	45.9%
Prestige Consumer Healthcare Inc.	520	$3,564	$300	$963	18.6%	(28.9)%	(18.8)%
Supernus Pharmaceuticals, Inc.	464	$1,230	$149	$393	(28.2)%	(44.9)%	39.9%
United Therapeutics Corporation	920	$4,581	$(178)	$1,449	55.0%	(6.7)%	(30.4)%
Lannett Company, Inc.	954	$889	$20	$546	19.8%	(64.4)%	(87.8)%
Percentile Rank	58%	36%	67%	58%	73%	30%	30%

Subsequent to the 2019 study, Akorn, Inc. filed for bankruptcy and Cambrex Corporation was acquired. For purposes of a subsequent market pay analysis conducted by Pearl Meyer in May 2020, the Committee approved a revised peer group excluding Akorn, Inc. and Cambrex Corporation and including the 10 remaining companies from the 2019 peer group as shown above. The revised peer group aligns with us in terms of company size and industry focus.

The Committee uses external market data as a reference point to ensure the Company’s executive compensation program is sufficiently competitive to attract, retain, and motivate highly experienced and talented NEOs. The Committee generally seeks to position target total direct compensation for NEOs at or near 50th percentile market values for comparable positions but does not utilize a purely formulaic benchmarking approach. Based on the April 2019 Pearl Meyer study, target total direct compensation, including the sum of base salary plus target short-term and long-term incentives, was within the competitive range (defined as +/- 15%) of 50th percentile market values for all then-current NEOs other than Mr. Kozlowski, who was above the range based on market values for his then-current role (and below the range vs. his now-current CFO role), and equal to 102% of the 50th percentile in the aggregate. Actual total direct compensation was well-below 50th percentile market values for all then-current executive officers participating in the Fiscal 2019 short-term and long-term incentive programs and equal to 61% of the 50th percentile in the aggregate, reflecting below-target incentive awards based on actual vs. planned performance. As previously noted, when evaluating our executive compensation program, the Committee considers a variety of other factors in addition to external market data, such as Company and individual performance, and each NEO’s qualifications, skill sets, and past and expected future contributions towards our success.

2020 Executive Compensation Program Decisions

Base Salary

We attribute much of our success to our highly experienced executive management team, and the strength of their leadership has been clearly demonstrated by our exceptional long-term performance results and growth. In order to remain competitive among our industry peers, the Committee believes it should set compensation at market-competitive levels that reflect the executive’s experience, role and responsibilities. Based on Pearl Meyer’s 2019 study, current salaries were below 50th percentile market values for 3 of our 5 current NEOs and within a competitive range (+/- 10%) of the 50th percentile for all incumbents. The Committee approved merit increases equal to 2% of base salary for Mr. Crew and 3% base salary for all of our other current NEOs for Fiscal 2020, plus an additional 15% market adjustment effective August 5, 2019 for Mr. Kozlowski upon his promotion of the VP, Finance and Chief Financial Officer role. The following table summarizes annualized salaries for Fiscal 2019 and 2020 for our NEOs. Annualized salaries differ from actual values received as reported in the Summary Compensation Table for certain incumbents with less than a full year of service or promotions.

NEO	2019 Base Salary	2020 Base Salary	% Change
Timothy C. Crew	$735,000	$750,000	2%
John Kozlowski	$325,000	$385,000	18%
Maureen Cavanaugh	$425,000	$438,000	3%
Samuel H. Israel	$400,000	$412,000	3%
John Abt	$344,500	$354,500	3%

Short-Term Incentives (Annual Bonus)

The Company’s NEOs participate in an annual bonus program, which is designed to reinforce the annual business plan and budgeted goals and to recognize yearly performance achievements focused primarily on financial and operating results. Actual payouts can range from 0% (below threshold) to 200% (superior performance) of target awards and are paid in cash. The Committee sets each NEO’s threshold, target and superior bonus opportunity as a percentage of base salary, as follows:

	Annual Bonus Opportunity As a % of Salary
	Threshold	Target	Superior
NEO	(25% of Target)	(100% of Target)	(200% of Target)
Timothy C. Crew	25%	100%	200%
All Other NEOs	15%	60%	120%

Expressed as percentages of salary, Fiscal 2020 award opportunities were the same as those established in Fiscal 2019 for all NEOs who were employed during both years.

The overall annual bonus plan for Fiscal 2020 was comprised of two components:

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Corporate Financial & Operational Goals: 70% of the total target award opportunity is tied to operating results versus targets established by the Committee to promote a focus on Company-wide profitable growth and collaboration:

Performance Metric	Weighting (out of 100%)
Adjusted Operating Income	30%
Adjusted Earnings Per Share (“EPS”)	20%
Net Sales	20%
Strategic Objectives	20%
Individual Objectives	10%

Fiscal 2020 performance metrics and weightings were similar to those established in Fiscal 2019, except that weightings were decreased for the Adjusted Operating Income component (from 40% to 30% of the total target mix) and increased for the strategic objectives component (from 10% to 20% of the total target mix). These changes were made to allow for a more holistic assessment of performance and increased emphasis on key strategic objectives.

Adjusted Operating Income and Adjusted EPS are defined as GAAP Operating Income and diluted EPS, respectively, excluding bonus and stock-based compensation expense, as further adjusted for certain non-recurring items.

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Strategic / Individual Objectives: 30% of the total target award opportunity is based on the achievement of pre-established quantitative and qualitative strategic and individual goals, to reinforce key strategic objectives and to promote individual accountability and “line of sight.” For Fiscal 2020, the strategic objectives component for all NEOs was tied to various refinancing objectives. The individual objectives component for each NEO is tied to various other strategic, financial and operational objectives, taking into consideration each NEO’s job function and responsibilities. For competitive harm reasons, the Company does not disclose specific details on individual goals and other strategic objectives.

2020 Short-Term Incentives (Annual Bonus): Results and Payouts

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Corporate Financial & Operational Results (Collectively Weighted 70% of Total Target Award) Fiscal 2020 Target goals for Adjusted Operating Income, Adjusted EPS, and Net Sales were set below Fiscal 2019 actual levels based on our 2020 internal budgets which accounted for the non-renewal of the former JSP agreement and anticipated continued challenging market conditions within the generic pharmaceuticals sector. The Committee viewed the Fiscal 2020 performance hurdles as very challenging in light of then-current internal forecasts and industry and economic conditions. The Committee established Threshold performance hurdles at 85% of Target goals and Superior hurdles at 120% of Target to account for stretch goals, challenging market conditions, and to align more closely with our historical performance range spreads. Fiscal 2020 financial performance goals and actual results are shown in the following table:

	Weighting	Performance Goals
Performance Metric	(Out of 70%)	Threshold	Target	Superior	Actual
Adjusted Operating Income ($ millions)	30%	$117.2	$137.9	$165.4	$125.5
Adjusted EPS	20%	$1.26	$1.49	$1.78	$1.41
Net Sales ($ millions)	20%	$457.4	$538.1	$645.7	$545.7

Actual Fiscal 2020 performance results were slightly above the Target goal level for Net Sales and between Threshold and Target levels for both profitability metrics. Actual Adjusted Operating Income for Fiscal 2020 excluded pre-tax items totaling approximately $105.9 million, including restructuring expenses, impairments, and other non-recurring items. Actual Adjusted EPS excluded the same $105.9 million in pre-tax items plus $16.5 million primarily related to non-cash interest expense and a loss on extinguishment of debt as well as the related tax effects for all of these items. For Fiscal 2020, the Net Sales result was the same as the GAAP-reported value, with no adjustments applied.

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Strategic and Individual Performance Results (Collectively Weighted 30% of Total Target Award) For Fiscal 2020, the strategic objectives component was primarily tied to various refinancing goals, which were met at the Target level. The Committee also considered each NEO’s contributions towards a variety of other company-wide strategic and function-specific objectives, including 18 new product launches, matching the prior year’s record setting level. While no specific weightings were assigned to these other objectives, the Committee considered each NEO’s contributions towards the Company’s response to the COVID-19 pandemic, ongoing success with restructuring activities, the continued strengthening of our balance sheet, maintaining operational discipline within a challenging market environment, and achievement of various other strategic growth milestones. Based on the Committee’s overall assessment, each NEO met or exceeded all goals for the strategic objectives and individual performance components.

Total Annual Bonus

Based on our Fiscal 2020 performance results, calculated award funding levels were equal to approximately 83% of target levels for each NEO other than Mr. Israel, who earned a maximum payout for his individual performance component and whose actual total award was equal to 93% of target. In evaluating these results, the Committee chose to not apply any discretion to calculated performance outcomes and award funding levels. Total Fiscal 2020 payouts for current NEOs are summarized in the following table:

	Corporate Financial /	Strategic / Individual	Total Actual Bonus for
Current NEO	Operational Component	Objectives Component	Fiscal 2020
Timothy C. Crew	$394,390	$225,000	$619,390
John Kozlowski	$119,768	$68,328	$188,096
Maureen Cavanaugh	$138,194	$78,840	$217,034
Samuel H. Israel	$129,991	$98,880	$228,871
John Abt	$111,849	$63,810	$175,659

Long-Term Incentives

NEOs participate in a performance-based long-term incentive program. Target award opportunities, expressed as percentages of base salary, for Fiscal 2020 are summarized in the following table:

NEO	Target Award as % of Base Salary
Timothy C. Crew	350%
John Kozlowski	175%
Maureen Cavanaugh	175%
Samuel H. Israel	175%
John Abt	150%

The target value mix for our NEOs in Fiscal 2020 is summarized below:

All equity grants made in Fiscal 2020 were tied to performance. For the stock option and restricted stock components, grant levels were tied to Company and individual performance, using the same metrics and weightings as under the Annual Bonus Plan. Actual grants could range from 0% (for below Threshold results) to 150% (for Superior performance) of target award levels, as shown in the following table:

Percentage of Target Equity Grants Earned
Performance Result	(as % of Target Grant)
Below Threshold	0% (subject to Committee discretion)
Threshold	50%
Target	100%
Superior	150%

For equity grants in Fiscal 2020 or prior years, any earned stock option and restricted stock grants were made following the end of the Fiscal Year in which performance was measured. These grants typically occurred in the first quarter of the next Fiscal Year.

For the performance share component, award opportunities can range from 0% to 200% of target levels, based on our three-year TSR relative to companies in the S&P Pharmaceuticals Select Industry Index, as follows:

Lannett Three-Year Relative TSR vs. S&P Pharmaceuticals Select Index	Percentage of Target Grant Earned
Below 40th Percentile	—
40th Percentile	50%
50th Percentile	100%
80th Percentile or Higher	200%

Beginning in Fiscal 2021, all equity grants will be made at target levels, to align more closely with market practice, provide for more consistent and predictable awards, and further enhance retention. Grants will continue to occur during the first quarter of each Fiscal Year, with stock options and restricted stock tied to continued service over the applicable vesting period and performance shares tied to 3-year relative TSR vs. comparator companies.

Grants Made in Fiscal 2020 (Based on Fiscal 2019 Performance)

In Fiscal 2019, the Company achieved financial performance results between Target and Superior levels for Net Sales, Adjusted Operating Income, and Adjusted EPS. Based on Company financial and strategic / individual objective performance results, the Committee approved the following stock option and restricted stock grants, effective as of July 29, 2019:

	Equity Grants Earned Based on Fiscal 2019 Performance
NEO	# of Stock Options	# of Restricted Shares
Timothy C. Crew	208,070	129,590
John Kozlowski	46,000	28,650
Maureen Cavanaugh	68,600	42,720
Samuel H. Israel	64,570	40,210
John Abt	32,510	25,250

These stock options vest in four equal annual increments, beginning on the first anniversary of the grant date and expire on the tenth anniversary from the date of grant. Each stock option has an exercise price of $6.57, equal to our closing stock price on the date of grant. Restricted stock granted in Fiscal 2020 also vests in four equal annual increments, beginning on the first anniversary of grant.

Our NEOs also received the following TSR performance share grants:

NEO	Target Number of Performance Shares Granted
Timothy C. Crew	70,390
John Kozlowski	15,560
Maureen Cavanaugh	23,740
Samuel H. Israel	22,350
John Abt	11,000

Grants were made on July 29, 2019 and were determined by dividing target award values by the grant date fair value of $10.71 per share, based on a Monte-Carlo binomial modeling valuation tool, as discussed in Note 14 “Share-based Compensation” of our Consolidated Financial Statements. Award vesting will be based on the Company’s TSR relative to companies in the S&P Pharmaceuticals Index for the three-year period ending July 29, 2022, with no awards earned for below-Threshold results and maximum awards of up to 200% of target grants for Superior performance. For this grant, any earned performance shares are payable after one additional year of continued service beyond the end of the three-year performance cycle.

Target Equity Grants Made in Fiscal 2021

Beginning in Fiscal 2021, all equity grants are made at target award levels. For Fiscal 2021 grants, the Committee approved a target value mix equal to 35% for performance shares, 20% for stock options, and 45% for service-based restricted shares. The Committee approved the following performance share, stock option and restricted stock target grants, effective as of July 31, 2020:

	Target Equity Grants
NEO	# of Performance Shares	# of Stock Options	# of Restricted Shares
Timothy C. Crew	158,679	144,628	204,016
John Kozlowski	40,728	37,121	52,364
Maureen Cavanaugh	46,334	42,231	59,573
Samuel H. Israel	43,584	39,725	56,036
John Abt	32,144	29,298	41,328

The Committee also approved additional restricted stock grants of 5,000 shares to Mr. Kozlowski and 10,000 shares of Mr. Abt, effective September 7, 2020, to further recognize their contributions in Fiscal 2020 and assumption of additional responsibilities. These grants vest in three equal annual increments, beginning on the first anniversary of the grant date.

Retention Bonus Program

To address retention concerns and to further encourage NEOs to focus on achieving strategic objectives following the announced non-renewal of the JSP contract, the Committee adopted a retention bonus program in December 2018. NEOs were eligible to receive cash payments equal to 100% of their Fiscal 2019 base salary if they remained employed and performed duties and responsibilities in a satisfactory manner through December 1, 2019, or if they were terminated other than for Cause (as defined in employment agreements) during the one-year retention period. All current NEOs earned cash retention incentives in December 2019. Mr. Galvan, our former Vice President, Finance and Chief Financial Officer who retired from the Company on August 30, 2019, received a pro-rata payout of $311,250 per the terms of his Separation Agreement. Retention incentives are reported in the “Bonus” column of the Summary Compensation Table for Fiscal 2020 in this proxy.

Compensation Recoupment (Clawback) Policy for Executive Officers

In early Fiscal 2021, our Board of Directors approved an expanded compensation recovery or “clawback” provision that will be incorporated into all executive officer employment contracts. Under the revised contracts, if the Company is required to issue a material financial restatement as a result of fraud or other misconduct, the Board may, in its discretion, seek to recoup any excess performance-based short-term or long-term incentive compensation awarded during the three-year period following the originally filed financial statement(s). The recoupment provision applies to any executive officer who is found to have participated in or knew or should have known about such fraud or misconduct and took no action to prevent it. In determining the amount of any excess performance-based incentives, the Board will compare the award received based on the original financial statement(s) against the amount that would have been earned based on the restated financial results. Prior to this new policy, the Company maintained a clawback policy under the Sarbanes-Oxley Act, with incentive awards for the CEO and CFO subject to recoupment in the event of a material financial restatement triggered by fraud or misconduct. Additionally, any employee who violates the provisions of the Company’s Code of Business Conduct and Ethics is subject to disciplinary penalties that may include termination of employment. The Committee intends to comply with any regulatory requirements pertaining to clawback provisions under the Dodd-Frank Act once rules are finalized by the SEC and New York Stock Exchange.

Other Policies, Programs and Guidelines

NEOs, like all other employees, have retirement programs and other benefits as part of their overall compensation package. The Committee believes that these programs and benefits support our compensation philosophy, part of which is to provide compensation that is sufficiently competitive to attract, motivate and retain an executive team fully capable of driving exceptional performance. The Committee periodically reviews these programs to validate that they are reasonable and consistent with market practice. Attributed costs of the personal benefits available to the NEOs are included in column (h) of the Summary Compensation Table on page 33.

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Retirement Benefits. Each of our NEOs is eligible to participate in a 401(k) plan that is available to all employees. The Company provides matching contributions on a $0.50 basis up to 8% of the contributing employee’s base salary, subject to limitations of the 401(k) plan and applicable law.

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Other Benefits. Our NEOs are eligible to participate in the same health benefits available to all other employees. They also participate in a wellness program which provides a comprehensive annual physical examination and up to $1,000 in optional preventive health screening benefits. Lannett provides life insurance for NEOs which would, in the event of death, pay up to $250,000 to designated beneficiaries. Premiums paid for coverage above $50,000 are treated as imputed income. Lannett also provides short- and long-term disability insurance which would, in the event of disability, pay the NEO 100% of his base salary up to the plan limits of $10,000 per week for short-term disability and $15,000 per month for long-term disability. The NEOs are also provided with car allowances.

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Post-Termination Pay. The Committee believes that reasonable severance and change-in-control benefits are necessary in order to recruit and retain qualified senior executives and are generally required by the competitive recruiting environment within our industry and the marketplace in general. These severance benefits reflect the fact that it may be difficult for our NEOs to find comparable employment within a short period of time and are designed to alleviate concerns about the loss of his or her position without cause. The Committee also believes that a change-in-control arrangement will provide security that will likely reduce the reluctance of an NEO to pursue a change in control transaction that could be in the best interest of our stockholders. Lannett’s severance plan is designed to pay severance benefits to a NEO for a qualifying separation. For the CEO, the severance plan provides for payment of three times base salary, plus a pro-rated annual cash bonus for the current year calculated as if all targets and goals are achieved. For the other NEOs, the severance plan provides for a payment of 18-months of base salary, plus a pro-rated annual cash bonus for the current year calculated as if all targets and goals are achieved. Employment agreements with NEOs do not have any tax gross-up provisions, and include non-compete, non-solicitation, and other restrictive covenants for designated time frames. As previously noted, Mr. Crew’s employment agreement was amended during Fiscal 2018 to eliminate a “walk away” provision that would have entitled him to severance benefits upon a voluntary resignation within thirty days of a Change in Control of the Company. This change was made based on the 2018 say on pay vote and concerns raised by stockholders advisory groups and further demonstrates our commitment to sound corporate governance practices. None of the agreements with our other NEOs contain any type of “walk away” provision, with severance benefits only payable upon a qualifying termination of employment by the Company without “Cause” (as defined in the agreements) or a voluntary resignation for “Good Reason” (as defined in the agreements).

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Tax and Accounting Implications. Section 162(m) of the Internal Revenue Code of 1986, as amended, precludes the deductibility of an NEO’s compensation that exceeds $1,000,000 per year. The Tax Cuts and Jobs Act, which became effective as of January 1, 2018, modified Section 162(m) provisions, including the elimination of the “performance-based exception” that previously allowed certain performance-based compensation meeting specific requirements to qualify for full tax deductibility by the Company. The changes to Section 162(m) do not apply to certain compensation paid pursuant to a binding written contract that was in effect as of November 2, 2017. As a result of the tax law changes, compensation paid to designated “covered executives”, including current and former NEOs, in excess of $1,000,000 per individual will generally not be deductible, whether or not it is performance-based. Although the Committee has historically attempted to structure executive compensation to preserve deductibility, it also reserves the right to provide compensation that may not be fully deductible, in order to maintain flexibility in compensating NEOs in a manner consistent with our compensation philosophy, as deemed appropriate. The Committee believes that stockholder interests are best served by not restricting the Committee’s discretion in this regard, even though such compensation may result in non-deductible compensation expenses to the Company.

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Non-Qualified Deferred Compensation Plan. Effective July 1, 2019, the Company established a non-qualified deferred compensation plan that allows NEOs and a select group of other senior management and highly compensated employees to elect to defer up to 50% of base salary and up to 100% of annual bonuses. Deferral elections must be made prior to the start of each calendar plan year, with participants selecting among a variety of investment alternatives. The Committee has the discretion to periodically authorize company contributions but is under no obligation to do so, and any such company contributions may be subject to vesting requirements. Participant compensation deferrals are immediately vested and will be credited to individual participant accounts, along with any company contributions (if applicable) and any investment returns. Distribution of the participant’s accounts is triggered by the occurrence of the applicable event (i.e., separation from service, retirement, death, disability, a Change in Control, or pre-determined in-service distributions that are no earlier than three years after the year in which deferrals were made) under the terms of the plan, but the date on which payment is actually processed will be subject to timing requirements associated with Section 409A of the Internal Revenue Code (“409A”). The plan is unfunded and payouts will generally be made in one cash lump sum; however, subject to the 409A restrictions on initial and subsequent form of payment elections, participants will also be eligible to elect to receive payments in annual installments of up to five years for in-service distributions and up to ten years following retirement.

Looking Ahead: Executive Compensation Program Changes for Fiscal 2021

For Fiscal 2021, the Committee decided to increase base salaries for all NEOs, modify the short-term incentive (Annual Bonus) design, and to modify the long-term incentive plan design, as shown below.

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Base Salaries. For Fiscal 2021, the Committee approved the following market adjustments to position NEO salaries at or near 50th percentile market values. Due to the COVID-19 pandemic, the effective date for all salary increases, other than a market adjustment for Mr. Kozlowski, whose salary remains below 50th percentile market values for the CFO position, was delayed from the first quarter to the third quarter of Fiscal 2021.

NEO	2020 Base Salary	2021 Base Salary*	% Change
Timothy C. Crew	$750,000	$772,500	3.0%
John Kozlowski	$385,000	$410,000	6.5%
Maureen Cavanaugh	$438,000	$451,000	3.0%
Samuel H. Israel	$412,000	$424,400	3.0%
John Abt	$354,500	$365,000	3.0%

* Reflects full-year annualized salaries; as noted above, all increases are effective as of January 1, 2021 except for Mr. Kozlowski, whose increase became effective July 1, 2020

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Short-Term Incentives (Annual Bonus). For Fiscal 2021, target award opportunities, expressed as percentages of base salary, are the same as in Fiscal 2020. Performance metrics and mix will be similar to Fiscal 2020. Award funding for Threshold performance will increase from 25% of Target to 50% of Target for all metrics other than Net Sales (which will remain at 25% of Target) to align more closely with market practice and account for the use of challenging performance hurdles.

Weighting (out of
Performance Metric	100%)
Adjusted Operating Income	30%
Adjusted Earnings Per Share (“EPS”)	20%
Net Sales	20%
Strategic Objectives	20%
Individual Objectives	10%

●

Long-Term Incentives. Expressed as percentages of base salary, target long-term incentive award opportunities are the same as in Fiscal 2020 for all NEOs. To further enhance retention during an uncertain environment and help manage equity plan share reserves, the target value mix changed slightly from the prior year, with assigned weightings of 45% restricted stock, 35% for performance shares, and 20% for stock options. All equity grants will continue to be made at target award levels, with the majority of award opportunities “at risk”. Vesting periods for all equity grants in Fiscal 2021 were set at three years, consistent with vesting periods for grants prior to Fiscal 2020, and to align more closely with market practice.

Stock option and restricted stock grants were made at target award levels in July 2020, vesting in three equal annual increments based on continued service.

For the performance share component, award opportunities can range from 0% to 200% of target levels, based on our three-year TSR relative to companies in the S&P Pharmaceuticals Select Industry Index, as follows:

Lannett Three-Year Relative TSR vs. S&P	Percentage of Target Award Opportunity
Pharmaceuticals Select Index	Earned
Below 40th Percentile	—
40th Percentile	50%
50th Percentile	100%
80th Percentile or Higher	200%

Target performance shares were granted in July 2020. Any earned shares will vest following the end of the three-year performance period.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed, discussed and approved the CD&A as set forth above with management. Taking this review and discussion into account, the undersigned Committee members recommend to the Board of Directors that the CD&A be included in the annual report on Form 10-K and in this Proxy Statement.

Paul Taveira, Chairman
John C. Chapman

David Drabik

COMPENSATION OF EXECUTIVE OFFICERS

Overview

The tables and narratives set forth below provide specified information concerning the compensation of our Named Executive Officers (NEOs) for the fiscal year ended June 30, 2020.

Summary Compensation Table

This table summarizes all compensation paid to or earned by our Fiscal 2020 NEOs for the years indicated to the extent they were serving as NEOs.

						Non-equity
				Restricted		incentive plan	All Other
Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Awards	Options Awards	compensation	Compensation	Total
(a)	(b)	(c)	(d)	(d)	(e)	(f)	(g)	(h)
Timothy Crew (1)	2020	$748,269	$735,000	$1,605,283	$840,603	$619,390	$27,768	$4,576,313
Chief Executive Officer	2019	735,000	—	483,359	141,002	735,000	40,635	2,134,996
	2018	350,539	—	400,016	400,003	126,252	52,971	1,329,781

John Kozlowski (2)	2020	$378,077	$325,000	$354,878	$185,840	$188,096	$35,582	$1,467,473
Vice President of Finance, Chief Financial Officer	2019	325,000	—	219,228	64,894	195,000	47,199	851,321
and Principal Accounting Officer	2018	325,000	—	171,624	—	67,921	31,769	596,314

Maureen Cavanaugh (3)	2020	$436,500	$425,000	$534,926	$277,144	$217,034	$25,206	$1,915,810
Senior VP and Chief Commercial	2019	425,000	—	—	—	255,000	31,799	711,799
Operations Officer	2018	57,212	—	368,753	—	—	52,554	478,519

Samuel Israel (4)	2020	$410,616	$400,000	$503,548	$260,863	$228,871	$24,896	$1,828,794
Chief Legal Officer and	2019	400,000	—	300,969	89,096	240,000	27,122	1,057,187
General Counsel	2018	376,923	—	585,010	24,997	79,931	16,980	1,083,841

John Abt	2020	$353,346	$344,500	$283,703	$131,340	$175,659	$25,080	$1,313,628
Vice President and Chief Quality	2019	344,500	—	144,249	42,080	206,700	24,221	761,750
Operations Officer	2018	299,539	—	153,505	24,997	67,817	19,155	565,013

Martin P. Galvan (5)	2020	$79,808	$311,250	$597,073	$309,302	$41,500	$428,231	$1,767,164
Former Vice President of Finance and	2019	415,000	—	364,823	104,874	249,000	50,477	1,184,174
Chief Financial Officer	2018	415,000	—	207,505	24,997	86,730	29,513	763,745

(1)	Mr. Crew joined the Company as CEO effective January 2, 2018.

(2)	Mr. Kozlowski became an NEO in Fiscal 2018. He was appointed to the role of Vice President of Finance and Chief Financial Officer effective August 31, 2019.

(3)	Ms. Cavanaugh joined the Company as Senior Vice President & Chief Commercial Operations Officer effective May 7, 2018.

(4)	Mr. Israel joined the Company as Chief Legal Officer and General Counsel effective July 15, 2017.

(5)	Mr. Galvan retired from the Company effective August 30, 2019.

All Other Compensation

The following summarizes the components of column (g) of the Summary Compensation Table above:

		Company
		Match
		Contributions	Auto	Pay in Lieu of	Separation	Wellness	Excess Life	Relocation	Signing
Name and Principal Position	Fiscal Year	401(k) Plan	Allowance	Vacation	Payments	Benefit	Insurance	Reimbursement	Bonus	Total
Timothy Crew	2020	$9,750	$13,500	$—	$—	$4,250	$268	$—	$—	$27,768
Chief Executive Officer	2019	5,655	13,500	16,962	—	4,250	268	—	—	40,635
	2018	6,463	6,439	—	—	—	69	40,000	—	52,971

John Kozlowski (2)	2020	$13,035	$10,800	$7,404	$—	$4,250	$93	$—	$—	$35,582
Vice President of Finance, Chief Financial	2019	9,556	10,800	22,500	—	4,250	93	—	—	47,199
Officer and Principal Accounting Officer	2018	9,770	7,062	14,844	—	—	93	—	—	31,769

Maureen Cavanaugh	2020	$9,760	$10,800	$—	$—	$4,250	$396	$—	$—	$25,206
Senior VP and Chief Commercial	2019	16,442	10,800	—	—	4,250	307	—	—	31,799
Operations Officer	2018	1,308	1,246	—	—	—	—	—	50,000	52,554

Samuel Israel	2020	$9,588	$10,800	$—	$—	$4,250	$258	$—	$—	$24,896
Chief Legal Officer and	2019	8,727	10,800	3,077	—	4,250	268	—	—	27,122
General Counsel	2018	6,615	10,177	—	—	—	188	—	—	16,980

John Abt	2020	$9,832	$10,800	$—	$—	$4,250	$198	$—	$—	$25,080
Vice President and Chief	2019	9,033	10,800	—	—	4,250	138	—	—	24,221
Quality Operations Officer	2018	8,217	10,800	—	—	—	138	—	—	19,155

Martin P. Galvan	2020	$210	$2,077	$20,351	$401,167	$4,250	$176	$—	$—	$428,231
Former Vice President of Finance	2019	9,896	10,800	24,740	—	4,250	791	—	—	50,477
and Chief Financial Officer	2018	9,343	10,800	8,579	—	—	791	—	—	29,513

Grants of Plan-Based Awards in Fiscal 2020

		Estimated Future Payouts			Estimated Future Payouts			Awards:	Option Awards:		Grant Date
		Under Non-Equity Incentive			Under Equity Incentive Plan			Number of	Number of	Exercise or	Fair Value of
		Plan Awards			Awards			Shares of	Securities	Base Price	Stock and
					Threshold	Target	Maximum	Stocks or Units	Underlying	of Option	Options
Name	Grant Date	Threshold	Target	Maximum	($)	($)	($)	(#) (1) (2)	Options (#) (1)	Awards	Awards (4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	($/sh) (3)	(i)
Timothy Crew		187,500	750,000	1,500,000
Chief Executive Officer	7/29/2019				35,195	70,390	140,780				$753,877
	7/29/2019							129,590			$851,406
	7/29/2019								208,070	$6.57	$840,603

John Kozlowski		56,887	227,548	455,096
Vice President of Finance,	7/29/2019				7,780	15,560	31,120				$166,648
Chief Financial Officer and	7/29/2019							28,650			$188,231
Principal Accounting Officer	7/29/2019								46,000	$6.57	$185,840

Maureen Cavanaugh		65,700	262,800	525,600
Senior VP and Chief Commercial	7/29/2019				11,870	23,740	47,480				$254,255
Operations Officer	7/29/2019							42,720			$280,670
	7/29/2019								68,600	$6.57	$277,144

Samuel Israel		61,800	247,200	494,400
Chief Legal Officer and	7/29/2019				11,175	22,350	44,700				$239,369
General Counsel	7/29/2019							40,210			$264,180
	7/29/2019								64,570	$6.57	$260,863

John Abt		53,175	212,700	425,500
Vice President and Chief Quality	7/29/2019				5,500	11,000	22,000				$117,810
Operations Officer	7/29/2019							25,250			$165,893
	7/29/2019								32,510	$6.57	$131,340

Martin P. Galvan
Former Vice President of Finance and	7/29/2019				13,250	26,500	53,000				$283,815
Chief Financial Officer	7/29/2019							47,680			$313,258
	7/29/2019								76,560	$6.57	$309,302

(1)	Reflects grants made in Fiscal 2020 based on Fiscal 2019 performance. All stock option and restricted stock grants vest in four equal annual increments.

(2)	The exercise price was equal to the Company’s closing stock price on the date of grant.

(3)

Stock options were valued using the Black-Scholes option pricing model. Performance shares were valued using a Monte Carlo binomial model. The assumptions used in fair value calculations are described in Note 14 “Share-based Compensation,” in the Form 10-K. The grant date fair value for other stock grants reflects the number of shares multiplied by the Company’s closing stock price on the applicable date of grant.

(4)	Grants to Mr. Galvan fully vested upon his termination of employment on August 30, 2019 per the terms of his Separation Agreement.

Outstanding Equity Awards at 2020 Fiscal Year End

The following table sets forth information concerning the outstanding stock awards held at June 30, 2020 by each of the NEOs. The options were granted ten years prior to the option expiration date and vest over three or four years from that grant date. Restricted shares vest over three or four years from the date of grant.

Option Awards						Stock Awards
								Equity	Equity
			Equity					Incentive Plan	Incentive Plan
			Incentive Plan					Awards:	Awards:
			Awards:					Number of	Market or
	Number of	Number of	Number of			Number of		Unearned	Payout Value
	Securities	Securities	Securities			Shares or	Market Value	Shares, Units	of Unearned
	Underlying	Underlying	Underlying			Units of	of Shares or	or Other	Shares, Units
	Unexercised	Unexercised	Unexercised	Option	Option	Stock That	Units of Stock	Rights That	or Other
	Options (#)	Options (#)	Unearned	Exercise	Expiration	Have Not	That Have Not	Have Not	Rights That
Name	Exercisable	Unexercisable	Options (#)	Price ($)	Date	Vested (#)	Vested ($)	Vested (#)	Have Not
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	Vested ($)
Timothy Crew	21,402	10,701	—	$23.65	1/1/2028
Chief Executive Officer	7,208	14,418	—	$12.20	7/29/2028
	—	208,070	—	$6.57	7/28/2029
						146,786	$1,065,666	85,758	$622,603

John Kozlowski	4,000	—	—	$4.16	10/25/2022
Vice President of Finance,	9,334	—	—	$13.86	9/4/2023
Chief Financial Officer and	4,200	—	—	$34.77	8/11/2024
Principal Accounting Officer	3,317	6,636	—	$12.20	7/29/2028
	—	46,000	—	$6.57	7/28/2029
						36,585	$265,607	22,450	$162,987

Maureen Cavanaugh	—	68,600	—	$6.57	7/28/2029
Senior VP and Chief Commercial						50,600	$367,356	23,740	$172,352
Operations Officer

Samuel Israel	1,839	920	—	$17.40	9/21/2027
Chief Legal Officer and	4,555	9,110	—	$12.20	7/29/2028
General Counsel	—	64,570	—	$6.57	7/28/2029
						53,588	$389,049	38,650	$280,599

John Abt	1,970	—	—	$59.20	7/21/2025
Vice President and Chief Quality	1,155	—	—	$31.30	7/26/2026
Operations Officer	1,839	920	—	$17.40	9/21/2027
	2,151	4,303	—	$12.20	7/29/2028
	—	32,510	—	$6.57	7/28/2029
						30,431	$220,929	18,420	$133,729

Martin P. Galvan	32,000	—	—	$4.16	8/30/2020
Former Vice President of Finance and	50,000	—	—	$13.86	8/30/2020
Chief Financial Officer	30,000	—	—	$34.77	8/30/2020
	8,990	—	—	$59.20	8/30/2020
	1,769	—	—	$31.30	8/30/2020
	2,759	—	—	$17.40	8/30/2020
	16,085	—	—	$12.20	8/30/2020
	76,560	—	—	$6.57	8/30/2020
						—	$—	—	$—

Options Exercised and Stock Vested During the Fiscal Year Ended June 30, 2020

The following table sets forth information concerning stock options exercised and stock awards that vested during Fiscal 2020 for each of the NEOs.

	Options		Stock Awards
	Number of Shares	Value	Number of	Value
Name and Principal Position	Acquired	Realized	Shares Acquired	Realized
(a)	On Exercise	on Exercise	on Vesting	on Vesting
Timothy Crew	—	$—	11,416	$89,550
Chief Executive Officer

John Kozlowski	—	$—	7,884	$67,918
Vice President of Finance, Chief Financial Officer and Principal Accounting Officer

Maureen Cavanaugh	—	$—	7,879	$59,723
Senior VP and Chief Commercial Operations Officer

Samuel Israel	—	$—	9,725	$60,895
Chief Legal Officer and General Counsel

John Abt	—	$—	4,699	$38,823
Vice President and Chief Quality Operations Officer

Martin P. Galvan	40,000	$—	108,348	$1,099,701
Former Vice President of Finance and Chief Financial Officer

Employment and Separation Agreements

The Company has entered into employment agreements with its current NEOs. Each of the agreements provides for an annual base salary and eligibility to receive a bonus. The salary and bonus amounts of these executives are determined by the review and approval of the Compensation Committee in accordance with the Committee’s charter as approved by the Board of Directors. Additionally, these executives are eligible to receive stock options and restricted stock awards. In 2018, the Company amended each of the employment agreements it has entered into with its current NEOs and with other employees to confirm and clarify that nothing in the employment agreements prohibits or limits the right of any employee from providing confidential information to or otherwise communicating with the SEC or any other governmental entity or self-regulatory organization or from accepting financial awards from the SEC or any other governmental entity or self-regulatory organization. Under the terms of the employment agreements, these executive employees may be terminated at any time with or without cause, or by reason of death or disability. In certain termination situations, the Company is liable to pay these executives severance compensation as discussed in the table below.

Effective August 30, 2019, the Company entered into a Separation Agreement and General Release with Mr. Galvan, our former Vice President of Finance and Chief Financial Officer, upon his termination of employment. The agreement provided for separation payments totaling $622,500, equal to eighteen months of Mr. Galvan’s final base salary plus a pro rata target cash bonus for Fiscal 2020 of $41,500, payable in twelve monthly installments, beginning on November 28, 2019. Mr. Galvan also received a pro rata cash retention bonus of $311,250, paid in December 2019. The agreement also provided for full vesting of all unvested stock options and all other equity awards, plus health benefits continuation (via reimbursement of COBRA premiums) for up to eighteen months from the date of termination. Mr. Galvan agreed to release the Company from any claims and to cooperate in the resolution of any issues pertaining to filings, investigations, or claims relating to events that occurred during his tenure with the Company. He also agreed to various restrictive covenants during the eighteen-month period following his termination of employment.

Potential Payments upon Termination or Change in Control

The following table summarizes potential payments or benefits upon various termination of employment scenarios for our current NEOs as of fiscal year end and assumes that the relevant triggering event occurred on June 30, 2020. The fair market values of share-based compensation (i.e. Stock Options and Restricted Stock) were calculated using the closing price of Lannett Company, Inc. stock ($7.26) on June 30, 2020, which was the last trading day of Fiscal 2020. The “spread” or difference between the fair market value of Lannett Company’s stock on June 30, 2020, and the option exercise price, was used for valuing stock options.

			Exercisability	Acceleration
	Base	Annual	Of Unvested	Of Unvested	Insurance
	Salary	Cash	Stock Option	Restricted	Benefit	Other
Name	Continuation	Bonus	Awards	Stock	Continuation	Benefits	Total
Timothy Crew
Without Cause/With Good Reason (1) (2)	$2,250,000	$619,390	$143,568	$1,688,269	$26,827	$4,008	$4,732,062

For Cause (3) (4)	$—	$619,390	$—	$—	$—	$4,008	$623,398

Retirement / Death / Disability (3)	$—	$619,390	$—	$—	$—	$4,008	$623,398

Change in Control (5)	$2,250,000	$619,390	$143,568	$1,688,269	$26,827	$4,008	$4,732,062

John Kozlowski
Without Cause/With Good Reason (1) (2)	$577,500	$188,096	$31,740	$428,594	$34,542	$6,004	$1,266,476

For Cause (3) (4)	$—	$188,096	$—	$—	$—	$6,004	$194,100

Retirement / Death / Disability (3)	$—	$188,096	$—	$—	$—	$6,004	$194,100

Change in Control (5)	$577,500	$188,096	$31,740	$428,594	$34,542	$6,004	$1,266,476

Maureen Cavanaugh
Without Cause/With Good Reason (1) (2)	$657,000	$217,034	$47,334	$539,708	$26,827	$3,104	$1,491,007

For Cause (3) (4)	$—	$217,034	$—	$—	$—	$3,104	$220,138

Retirement / Death / Disability (3)	$—	$217,034	$—	$—	$—	$3,104	$220,138

Change in Control (5)	$657,000	$217,034	$47,334	$539,708	$26,827	$3,104	$1,491,007

Samuel Israel
Without Cause/With Good Reason (1) (2)	$618,000	$228,871	$44,553	$669,648	$4,507	$3,092	$1,568,671

For Cause (3) (4)	$—	$228,871	$—	$—	$—	$3,092	$231,963

Retirement / Death / Disability (3)	$—	$228,871	$—	$—	$—	$3,092	$231,963

Change in Control (5)	$618,000	$228,871	$44,553	$669,648	$4,507	$3,092	$1,568,671

John Abt
Without Cause/With Good Reason (1) (2)	$531,750	$175,659	$22,432	$354,658	$50,223	$4,508	$1,139,230

For Cause (3) (4)	$—	$175,659	$—	$—	$—	$4,508	$180,167

Retirement / Death / Disability (3)	$—	$175,659	$—	$—	$—	$4,508	$180,167

Change in Control (5)	$531,750	$175,659	$22,432	$354,658	$50,223	$4,508	$1,139,230

(1) Each employment agreement ranges from 1-3 years and is automatically renewed unless notice is given by either party. Any non-renewal of the existing employment agreements by the Company and any resignation of the Executive with Good Reason both constitute a termination without Cause. Under the existing employment agreements base salary continuation for a period of 18-36 months, pro-rated cash bonus as if all targets and goals were achieved subject to any applicable cap on cash payments, acceleration of exercisability of unvested stock option awards, acceleration of unvested restricted stock, and insurance benefit continuation for a period of 18 months (collectively “Severance Compensation”) will only be made if the Executive executes and delivers to the Company, in a form prepared by the Company, a release of all claims against the Company and other appropriate parties, excluding the Company’s performance obligation to pay Severance Compensation and the Executive’s vested rights under the Company sponsored retirement plans, 401(k) plans and stock ownership plans (“General Release”). Severance Compensation is paid in equal monthly installments over a 12-month period to commence on the 90th day following the Termination Date provided the Executive has not revoked the General Release prior to that date. Earned but unpaid base salary, accrued but unpaid annual bonus (if the Executive otherwise meets the eligibility requirements) and accrued but unpaid paid time off and other miscellaneous items are to be paid in a single lump sum in cash no later than the earlier of: (1) the date required under applicable law; or (2) 60 days following the Termination Date.

(2) Under the existing employment agreements, Good Reason is defined as giving written notice of his resignation within thirty (30) days after Executive has actual knowledge of the occurrence, without the written consent of Executive, of one of the following events: (A) the assignment to Executive of duties materially and adversely inconsistent with Executive’s position or a material and adverse alteration in the nature of his duties, responsibilities and/or reporting obligations, (B) a reduction in Executive’s Base Salary or a failure to pay any such amounts when due; or (C) the relocation of Company headquarters more than 100 miles from its current location.

(3) Under the existing employment agreements, if the Executive is terminated For Cause; by death; by disability; resigns without Good Reason; or retires; earned but unpaid base salary, accrued but unpaid annual bonus (if the Executive otherwise meets the eligibility requirements) and accrued but unpaid paid time off and other miscellaneous items are to be paid in a single lump sum in cash no later than the earlier of: (1) the date required under applicable law; or (2) 60 days following the Termination Date.

(4) For Cause generally means Executive’s willful commission of an act constituting fraud, embezzlement, breach of fiduciary duty, material dishonesty with respect to the Company, gross negligence or willful misconduct in performance of Executive duties, willful violation of any law, rule or regulation relating to the operation of the Company, abuse of illegal drugs or other controlled substances or habitual intoxication, willful violation of published business conduct guidelines, code of ethics, conflict of interest or other similar policies, and Executive becoming under investigation by or subject to any disciplinary charges by any regulatory agency having jurisdiction over the Company (including but not limited to the Drug Enforcement Administration (DEA), Food and Drug Administration (FDA) or the Securities and Exchange Commission (SEC)) or if any complaint is filed against the Executive by any such regulatory agency.

(5) Under the existing employment agreements, a Change in Control is defined as a “change in ownership of the Company”, “a change in effective control of the Company”, or “a change in ownership of a substantial portion of the Company’s assets.” If the Executive is terminated by the Company without Cause or resigns with Good Reason within 24 months of a Change in Control event, the Executive shall be entitled to earned but unpaid base salary, accrued but unpaid annual bonus (if the Executive otherwise meets the eligibility requirements) and accrued but unpaid paid time off and other miscellaneous items. These items are to be paid in a single lump sum in cash no later than the earlier of: (1) the date required under applicable law; or (2) 60 days following the Termination Date. Additionally, the Executive shall be entitled to Severance Compensation to be paid in equal monthly installments over a 12-month period to commence on the 90th day following the Termination Date provided the Executive has not revoked the General Release prior to that date. A written notice that the Executive’s employment term is not extended within the 24-month period after a Change in Control shall be deemed a termination without Cause, unless the Executive and the Company execute a new employment agreement.

CEO Pay Ratio Disclosure

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations of the SEC, we are providing the following information about the annual total compensation of our employees and the annual total compensation of our current CEO, Timothy Crew. For the year ended June 30, 2020, Mr. Crew’s total compensation, as reported in the Summary Compensation Table of this proxy, was $4,576,313 and total compensation for our median employee, as calculated in accordance with the requirements of Regulation S-K, was $59,289, resulting in a ratio of 77.2 to 1. This pay ratio information has been calculated in a manner consistent with SEC regulations.

For purposes of determining the median employee for the fiscal year ending June 30, 2020, we determined that as of May 31, 2020, our employee population consisted of 951 individuals working at our company and its consolidated subsidiaries. For each of the 950 U.S.-based employees (other than Mr. Crew), we used their annualized base salary and target cash and equity incentive awards as of May 31, 2020 as a consistently applied compensation measure to identify the median employee. We used target cash and equity incentives since actual awards for Fiscal 2020 for each employee were not yet determined. We annualized values for employees hired after July 1, 2019, the start of our Fiscal Year.

Because the SEC rules permit significant flexibility in terms of approaches used to calculate compensation and identify the median employee, comparisons among companies may not be very meaningful, even for companies within the same industry.

COMPENSATION OF DIRECTORS

Our Board of Directors is actively involved in providing strategic direction and fiduciary oversight to the Company. During Fiscal 2020, we had a total of eight Board members (seven at fiscal year-end), which resulted in a significant workload for our directors. Our Board of Directors held numerous meetings and teleconferences in Fiscal 2020 in carrying out its responsibilities. The Board is actively involved in transactional due diligence, management succession planning, on-going reviews of business development activities and strategic initiatives to position the Company for future growth. The Board has also been actively involved in addressing the COVID-19 pandemic.

For Fiscal 2020, our non-employee directors received a cash retainer of $90,000, unchanged from Fiscal 2019, payable in monthly increments of $7,500, for Board and committee service. Mr. LePore also received an additional retainer of $30,000 for serving as our Independent Non-Employee Board Chairman, and Mr. Drabik received an additional retainer of $24,000 for his central role and work on the special committees and for continued, board leadership work. Certain directors also received an extra $1,000 per meeting for attending special meetings during the year. No other cash retainers or meeting fees were provided during Fiscal 2020. As an executive director, Mr. Crew does not participate in the non-employee director compensation program.

Board members receive annual equity grants to recognize their service during the prior fiscal year. Grant levels may vary from year to year based on Company performance. Based on the Company’s performance and the significant efforts and contributions of our directors in Fiscal 2019, in July 2019, each then-current non-employee Board member, other than Dr. Rewolinski, received an award of 33,445 common shares with a grant date value of $200,001, immediately vested at grant. Dr. Rewolinski received a grant of 5,785 common shares upon joining the Board on July 1, 2019. These grants are shown in the table below, since they occurred in Fiscal 2020. Beginning with equity awards in Fiscal 2021, the Board moved the annual grant date from July to September 1, which is not during a “blackout” period, to allow directors to immediately sell shares to fund tax liabilities.

Effective in July 2014, the Board of Directors approved stock ownership guidelines for non-employee directors equal to three times their cash retainer. Non-employee directors must meet required ownership levels within five years of first becoming subject to the guidelines and must hold 50% of all net after-tax shares from equity grants until ownership requirements are met (or 100% of such shares if ownership levels are not met by the end of the five-year compliance period). All directors other than Dr. Rewolinski, who joined the board in Fiscal 2020, met required ownership levels as of the end of Fiscal 2020.

We maintain policies that prohibit Directors from pledging Lannett stock or engaging in activity considered hedging of our common stock, and none of our Directors has pledged Lannett stock as collateral for a personal loan or other obligations.

The following table shows compensation information for Fiscal 2020 for non-employee members of our Board of Directors.

DIRECTOR COMPENSATION

					Change in
					Pension Value
				Non-Equity	and Nonqualified
			Options	Incentive Plan	Deferred	All Other
Name	Fees Earned	Stock Awards (1)	Awards	Compensation	Compensation	Compensation	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Jeffrey Farber	$90,000	$200,001	—	—	—	—	$290,001

David Drabik	$120,000	$200,001	—	—	—	—	$320,001

Paul Taveira	$96,000	$200,001	—	—	—	—	$296,001

Albert Paonessa III (2)	$52,500	$200,001	—	—	—	—	$252,501

Patrick LePore	$120,000	$200,001	—	—	—	—	$320,001

John Chapman	$96,000	$200,001	—	—	—	—	$296,001

Melissa Rewolinski (3)	$90,000	$34,999	—	—	—	—	$124,999

(1)	Reflects grant date award value for equity grants received in Fiscal 2020 to recognize Board service in Fiscal 2019. Dr. Rewolinski received a grant of 5,785 common shares upon joining the Board on July 1, 2019.

(2)	Mr. Paonessa retired from the Board in January 2020.

(3)	Dr. Rewolinski joined the Board in July 2019.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Transactions with Related Persons

The responsibility for the review of transactions with “related persons” (as defined below) has been assigned to the Audit Committee of the Board of Directors, was comprised of three independent directors during Fiscal 2020. “Related persons” are defined as directors and executive officers or their immediate family members or stockholders owning more than five percent of the Company’s common stock. The Audit Committee annually reviews related party transactions with any related person in which the amount exceeds $120,000.

The Company had net sales of $3.0 million, $3.8 million and $3.9 million during the fiscal years ended June 30, 2020, 2019 and 2018, respectively, to a generic distributor, Auburn. Jeffrey Farber, a current board member, is the owner of Auburn, which is a member of the Premier Buying Group. Accounts receivable includes amounts due from Auburn of $0.7 million and $1.2 million at June 30, 2020 and 2019, respectively.

The Company also had net sales of $2.6 million, $2.4 million and $1.9 million during the fiscal years ended June 30, 2020, 2019 and 2018 to a generic distributor, KeySource Medical (“KeySource”), which is a member of the OptiSource Buying Group. Albert Paonessa, a board member until the date of the Company’s 2020 Annual Meeting of Stockholders, was appointed the CEO of KeySource in May 2017. Accounts receivable includes amounts due from KeySource of $0.6 million and $0.7 million as of June 30, 2020 and 2019.

As part of its review, the Audit Committee noted that the amount of net sales to Auburn approximated 0.6% of total net sales during the fiscal years ended June 30, 2020, 2019 and 2018, respectively. The Audit Committee also noted that the amount of net sales to KeySource approximated 0.5%, 0.4% and 0.3% of total net sales during each of the fiscal years ended June 30, 2020, 2019 and 2018, respectively.

The Audit Committee reviewed an analysis of sales prices charged to Auburn and KeySource, which compared the average sales prices by product for Auburn and KeySource sales to the average sales prices by product to other Lannett customers during the same period. As a result of this analysis, the Audit Committee ratified the net sales made to Auburn and KeySource during the fiscal years ended June 30, 2020, 2019, and 2018.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

NOMINEES

The Company’s Bylaws provide that the number of directors of the Company may be determined by the Stockholders, or in the absence of such determination, by the Board. Currently, there are seven members of the Board. The Board nominates the seven persons named below who are currently serving on the Board, for election to the Board. As of the date of this Proxy Statement, the Board of Directors is not aware that any nominee is unable to serve or will decline to serve as a director. The seven nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company until the next Annual Meeting or until their earlier resignation or removal.

The following list identifies the nominees for election to the Board and sets forth certain information regarding each nominee. All nominees are currently serving as directors of the Company. A majority of the directors on the Board are independent, as defined by the rules of the New York Stock Exchange (“NYSE”). Those directors are referred to as “independent” below.

Patrick G. LePore was appointed as a Director of the Company in July 2017. On July 1, 2018, Mr. LePore succeeded Mr. Farber as Chairman of the Board of Directors. Mr. LePore served as chairman, Chief Executive Officer and president of PAR Pharmaceuticals, Inc., until the company’s acquisition by private equity investor TPG in 2012. He remained as chairman of the new company through the sale of the company to Endo Pharmaceuticals. Mr. LePore began his career with Hoffmann LaRoche. Later, he founded Boron LePore and Associates, a medical communications company, which he took public and was eventually sold to Cardinal Health. Mr. LePore is the Vice Chairman of the board of Matinas BioPharm. On September 10, 2020, Mr. LePore was appointed as a director of the board of VYNE Therapeutics, Inc. Mr. LePore earned his bachelor’s degree from Villanova University and Master of Business Administration from Fairleigh Dickinson University.

The Governance and Nominating Committee concluded that Mr. LePore is well qualified to serve as a Director due, in part, to his understanding and experience as a Chief Executive Officer and Director of highly regarded companies within the pharmaceutical industry. Mr. LePore is an independent director as defined by the rules of the NYSE.

John C. Chapman was appointed as a Director of the Company in July 2018. Mr. Chapman is a retired audit partner for KPMG, having specialized in providing audit services to large complex multinational pharmaceutical and consumer market companies. During his tenure at KPMG, he served for six years as a member of the firm’s board of directors and for several years as KPMG’s global chair of pharmaceuticals and chemicals. Mr. Chapman also served as global lead partner for some of KPMG’s largest clients, including Pfizer, Hoechst and PepsiCo, among others. Mr. Chapman, a certified public accountant (CPA), earned a Bachelor of Business Administration in accounting practice degree from Pace University, New York.

The Governance and Nominating Committee concluded that Mr. Chapman is well qualified to serve as a Director, due to his extensive experience in the public accounting profession. Additionally, Mr. Chapman has significant experience in dealing with acquisitions, divestitures, initial public offerings and secondary offerings. Mr. Chapman is an independent director as defined by the rules of the NYSE.

Timothy C. Crew was appointed as the Company’s Chief Executive Officer and a Director of the Company in January 2018. Mr. Crew has more than 30 years of experience in the generic and branded pharmaceutical industries. Previously, he served as Chief Executive Officer of Cipla North America, a global pharmaceutical company based in Mumbai, India. Before Cipla, he worked for eight years at Teva Pharmaceuticals Industries Ltd. (“Teva”), where he ultimately served as Senior Vice President and Commercial Operating Officer of the North American Generics division, the world’s largest generic operation with multibillion dollars of annual sales. Before that, he was Teva’s Vice President, Alliances and Business Development. Mr. Crew was also an Executive Vice President, North America, for Dr. Reddy’s Laboratories Ltd. Mr. Crew began his pharmaceutical career at Bristol-Myers Squibb, where he held a number of senior management positions in global marketing, managed healthcare, marketing, business development and strategic planning. Prior to his pharmaceutical roles, Mr. Crew served in the United States Army, where he rose to the rank of Captain. Mr. Crew earned a Bachelor of Arts degree in economics from Pomona College and a Masters of Business Administration degree from Columbia Business School.

The Governance and Nominating Committee concluded that Mr. Crew is well qualified to serve as a Director due, in part, to his understanding and experience as a Chief Executive Officer and Director of highly regarded companies within the pharmaceutical industry.

David Drabik was elected a Director of the Company in January 2011. Mr. Drabik is a National Association of Corporate Directors Governance Fellow. Since 2002, Mr. Drabik has been President of Cranbrook & Co., LLC (“Cranbrook”), an advisory firm primarily serving the private equity and venture capital community. At Cranbrook, Mr. Drabik assists and advises its clientele on originating, structuring and executing private equity and venture capital transactions. From 1995 to 2002, Mr. Drabik served in various roles and positions with UBS Capital Americas (and its predecessor UBS Capital LLC), a New York City based private equity and venture capital firm that managed $1.5 billion of capital. From 1992 to 1995, Mr. Drabik was a banker with Union Bank of Switzerland’s Corporate and Institutional Banking division in New York City. Mr. Drabik graduated from the University of Michigan with a Bachelor of Business Administration degree.

The Governance and Nominating Committee concluded that Mr. Drabik is well qualified to serve as a Director due, in part, to his understanding and involvement in investment banking. As a global investment bank professional with extensive experience advising senior management, his skills include business analytics, financing and a strong familiarity with SEC documentation. Mr. Drabik is an independent director as defined by the rules of the NYSE.

Jeffrey Farber was appointed a Director of the Company in May 2006 and was appointed Chairman of the Board of Directors in July 2012. In July 2018, Patrick LePore succeeded Jeffrey Farber as the Chairman of the Board. Jeffrey Farber joined the Company in August 2003 as Secretary. Since 1994, Mr. Farber has been President and the owner of Auburn Pharmaceutical (“Auburn”), a national generic pharmaceutical distributor. Prior to starting Auburn, Mr. Farber served in various positions at Major Pharmaceutical (“Major”), where he was employed for over 15 years. At Major, Mr. Farber was involved in sales, purchasing and eventually served as President of the Midwest division. Mr. Farber also spent time working at Major’s manufacturing division, Vitarine Pharmaceuticals, where he served on its Board of Directors. Mr. Farber graduated from Western Michigan University with a Bachelor of Science Degree in Business Administration and participated in the Pharmacy Management Graduate Program at Long Island University.

The Governance and Nominating Committee concluded that Mr. Farber is qualified to serve, due, in part, to his significant experience in the generic drug industry and his ongoing role as the owner of a highly regarded and successful generic drug distributor. His skills include a thorough knowledge of the generic drug marketplace and drug supply chain management.

Melissa Rewolinski was appointed as a Director of the Company in July 2019. Dr. Rewolinski currently serves as principal of MVR Consulting, where she specializes in providing counsel to small and mid-size biotechnology and pharmaceutical companies. Earlier she held a number of senior level R&D positions for Intercept, rising to Senior Vice President, Head of Technical Operations, and member of the Executive Team. Previously, she served as Senior Director, Development for Amira Pharmaceuticals, and before that as a Chemical Development Group Leader and a Pharmaceutical Sciences Project Team Leader for Pfizer Global R&D. Dr. Rewolinski began her career at Pharmacia & Upjohn as a post-doctoral research scientist. Dr. Rewolinski earned a Doctorate degree in Organic Chemistry and Bachelor of Science degree in Chemistry, magna cum laude, from Rice University.

The Governance and Nominating Committee concluded that Dr. Rewolinski is well qualified to serve as a Director due, in part, to her significant experience in operational and drug development roles within the pharmaceutical industry. Dr. Rewolinski is an independent director as defined by the rules of the NYSE.

Paul Taveira was appointed a Director of the Company in May 2012. Mr. Taveira was the Chief Executive Officer of the National Response Corporation, an international firm specializing in environmental services, from June 2015 to February 2019. He previously served on the Board of Directors and as the Chief Executive Officer of A&D Environmental Services Inc., an environmental and industrial services company. From 2007 to 2009, Mr. Taveira was a Managing Partner of Precision Source LLC, a manufacturer of precision parts for various industries across the United States. From 1997 to 2007, Mr. Taveira held several positions at PSC Inc., a national provider of environmental services, including President, Vice President and Regional General Manager. From 1987 to 1997, Mr. Taveira held several management positions with Clean Harbors Inc., an international provider of environmental and energy services. Mr. Taveira graduated from Worcester State University with a Bachelor of Science degree in Biology.

The Governance and Nominating Committee concluded that Mr. Taveira is well qualified to serve as a Director due, in part, to his understanding and experience as a Chief Executive Officer and Director of various companies. Mr. Taveira is an independent director as defined by the rules of the NYSE.

Recommendation of the Board

THE BOARD RECOMMENDS THAT LANNETT STOCKHOLDERS VOTE “FOR” THESE NOMINEES. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED FROM STOCKHOLDERS WILL BE VOTED IN FAVOR OF THESE NOMINEES.

PROPOSAL NO. 2 — RATIFICATION OF GRANT THORNTON, LLP AS INDEPENDENT AUDITORS

The Board and the Audit Committee has appointed Grant Thornton, LLP (“Grant Thornton”) as the Company’s independent auditors for the fiscal year ending June 30, 2021. Under the corporate governance requirements of the Sarbanes-Oxley Act of 2002, and Section 10A — (m)(2) of the Securities Exchange Act of 1934, as amended, which states — “The audit committee of each issuer, in its capacity as a committee of the board of directors, shall be directly responsible for the appointment, compensation, and oversight of the work of any registered public accounting firm employed by the issuer (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and each such registered public accounting firm shall report directly to the audit committee” — we are not required to have the stockholders ratify the selection of Grant Thornton as our independent auditors. We are doing so because we believe it is good corporate practice to do so. If the stockholders do not ratify the selection of Grant Thornton, the Board and the Audit Committee may reconsider whether or not to retain Grant Thornton. Additionally, even if the selection is ratified, the Board and the Audit Committee in their sole discretion may change independent auditors at any time throughout the fiscal year. Representatives from Grant Thornton are expected to be present at the Annual Meeting and will be available to respond to appropriate questions.

Grant Thornton LLP served as the independent auditors of the Company during Fiscal 2020, 2019 and 2018. No relationship exists, other than the usual relationship between independent public accountant and client. The following table identifies the fees incurred for services rendered by Grant Thornton LLP in Fiscal 2020, 2019 and 2018.

(In thousands)	Audit Fees	Audit-Related (1)	Tax Fees (2)	All Other Fees (3)	Total Fees

Fiscal 2020	$1,383	$127	$211	$—	$1,721
Fiscal 2019	$1,409	$—	$193	$7	$1,609
Fiscal 2018	$1,586	$—	$180	$26	$1,792

(1)	Audit-related fees primarily include fees paid for comfort letter procedures.

(2)	Tax fees include fees paid for preparation of annual federal, state and local income tax returns, quarterly estimated income tax payments and various tax planning services.

(3)	Other fees include paid for review of various correspondences including IRS audit assistance, miscellaneous studies, etc.

The non-audit services provided to the Company by Grant Thornton LLP were pre-approved by the Company’s Audit Committee. Prior to engaging its auditor to perform non-audit services, the Company’s Audit Committee reviews the particular service to be provided and the fee to be paid by the Company for such service and assesses the impact of the service on the auditor’s independence.

The Audit Committee Charter provides that pre-approval may be granted by the Audit Committee Chairman. The Audit Committee Chairman must report, for informational purposes only, any pre-approval decision to the Audit Committee at its next scheduled meeting.

Recommendation of the Board

THE BOARD RECOMMENDS THAT LANNETT STOCKHOLDERS VOTE “FOR” THIS PROPOSAL. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED FROM STOCKHOLDERS WILL BE VOTED IN FAVOR OF THIS PROPOSAL.

PROPOSAL NO. 3 — NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act enables our stockholders to vote, on an advisory basis, on the compensation of our named executive officers as disclosed under the “Executive Compensation” section of this Proxy Statement. As described under the “Executive Compensation” section of this Proxy Statement the overall objective of our executive compensation program is to focus our executives on creating long-term stockholder value and directly linking corporate and individual performance goals with the results of the Company. Accordingly, for the reasons discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement, we are asking our stockholders to vote “FOR” this proposal.

While we intend to carefully consider the voting results of this proposal, the vote is advisory and therefore not binding on the Company, the Compensation Committee or our Board of Directors. Our Board of Directors and Compensation Committee value the opinions of all our stockholders and will consider the outcome of this vote when making future compensation decisions for our named executive officers.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED UNDER THE “EXECUTIVE COMPENSATION” SECTION OF THIS PROXY STATEMENT.

PROPOSAL NO. 4 – APPROVAL OF THE LANNETT COMPANY, INC. 2021 LONG-TERM INCENTIVE PLAN

On December 4, 2020, upon recommendation of the Compensation Committee (the “Committee”), our Board of Directors (the “Board”) adopted the Lannett Company, Inc. 2021 Long-Term Incentive Plan, or “2021 Plan,” subject to approval by our stockholders. The purpose of the 2021 Plan is to advance the interests of the Company and its stockholders by enabling the Company and its subsidiaries to (i) attract, motivate and retain a talented management team to achieve superior results, (ii) provide market competitive equity incentive opportunities that are linked to the growth and profitability of the Company and increases in stockholder value, and (iii) align the interests of key executives and Board members with those of our stockholders.

The 2021 Plan permits the Committee, or a subcommittee thereof, to grant to eligible employees, non-employee directors and consultants of the Company (each a “participant”) non-statutory and incentive stock options, and restricted stock awards. Subject to adjustment, the maximum number of shares of our common stock authorized for issuance under the 2021 Plan is 3,000,000 shares.

Because our common stock is listed on the New York Stock Exchange (“NYSE”), the NYSE listing rules require stockholder approval of the 2021 Plan. In addition, the Board of Directors is asking our stockholders to approve the 2021 Plan in order to qualify stock options for treatment as incentive stock options for purposes of Section 422 of the Internal Revenue Code. We have a limited number of shares that remain available under our existing long-term incentive plans and, therefore, if our stockholders do not approve the 2021 Plan, we will not be able to grant our employees, non-employee directors and consultants equity incentive awards, which would be highly detrimental to our ability to attract, motivate, and retain talent.

Equity Compensation Plan Information as of November 30, 2020

The following table sets forth certain information as of November 30, 2020 with respect to the Company’s long-term incentive plans:

Stock options outstanding	1,046,062
Weighted-average exercise price of stock options outstanding	$9.52
Weighted-average remaining term of stock options outstanding	7.76 years
Total restricted stock awards outstanding	1,368,119
Total performance-based restricted stock awards outstanding	531,150
Total shares remaining for issuance under the 2011 Long-Term Incentive Plan	16,422
Total shares remaining for issuance under the 2014 Amended and Restated Long-Term Incentive Plan	57,986
Proposed shares reserved for issuance under the 2021 Plan	3,000,000

The Company’s 2011 Long-Term Incentive Plan expires on January 19, 2021, prior to the 2021 Annual Meeting, after which time the Company will no longer be able to issue awards under the 2011 Long-Term Incentive Plan. The Company’s Amended and Restated 2014 Long-Term Incentive Plan expires on January 22, 2024 and the Company will be able to issue the remaining 57,986 shares available under the Amended and Restated 2014 Long-Term Incentive Plan through that date.

Reasons Why You Should Vote in Favor of Approval of the 2021 Plan

Our Board of Directors recommends a vote for approval of the 2021 Plan, as the Board believes the 2021 Plan is in the best interests of our Company and our stockholders for the following reasons:

The 2021 Plan will advance Company and stockholder interests by allowing us to attract, motivate, and retain key talent.  Having a talented and motivated management team is essential to executing our business strategies and achieving superior results. Stock-based incentive compensation has been an important component of the total direct compensation opportunity for our management team. It ensures that we are able to maintain a market competitive compensation opportunity that is predominantly performance-based and at risk.

The 2021 Plan is consistent with our pay-for-performance compensation philosophy. We believe that stock-based incentive compensation rewards our management team for superior performance in delivering sustainable and profitable growth. A significant portion of equity award opportunities for executive participants is performance-based or only has value if the Company performance meets or exceeds pre-determined financial or stock return goals or if stockholder value increases. Beginning with grants made in Fiscal 2018, all executives receive a portion of annual equity awards in the form of performance awards, which are currently tied to our 3-year relative total shareholder return vs. companies in the S&P Pharmaceuticals Select Industry Index. This reinforces our pay for performance culture.

The 2021 Plan will enable us to continue aligning the interests of our executives with those of our stockholders. We have designed our stock-based incentive compensation so that our management team is motivated to achieve financial performance goals and increase stockholder value. This creates a strong alignment between our rewards and stockholder interests. Also, with our stock ownership guidelines, the ownership levels of our common stock that are maintained by our non-employee directors and executives ensure further alignment with the interests of our stockholders.

The 2021 Plan embraces sound corporate governance practices. As described in more detail below under the heading “Summary of Sound Governance Features of the 2021 Plan,” the 2021 Plan includes a number of features that are consistent with protecting the interests of our stockholders and sound corporate governance practices.

Summary of Sound Governance Features of the 2021 Plan

The Board and the Committee believe that the 2021 Plan contains several features that are consistent with protecting the interests of our stockholders and sound corporate governance practices, including the following:

No “evergreen” provision. The 2021 Plan will terminate on January 26, 2026, and no new awards may be made under the 2021 Plan beyond this date without stockholder approval. The number of shares of our common stock available for issuance under the 2021 Plan is fixed and will not be adjusted based upon the number of outstanding shares of our common stock, except for equitable adjustment as described below under the heading “Adjustments”.

No liberal share “recycling” for stock options or restricted stock awards. Shares withheld to satisfy the exercise price or tax-withholding obligations on options or restricted stock awards will be counted against the shares of common stock authorized for issuance under the 2021 Plan and will not become eligible again for grant under the 2021 Plan.

No reloads. The 2021 Plan does not authorize “reloads” of any awards.

Stock option exercise prices will not be lower than the fair market value on the grant date. The 2021 Plan prohibits granting stock options with exercise prices lower than the fair market value of a share of our common stock on the grant date.

No re-pricing or exchange of “underwater” options without stockholder approval. The 2021 Plan prohibits the re-pricing of outstanding stock options without stockholder approval, except in connection with certain corporate transactions, such as a recapitalization or stock split, as may be necessary in order to prevent dilution or enlargement of the rights of participants. The 2021 Plan defines “re-pricing” broadly to include amendments or modifications to the terms of outstanding stock options to lower the exercise price, canceling “underwater” stock options in exchange for cash, replacement awards having a lower exercise price or in the form of other awards, or repurchasing “underwater” stock options and granting new awards.

Stock options are not entitled to dividend equivalent rights. Stock option award holders have no rights as stockholders with respect to the shares underlying their awards until such awards are exercised or vested and shares are issued. As a result, stock option awards under the 2021 Plan have no dividend equivalent rights associated with them.

No dividends or dividend equivalents will be paid out on unvested awards. For any stock awards that the Committee determines are eligible for dividend equivalent rights, any dividends or dividend equivalents declared by the Company on such awards will not be paid out with respect to any unvested stock award. Such dividends or dividend equivalents may be accrued and paid out to the extent the stock award vests.

Stockholder approval is required for material revisions to the 2021 Plan. Consistent with NYSE listing rules, the 2021 Plan requires stockholder approval of material revisions to the plan. The 2021 Plan also requires stockholder approval of certain additional revisions to the plan that would not otherwise require stockholder approval under the NYSE listing rules.

“Clawback” provisions. The 2021 Plan contains “clawback” provisions. If the Committee determines that a participant has taken any action that would constitute “cause” or an “adverse action,” as the 2021 Plan defines such terms, while providing services to the Company, or after termination of such services, all rights of the participant under the 2021 Plan and any agreements evidencing an award the participant then holds will terminate and be forfeited. The Committee may also require the participant to return to the Company any shares received, any profits or any other economic value realized by the participant in connection with any awards or any shares issued upon the exercise or vesting of any awards. In addition, the 2021 Plan incorporates the Sarbanes-Oxley Act of 2002 automatic forfeiture standard for certain participants in connection with material noncompliance, as a result of misconduct, resulting in an accounting restatement. The 2021 Plan also allows the Committee to seek to recover any award made as required by the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any other clawback, forfeiture or recoupment provision required by applicable law or under the requirements of any stock exchange or market upon which the common stock is then listed or traded. Finally, all awards under the 2021 Plan will be subject to forfeiture or other penalties pursuant to any other standalone clawback or forfeiture policy of the Company, as well as any that are included in relevant award agreements.

Summary of the 2021 Plan Features

Below is a summary of the major features of the 2021 Plan. The summary is qualified in its entirety by reference to the full text of the 2021 Plan, a copy of which is attached as Appendix I. Additional copies may be obtained upon request to Investor Relations at 1150 Northbrook Drive, Suite 155, Trevose, Pennsylvania 19053 or by telephone at 215-333-9000. We have also filed a copy of the 2021 Plan electronically with the SEC as an appendix to this Proxy Statement, available through the SEC’s website at www.sec.gov.

Purpose. The purpose of the 2021 Plan is to advance the interests of the Company and its stockholders by enabling the Company and its subsidiaries to (i) attract, retain, and motivate our management team for achievement of Company results and creation of stockholder value, (ii) provide stock-based incentive compensation opportunities that are linked to the growth and profitability of the Company and increases in stockholder value, and (iii) provide opportunities for equity ownership that align the interests of key employees and Board members with those of our stockholders.

Plan Administration. The 2021 Plan will be administered by the Committee, or by a subcommittee thereof, or any other committee designated by the Board in accordance with the 2021 Plan. All members of the Committee administering the 2021 Plan will be “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and “independent” under the NYSE listing rules, the rules and regulations of the SEC and other applicable laws.

Under the terms of the 2021 Plan, subject to certain limitations, the Committee will have the authority to, among other things:

●	Select eligible participants to whom awards are granted;

●	Determine the types, amounts and terms of awards to be granted and when;

●	Determine the provisions of such awards, including the applicable performance measures, if any, and the duration, restrictions and conditions of such awards;

●	Interpret the 2021 Plan and any instrument evidencing an award under the 2021 Plan and establish rules and regulations pertaining to its administration;

●	Determine fair market value in accordance with the 2021 Plan;

●	Subject to stockholder approval requirements for some amendments, determine whether and under what circumstances and terms to amend the 2021 Plan or any outstanding award agreement;

●	Authorize any person to execute on behalf of the Company an award agreement or other instrument required to effect a grant;

●	Determine whether awards will be settled in shares of common stock, cash or in any combination thereof;

●	Determine whether an award will be eligible for dividend equivalent rights;

●	Impose restrictions, conditions or limitations on resales and subsequent transfers; and

●	Make any other determination and take any other action that the Committee deems necessary or desirable for administration of the 2021 Plan.

Delegation. To the extent permitted by applicable law, the Committee may delegate to one or more of its members or to one or more officers of the Company such administrative duties or powers, as it may deem advisable. The Committee may authorize one or more directors or officers of the Company to designate employees, other than officers, directors, or 10% stockholders of the Company, to receive awards under the plan and determine the size of any such awards, subject to certain limitations.

No Re-pricing or Exchange. The Committee may not, except as described below under the heading “Adjustments,” without prior approval of our stockholders, seek to effect any re-pricing of any previously granted option by: (i) amending or modifying the terms of the option to lower the exercise price; (ii) canceling an underwater option in exchange for (A) cash; (B) replacement options having a lower exercise price; or (C) other awards; or (iii) repurchasing the underwater options and granting new awards under the 2021 Plan. An option will be deemed to be “underwater” at any time when the fair market value of the common stock is less than the exercise price of the option.

Shares Authorized. Subject to adjustment, the maximum number of shares of our common stock authorized for issuance under the 2021 Plan is 3,000,000. No more than 3,000,000 shares may be granted under the 2021 Plan as incentive stock options.

If any shares subject to an award are forfeited or an award expires, then in each such case the shares subject to such award will, to the extent of such forfeiture or expiration, be added to the shares available for awards under the 2021 Plan.

Limits on Non-Employee Director Awards. Awards granted during a single fiscal year to any non-employee director, taken together with any cash fees paid during the fiscal year to the non-employee director, in respect of the director’s service as a member of the Board during such year, shall not exceed $600,000 in total value.

Minimum Vesting Requirement. Awards granted under the 2021 Plan shall vest no earlier than the first anniversary of the date on which the award is granted; provided, that the following awards shall not be subject to the foregoing minimum vesting requirement: any (i) substitute awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its subsidiaries in accordance with Section 18 of the 2021 Plan, (ii) Non-Employee Director Awards, and (iii) any additional awards the Committee may grant, up to a maximum of 5% of the available share reserve authorized for issuance under the 2021 Plan; and, provided, further, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any award in connection with a change in control.

Adjustments. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin off) or other similar change in the corporate structure or shares of the Company, the Committee will make the appropriate adjustment. These adjustments may be to the number and kind of securities and property that may be available for issuance under the 2021 Plan or the terms and conditions of any outstanding awards, including any performance goals or criteria with respect thereto. In order to prevent dilution or enlargement of the rights of participants, the Committee may also adjust the number, kind, and exercise price of securities or other property subject to outstanding awards.

Participation. Awards may be granted to employees, non-employee directors and consultants of the Company or any of its subsidiaries. A “consultant” is one who renders services that are not in connection with the offer and sale of our securities in a capital raising transaction and does not directly or indirectly promote or maintain a market for our securities. As of November 30, 2020, approximately 850 employees and six non-employee directors would have been eligible to participate in the 2021 Plan had it been approved by our stockholders at such time.

Types of Awards. The 2021 Plan will permit us to grant non-statutory and incentive stock options, restricted stock awards and performance awards. Awards may be granted either alone or in addition to or in tandem with any other type of award.

Non-Statutory and Incentive Stock Options. Stock options entitle the holder to purchase a specified number of shares of our common stock at a specified price, which is called the exercise price, subject to the terms and conditions of the stock option grant. The 2021 Plan permits the grant of both non-statutory and incentive stock options, though incentive stock options may be granted only to employees. Each stock option granted under the 2021 Plan must be evidenced by an award agreement that specifies the exercise price, the term, the number of shares underlying the stock option, the vesting and any other conditions. Except for substitute awards granted under Section 18 of the 2021 Plan, the exercise price of each stock option granted under the 2021 Plan must be at least 100% of the fair market value of a share of our common stock as of the date the award is granted to a participant. Fair market value is the closing price of our common stock, as reported on the NYSE. The closing price of our common stock, as reported on the NYSE, on November 30, 2020, was $6.16 per share. The Committee will fix the terms and conditions of each stock option, subject to certain restrictions. The Committee will fix the term of each stock option, but stock options granted under the 2021 Plan will not be exercisable more than 10 years after the date the stock option is granted. Stock options may be exercised, in whole or in part, by payment in full of the exercise price in cash or its equivalent. In the discretion of the Committee, payment may also be made by the delivery of common stock already owned by the participant prior to such delivery or to be issued upon the exercise of the option being exercised, by broker-assisted cashless exercise, by “net exercise,” or by a combination of such methods; or such other method as may be permitted by the Committee. In the case of a “net exercise” of a stock option, we will not require payment of the exercise price or any required tax withholding obligations related to the exercise, but will reduce the number of shares issued upon the exercise by the largest number of whole shares that has a fair market value that does not exceed the aggregate exercise price for the shares underlying the stock option and any required tax withholding obligations.

Restricted Stock Awards. Restricted stock awards may be granted under the 2021 Plan. A restricted stock award is an award of common stock that is subject to restrictions on transfer and risk of forfeiture upon certain events, typically including termination of service. The Committee shall determine, and set forth in an award agreement, the period of restriction, the number of shares of restricted stock awards granted, and other such conditions or restrictions, including, in the case of a performance award, any performance goals upon which the performance award is subject and any performance period during which any performance goals must be achieved. Participants holding shares of restricted stock awards may be granted voting rights with respect to their shares. After all conditions and restrictions applicable to restricted stock awards have been satisfied or have lapsed (including the satisfaction of any applicable tax withholding obligations), shares of restricted stock awards will become freely transferable (except as otherwise provided in the 2021 Plan). The Committee may provide that a restricted stock award is conditioned upon the participant making or refraining from making an election with respect to the award under Section 83(b) of the IRC.

Non-Employee Director Awards. The Committee at any time and from time to time may grant to non-employee directors non-statutory stock options, or restricted stock awards. Any such awards may be granted singly, in combination, or in tandem, and may be granted pursuant to such terms, conditions and limitations as the Committee may establish in its sole discretion consistent with the provisions of the 2021 Plan.

Performance Measure Elements. The performance goals upon which the payment or vesting of a performance award depends may include, without limitation, one or more of the following performance measurement elements:

●	financial measurement elements, including revenue measurement elements and profitability and productivity measurement elements: and

●	stock and stockholder return measurement elements, including earnings per share (diluted and fully diluted, stock price and total return to stockholders.

The Committee may establish additional performance metrics to use in connection with performance awards. Performance metrics may be measured on an absolute basis, relative to peers or a market index, or through other means as determined by the Committee.

The Committee may amend or modify the performance goals, performance measures or performance periods of any outstanding awards based in whole or in part on the financial performance of the Company (or any subsidiary or division, business unit or other sub-unit thereof) in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the 2021 Plan.

Dividend Equivalents. With the exception of stock options, awards under the 2021 Plan may, in the Committee’s discretion, earn dividend equivalents with respect to the cash or stock dividends or other distributions that would have been paid on the shares of our common stock covered by such award had such shares been issued and outstanding on the dividend payment date. Such dividend equivalents will be converted to cash or additional shares of our common stock by such formula and at such time and subject to such limitations as determined by the Committee, and only paid out once the award becomes vested.

Termination of Service. Unless otherwise expressly set forth in an individual agreement, the Committee will have the sole discretion to determine and set forth in an award agreement the effect that the termination of a participant’s employment or other service with the Company and all subsidiaries may have on any award.

Modification of Rights upon Termination. Upon a participant’s termination of employment or other service with the Company or any subsidiary, the Committee may, in its sole discretion (which may be exercised at any time on or after the grant date, including following such termination) cause stock options held by such participant as of the effective date of such termination to terminate, become or continue to become exercisable or remain exercisable following such termination of employment or service, and restricted stock and performance awards held by such participant as of the effective date of such termination to terminate, vest or become free of restrictions and conditions to payment, as the case may be, following such termination of employment or service, in each case in the manner determined by the Committee; provided, however, that no stock option may remain exercisable beyond its expiration date.

Determination of Termination. The change in a participant’s status from an employee to a consultant will be deemed a termination unless the Committee determines otherwise, in its sole discretion. The change in a participant’s status from a consultant to an employee or from that of an employee to that of a director will not be deemed a termination of the participant’s service as a consultant or employee, respectively. Unless the Committee determines otherwise, a participant’s termination date will be deemed to be the date recorded on personnel or other records of the Company or any subsidiary. If the payment of an award that is subject to Section 409A of the IRC is triggered by termination of a participant’s employment or other service, the termination must also constitute a “separation from service” within the meaning of Section 409A of the IRC, and any change in employment status that constitutes a “separation from service” under Section 409A of the IRC will be treated as a termination of employment or service, as the case may be.

Forfeiture and Recoupment. If a participant is determined by the Committee to have taken any action while providing services to the Company or after termination of such services, that would constitute “cause” or an “adverse action,” as such terms are defined in the 2021 Plan, all rights of the participant under the 2021 Plan and any agreements evidencing an award then held by the participant will terminate and be forfeited. The Committee has the authority to rescind the exercise, vesting, issuance or payment in respect of any awards of the participant that were exercised, vested, issued or paid, and require the participant to pay to the Company, within ten days of receipt of notice, any amount received or the amount gained as a result of any such rescinded exercise, vesting, issuance or payment. The Company may defer the exercise of any stock option for up to six months after receipt of notice of exercise in order for the Committee to determine whether “cause” or “adverse action” exists. The Company is entitled to withhold and deduct future wages to collect any amount due. In addition, if the Company is required to prepare an accounting restatement due to material noncompliance, as a result of misconduct, with any financial reporting requirement under the securities laws, then any participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 will reimburse the Company for the amount of any award received by such individual under the 2021 Plan during the 12-month period following the first public issuance or filing with the Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement. The Company may also seek to recover any award made as required by the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any other clawback, forfeiture or recoupment provision required by applicable law or under the requirements of any stock exchange or market upon which our common stock is then listed or traded. In addition, all awards under the 2021 Plan will be subject to forfeiture and other penalties pursuant to any standalone clawback or forfeiture policy of the Company, as in effect from time to time, and such forfeiture and/or penalty conditions or provisions as determined by the Committee and set forth in the applicable award agreement.

Change in Control and Acceleration of Vesting. Generally, a change in control means the occurrence of any one of the following events:

●

a merger or consolidation in which the Company is not the surviving entity and which results in a greater than fifty percent (50%) change in ownership of the Company, except for a transaction the principal purpose of which is to change the state, territory, province or country in which the Company is incorporated;

●	the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company’s subsidiary corporations);

●

any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger; or

●

acquisition by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities, not including securities held by such persons as of the effective date of this Plan.

Without limiting the authority of the Committee to adjust awards as discussed under the headings “Plan Administration” and “Adjustments,” if a change in control of the Company occurs, then, unless otherwise provided in the award agreement:

●	The restrictions applicable to any option awards under the 2021 Plan shall lapse and such awards shall be deemed fully vested.

●	The restrictions applicable to any restricted stock awards which are not performance awards shall lapse and such shares shall be deemed fully vested.

●

The restrictions applicable to any restricted stock awards which are performance awards and for which the number of shares of Restricted Stock has been established because the realization of the performance goals have been determined shall lapse and such awards shall deemed fully vested.

●

The restrictions applicable to any restricted stock awards for which the number of shares of restricted stock has not been established because the realization of the performance goals has not yet been determined shall lapse as follows: (a) if the change in control occurs two or more years after the date of the commencement of the three year period for measuring performance, or if the period to measure performance is one year, then all restrictions shall lapse and all of the restricted stock shall be fully vested; (b) if the change in control occurs one or more years and less than two years after the date of the commencement of the three year period for measuring performance, then the restrictions shall lapse on 66 2/3% of the restricted stock, which shares of restricted stock shall be fully vested, and the restrictions on 33 1/3% of the restricted stock shall remain, and subject to the determination of the Committee such shares of restricted stock may be subject to forfeiture; and (c) if the change in control occurs less than one year after the date of the commencement of the three year period for measuring performance, then the restrictions shall lapse on 33 1/3% of the restricted stock, which shares of restricted stock shall be fully vested, and the restrictions on 66 2/3% of the restricted stock shall remain, and subject to the determination of the Committee such shares of restricted stock may be subject to forfeiture.

However, no award that provides for a deferral of compensation within the meaning of Section 409A of the IRC will be cashed out upon the occurrence of a change in control unless the event or circumstances constituting the change in control also constitute a “change in the ownership” of the Company, a “change in the effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company, in each case as determined under Section 409A of the IRC. The treatment of any other awards in the event of a change in control will be as determined by the Committee in connection with the grant thereof, as reflected in the applicable award agreement. The Committee is given the power under the 2021 Plan to alternatively provide that upon a change in control, any or all outstanding stock-based awards will be canceled and terminated and the holders will receive a payment of cash or stock equal to the difference, if any, between the consideration received by stockholders in respect of a share of common stock in connection with the change in control and the purchase price per share, if any, under the award, multiplied by the number of shares subject to such award, provided that if such product is zero or less, or the award is not exercisable, the award may be canceled and terminated without payment for such award.

Substituted Awards. The Committee may grant awards under the 2021 Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or a subsidiary as a result of a merger or consolidation of the former employing entity with the Company or a subsidiary or the acquisition by the Company or a subsidiary of property or stock of the former employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances, subject to compliance with the rules under Sections 409A, 422 and 424 of the IRC, as and where applicable.

Term, Termination and Amendment. Unless sooner terminated by the Board, the 2021 Plan will terminate on January 26, 2026. No award will be granted after termination of the 2021 Plan, but awards outstanding upon termination of the 2021 Plan will remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the 2021 Plan.

Subject to certain exceptions, the Board has the authority to terminate and the Committee has the authority to amend the 2021 Plan or any outstanding award agreement at any time and from time to time, provided that certain amendments to the 2021 Plan will not become effective without stockholder approval, as set forth below. No termination, suspension or amendment of the 2021 Plan may materially adversely affect any outstanding award without the consent of the affected participant.

No amendments to the 2021 Plan will be effective without approval of the Company’s stockholders if: (a) stockholder approval of the amendment is then required pursuant to Section 422 of the IRC, the rules of the primary stock exchange on which the common stock is then traded, applicable U.S. state and federal laws or regulations and the applicable laws of any foreign country or jurisdiction where awards are, or will be, granted under the 2021 Plan; or (b) such amendment would: (i) modify the restrictions on re-pricing; (ii) materially increase benefits accruing to participants; (iii) subject to certain adjustments, increase the aggregate number of shares of common stock issued or issuable under the 2021 Plan; (iv) modify the eligibility requirements for participants in the 2021 Plan; or (v) reduce the minimum exercise price as set forth in the 2021 Plan.

Plan Benefits. It is not presently possible to determine the benefits or amounts that will be received by or allocated to participants under the 2021 Plan or that would have been received by or allocated to participants for the last completed fiscal year if the 2021 Plan had then been in effect because awards under the 2021 Plan will be made at the discretion of the Committee.

Federal Income Tax Information

The following is a general summary, as of the date of this Proxy Statement, of the federal income tax consequences to participants and the Company of transactions under the 2021 Plan. This summary is intended for the information of stockholders considering how to vote at the 2021 Annual Meeting of Stockholders and not as tax guidance to participants in the 2021 Plan, as the consequences may vary with the types of grants made, the identity of the participant and the method of payment or settlement. The summary does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws. Participants are encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the 2021 Plan.

Incentive Stock Options. With respect to incentive stock options, generally, the participant is not taxed, and we are not entitled to a deduction, on either the grant or the exercise of an incentive stock option so long as the requirements of Section 422 of the IRC continue to be met. If the participant meets the employment requirements and does not dispose of the shares of our common stock acquired upon exercise of an incentive stock option until at least one year after date of the exercise of the stock option and at least two years after the date the stock option was granted, gain or loss realized on sale of the shares will be treated as long-term capital gain or loss. If the shares of our common stock are disposed of before those periods expire, which is called a disqualifying disposition, the participant will be required to recognize ordinary income in an amount equal to the lesser of (i) the excess, if any, of the fair market value of our common stock on the date of exercise over the exercise price, or (ii) if the disposition is a taxable sale or exchange, the amount of gain realized. Upon a disqualifying disposition, we will generally be entitled, in the same tax year, to a deduction equal to the amount of ordinary income recognized by the participant, assuming that a deduction is allowed under Section 162(m) of the IRC.

Non-Statutory Stock Options. The grant of a stock option that does not qualify for treatment as an incentive stock option, which is generally referred to as a non-statutory stock option, is generally not a taxable event for the participant. Upon exercise of the stock option, the participant will generally be required to recognize ordinary income in an amount equal to the excess of the fair market value of our common stock acquired upon exercise (determined as of the date of exercise) over the exercise price of the stock option, and we will be entitled to a deduction in an equal amount in the same tax year, assuming that a deduction is allowed under Section 162(m) of the IRC. At the time of a subsequent sale or disposition of shares obtained upon exercise of a non-statutory stock option, any gain or loss will be a capital gain or loss, which will be either a long-term or short-term capital gain or loss, depending on how long the shares have been held.

Restricted Stock. The federal income tax consequences with respect to restricted stock awards depend on the facts and circumstances of each award, including, in particular, the nature of any restrictions imposed with respect to the awards. In general, if an award granted to the participant is subject to a “substantial risk of forfeiture” (e.g., the award is conditioned upon the future performance of substantial services by the participant) and is nontransferable, a taxable event occurs when the risk of forfeiture ceases or the awards become transferable, whichever first occurs. At such time, the participant will recognize ordinary income to the extent of the excess of the fair market value of the stock on such date over the participant’s cost for such stock (if any), and the same amount is deductible by us, assuming that a deduction is allowed under Section 162(m) of the IRC. Under certain circumstances, the participant, by making an election under Section 83(b) of the IRC, can accelerate federal income tax recognition with respect to an award of stock that is subject to a substantial risk of forfeiture and transferability restrictions, in which event the ordinary income amount and our deduction will be measured and timed as of the grant date of the award. If the award granted to the participant is not subject to a substantial risk of forfeiture or transferability restrictions, the participant will recognize ordinary income with respect to the award to the extent of the excess of the fair market value of the stock at the time of grant over the participant’s cost, if any, and the same amount is deductible by us, assuming that a deduction is allowed under Section 162(m) of the IRC.

Withholding Obligations. We are entitled to withhold and deduct from future wages of the participant, to make other arrangements for the collection of, or to require the recipient to pay to us, an amount necessary for us to satisfy the recipient’s federal, state or local tax withholding obligations with respect to awards granted under the 2021 Plan. Withholding for taxes may be calculated based on the maximum applicable tax rate for the participant’s jurisdiction or such other rate that will not trigger a negative accounting impact on the Company. The Committee may permit a participant to satisfy a tax withholding obligation by withholding shares of common stock underlying an award, tendering previously acquired shares, delivery of a broker exercise notice or a combination of these methods.

Code Section 409A. A participant may be subject to a 20% penalty tax, in addition to ordinary income tax, at the time the grant becomes vested, plus an interest penalty tax, if the grant constitutes deferred compensation under Section 409A of the IRC and the requirements of Section 409A of the IRC are not satisfied.

Code Section 162(m). Pursuant to Section 162(m) of the IRC, the annual compensation paid to an individual who is a “covered employee” is not deductible by us to the extent it exceeds $1 million. The Tax Cuts and Jobs Act, signed into law on December 22, 2017, amended Section 162(m), effective for tax years beginning after December 31, 2017, (i) to expand the definition of a “covered employee” to include any person who was the Chief Executive Officer or the Chief Financial Officer at any time during the year and the three most highly compensated officers (other than the Chief Executive Officer and Chief Financial Officer) who were employed at any time during the year whether or not the compensation is reported in the Summary Compensation Table included in our Proxy Statement; (ii) to treat any individual who is considered a covered employee at any time during a tax year beginning after December 31, 2016 as remaining a covered employee permanently; and (iii) to eliminate the performance-based compensation exception to the $1 million deduction limit (with a transition provision continuing the performance-based exception for certain compensation covered by a written binding contract in existence on November 2, 2017).

Excise Tax on Parachute Payments. Unless otherwise provided in a separate agreement between a participant and the Company, if, with respect to a participant, the acceleration of the vesting of an award or the payment of cash in exchange for all or part of an award, together with any other payments that such participant has the right to receive from the Company, would constitute a “parachute payment,” then the payments to such participant will be reduced to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the IRC. Such reduction, however, will only be made if the aggregate amount of the payments after such reduction exceeds the difference between the amount of such payments absent such reduction minus the aggregate amount of the excise tax imposed under Section 4999 of the IRC attributable to any such excess parachute payments. If such provisions are applicable and if an employee will be subject to a 20% excise tax on any “excess parachute payment” pursuant to Section 4999 of the IRC, we will be denied a deduction with respect to such excess parachute payment pursuant to Section 280G of the IRC.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL TO APPROVE THE LANNETT COMPANY, INC. 2021 LONG-TERM INCENTIVE PLAN. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED FROM STOCKHOLDERS WILL BE VOTED IN FAVOR OF THIS PROPOSAL.

Approval of this proposal requires the affirmative vote of a majority of the votes cast by all stockholders entitled to vote on this proposal.

OTHER BUSINESS

The Board does not intend to present, and does not have any reason to believe that others intend to present, any matter of business at the meeting other than as set forth above. If any other matter should be presented properly, it is the intention of the persons named as proxies to vote on such matters in accordance with their judgment.

STOCKHOLDER PROPOSAL NOTICE REQUIREMENTS FOR 2022 ANNUAL MEETING

Proposals received from stockholders are given careful consideration by the Company. Stockholder proposals submitted in accordance with Rule 14a-8 under the Exchange Act are eligible for consideration for inclusion in the Company’s Proxy Statement for the 2022 Annual Meeting of Stockholders if they are received by the Company on or before August 20, 2021. Any proposal should be sent to the Company at Lannett Company, Inc., 1150 Northbrook Drive, Suite 155, Trevose, Pennsylvania 19053. In order for a stockholder proposal submitted outside of Rule 14a-8 to be considered at the 2022 Annual Meeting of Stockholders, such proposal must be received by the Company not later than the last date for submission of stockholder proposals under the Company’s Amended and Restated Bylaws (the “Bylaws”). In order for a proposal to be timely under the Bylaws, it must be received at least 90 calendar days before the anniversary date of the Company’s immediately preceding Annual Meeting of Stockholders (i.e., October 29, 2021). However, in the event that the Annual Meeting of Stockholders is called for a date that is not within 30 calendar days before or after the anniversary date of the immediately preceding Annual Meeting of Stockholders, notice of a stockholder proposal in order to be timely must be received not later than the close of business on the tenth calendar day following the day on which notice of the date of the Annual Meeting of Stockholders was mailed or public disclosure of the date of the Annual Meeting of Stockholders was made, whichever occurs first.

FISCAL YEAR 2020 ANNUAL REPORT TO STOCKHOLDERS

The Company’s Annual Report containing audited financial statements for the fiscal year ended June 30, 2020 accompanies this Proxy Statement. You can obtain additional copies of our Annual Report on Form 10-K for the fiscal year ended June 30, 2020 at no charge by writing to Lannett Company, Inc., attention Chief Financial Officer, 1150 Northbrook Drive, Suite 155, Trevose, Pennsylvania 19053.

SIGNATURE

Pursuant to the requirement of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

Date: December 7, 2020	LANNETT COMPANY, INC.
/s/ Patrick G. LePore
Patrick G. LePore
Chairman of the Board

Appendix I.

LANNETT COMPANY, INC.

2021 LONG-TERM INCENTIVE PLAN

1.Purpose of Plan.

The purpose of this Plan is to advance the interests of the Company and its stockholders by enabling the Company and its Subsidiaries to attract and retain qualified individuals to perform services for the Company and its Subsidiaries, providing incentive compensation for such individuals that is linked to the growth and profitability of the Company and increases in stockholder value and aligning the interests of such individuals with the interests of its stockholders through opportunities for equity participation in the Company.

2.Definitions.

The following terms will have the meanings set forth below, unless the context clearly otherwise requires. Terms defined elsewhere in this Plan will have the same meaning throughout this Plan.

2.1“Adverse Action” means any action or conduct by a Participant that the Committee, in its sole discretion, determines to be injurious, detrimental, prejudicial or adverse to the interests of the Company or any Subsidiary, including: (a) disclosing confidential information of the Company or any Subsidiary to any person not authorized by the Company or Subsidiary to receive it, (b) engaging, directly or indirectly, in any commercial activity that in the judgment of the Committee competes with the business of the Company or any Subsidiary or (c) interfering with the relationships of the Company or any Subsidiary and their respective employees, independent contractors, customers, prospective customers and vendors.

2.2 “Award” means, individually or collectively, an Option, Restricted Stock Award, Performance Award or Non-Employee Director Award, in each case granted to an Eligible Recipient pursuant to this Plan.

2.3“Award Agreement” means either: (a) a written or electronic (as provided in Section 22.8) agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, including any amendment or modification thereof, or (b) a written or electronic (as provided in Section 20.8) statement issued by the Company to a Participant describing the terms and provisions of such an Award, including any amendment or modification thereof.

2.4“Board” means the Board of Directors of the Company.

2.5“Broker Exercise Notice” means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares of Common Stock to pay all or a portion of the exercise price of the Option or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver shares of Common Stock to be issued upon such exercise directly to such broker or dealer or their nominee.

2.6“Cause” means, unless otherwise provided in an Award Agreement, (a) “Cause” as defined in any employment, consulting, severance or similar agreement between the Participant and the Company or one of its Subsidiaries (an “Individual Agreement”), or (b) if there is no such Individual Agreement or if it does not define Cause: (i) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (ii) any unlawful or criminal activity of a serious nature, (iii) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant’s overall duties, or (iv) any material breach by a Participant of any employment, service, confidentiality, non-compete or non-solicitation agreement entered into with the Company or any Subsidiary.

2.7“Change in Control” means an event described in Section 12.1 of this Plan.

2.8“Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be deemed to include a reference to any applicable regulations thereunder and any successor or amended section of the Code.

2.9“Committee” means the Compensation Committee of the Board or a subcommittee thereof, or any other committee comprised solely of directors designated by the Board to administer this Plan who are (a) “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and (b) “independent directors” as defined in the Listing Rules of the New York Stock Exchange (or other applicable exchange or market on which the Common Stock may be traded or quoted). The members of the Committee will be appointed from time to time by and will serve at the discretion of the Board. If the Committee does not exist or cannot function for any reason, the Board may take any action under this Plan that would otherwise be the responsibility of the Committee, except as otherwise provided in this Plan. Any action duly taken by the Committee will be valid and effective, whether or not the members of the Committee at the time of such action are later determined not to have satisfied the requirements of membership provided herein. In all instances where discretion is accorded to the Committee under this Plan, the Committee will exercise such discretion reasonably and in good faith.

2.10“Common Stock” means the common stock of the Company, par value $0.001 per share, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.5 of this Plan.

2.11“Company” means Lannett Company, Inc., a Delaware corporation, and any successor thereto as provided in Section 20.6 of this Plan.

2.12“Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to the Company or any Subsidiary that: (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

2.13 “Director” means a member of the Board.

2.14“Director Fees” means any compensation payable by the Company in the form of cash to a Non-Employee Director for service as a Non-Employee Director on the Board or any committee of the Board as may be approved from time to time by the Board, excluding expense allowances, reimbursements and insurance premiums paid to or on behalf of such Non-Employee Directors.

2.15“Disability” means, unless otherwise defined in the Award Agreement or in an Individual Agreement between the Participant and the Company or a Subsidiary, the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code.

2.16“Effective Date” means January 27, 2021 or such later date as this Plan is initially approved by the Company’s stockholders.

2.17“Eligible Recipients” means all Employees, all Non-Employee Directors and all Consultants.

2.18“Employee” means any individual performing services for the Company or a Subsidiary and designated as an employee of the Company or a Subsidiary on the payroll records thereof. An Employee will not include any individual during any period he or she is classified or treated by the Company or Subsidiary as an independent contractor, a consultant, or any employee of an employment, consulting or temporary agency or any other entity other than the Company or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company or Subsidiary during such period. An individual will not cease to be an Employee in the case of: (a) any leave of absence approved by the Company, or (b) transfers between locations of the Company or between the Company and any Subsidiaries. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company or a Subsidiary, as applicable, is not so guaranteed, then three (3) months following the ninety-first (91st) day of such leave, any Incentive Stock Option held by a Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonqualified Stock Option. Neither service as a Director nor payment of a Director’s fee by the Company will be sufficient to constitute “employment” by the Company.

2.19“Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a section of the Exchange Act herein will be deemed to include a reference to any applicable rules and regulations thereunder and any successor or amended section of the Exchange Act.

2.20“Fair Market Value” means, with respect to the Common Stock, as of any date: (a) the closing sale price of the Common Stock as of such date at the end of the regular trading session, as reported by the New York Stock Exchange or any national securities exchange on which the Common Stock is then listed (or, if no shares were traded on such date, as of the next preceding date on which there was such a trade); (b) if the Common Stock is not so listed, admitted to unlisted trading privileges or reported on any national exchange, the closing sale price as of such date at the end of the regular trading session, as reported by the OTC Bulletin Board, OTC Markets or other comparable quotation service (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote); or (c) if the Common Stock is not so listed or reported, such price as the Committee determines in good faith in the exercise of its reasonable discretion, and consistent with the definition of “fair market value” under Section 409A of the Code. If determined by the Committee, such determination will be final, conclusive and binding for all purposes and on all persons, including the Company, the stockholders of the Company, the Participants and their respective successors-in-interest. No member of the Committee will be liable for any determination regarding the fair market value of the Common Stock that is made in good faith.

2.21“Grant Date” means the date an Award is granted to a Participant pursuant to this Plan and as determined pursuant to Section 5 of this Plan.

2.22“Incentive Stock Option” means a right to purchase Common Stock granted to an Employee pursuant to Section 6 of this Plan that is designated as and intended to meet the requirements of an “incentive stock option” within the meaning of Section 422 of the Code.

2.23“Individual Agreement” has the meaning set forth in Section 2.6 of this Plan.

2.24“Non-Statutory Stock Option” means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of this Plan that is not intended to meet the requirements of or does not qualify as an Incentive Stock Option.

2.25“Non-Employee Director” means a Director who is not an Employee.

2.26“Non-Employee Director Award” means any Non-Statutory Stock Option or Restricted Stock Award granted, whether singly, in combination, or in tandem, to an Eligible Recipient who is a Non-Employee Director, pursuant to such applicable terms, conditions and limitations as the Board or Committee may establish in accordance with this Plan, including any Non-Employee Director Option.

2.27“Non-Employee Director Option” means a Non-Statutory Stock Option granted to a Non-Employee Director pursuant to Section 8.1 of this Plan.

2.28“Option” means an Incentive Stock Option or a Non-Statutory Stock Option, including a Non-Employee Director Option.

2.29 “Participant” means an Eligible Recipient who receives one or more Awards under this Plan.

2.30“Performance Award” means a right granted to an Eligible Recipient pursuant to Section 8 of this Plan to receive an amount of cash, number of shares of Common Stock, or a combination of both, contingent upon and the value of which at the time it is payable is determined as a function of the extent of the achievement of one or more Performance Goals during a specified Performance Period or the achievement of other objectives during a specified period.

2.31“Performance Goals” mean with respect to any applicable Award, one or more targets, goals or levels of attainment required to be achieved during the specified Performance Period, as set forth in the related Award Agreement.

2.32“Performance Period” means the period of time, as determined by the Committee, during which the Performance Goals must be met in order to determine the degree of payout or vesting with respect to an Award.

2.33“Plan” means this Lannett Company, Inc. 2021 Long-Term Incentive Plan, as may be amended from time to time.

2.34“Plan Year” means the Company’s fiscal year.

2.35“Previously Acquired Shares” means shares of Common Stock that are already owned by the Participant or, with respect to any Award, that are to be issued to the Participant upon the grant, exercise, vesting or settlement of such Award.

2.36 “Restricted Stock Award” means an award of Common Stock granted to an Eligible Recipient pursuant to Section 7 of this Plan that is subject to the restrictions on transferability and the risk of forfeiture imposed by the provisions of such Section 8.

2.37“Securities Act” means the Securities Act of 1933, as amended. Any reference to a section of the Securities Act herein will be deemed to include a reference to any applicable rules and regulations thereunder and any successor or amended section of the Securities Act.

2.38“Stock-Based Award” means any equity-based or equity-related Award made pursuant to this Plan, including Options, Restricted Stock and Performance Awards denominated or payable in shares of Common Stock.

2.39“Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, an interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

2.40“Tax Date” means the date any withholding tax obligation arises under the Code for a Participant with respect to an Award.

2.41“Tax Laws” has the meaning set forth in Section 19.9 of this Plan.

3.Plan Administration.

3.1The Committee. The Plan will be administered by the Committee. The Committee will act by majority approval of the members at a meeting or by unanimous written consent, and a majority of the members of the Committee will constitute a quorum. The Committee may exercise its duties, power and authority under this Plan in its sole discretion without the consent of any Participant or other party, unless this Plan specifically provides otherwise. The Committee will not be obligated to treat Participants or Eligible Recipients uniformly, and determinations made under this Plan may be made by the Committee selectively among Participants or Eligible Recipients, whether or not such Participants and Eligible Recipients are similarly situated. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of this Plan will be final, conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to this Plan or any Award granted under this Plan.

3.2Authority of the Committee. In accordance with and subject to the provisions of this Plan, the Committee will have full and exclusive discretionary power and authority to take such actions as it deems necessary and advisable with respect to the administration of this Plan, including the following:

(a)To designate the Eligible Recipients to be selected as Participants;

(b)To determine the nature, extent and terms of the Awards to be made to each Participant, including the amount of cash or number of shares of Common Stock to be subject to each Award, any exercise price, the manner in which Awards will vest or become exercisable and whether Awards will be granted in tandem with other Awards, and the form of Award Agreement, if any, evidencing such Award;

(c)To determine the time or times when Awards will be granted;

(d)To determine the duration of each Award;

(e)To determine the restrictions and other conditions to which the payment or vesting of Awards may be subject;

(f)To construe and interpret this Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration and in so doing, to correct any defect, omission, or inconsistency in this Plan or in an Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make this Plan fully effective;

(g)To determine Fair Market Value in accordance with Section 2.20 of this Plan;

(h)To amend this Plan or any Award Agreement, as provided in this Plan;

(i)To authorize any person to execute on behalf of the Company any Award Agreement or any other instrument required to effect the grant of an Award previously granted by the Committee;

(j)To determine whether Awards will be settled in shares of Common Stock, cash or in any combination thereof;

(k)Subject to Section 9, to determine whether Awards will be adjusted for “dividend equivalents,” meaning a credit, made at the discretion of the Committee, to the account of a Participant in an amount equal to the cash dividends paid on one share of Common Stock for each share of Common Stock represented by an Award held by such Participant; and

(l)To impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any shares of Common Stock, including restrictions under an insider trading policy, restrictions as to the use of a specified brokerage firm for such resales or other transfers and other restrictions designed to increase equity ownership by Participants or otherwise align the interests of Participants with the Company’s stockholders.

3.3Delegation. To the extent permitted by applicable law, the Committee may delegate to one or more of its members or to one or more officers of the Company or any Subsidiary or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. The Committee may, by resolution, authorize one or more directors of the Company or one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Eligible Recipients to be recipients of Awards pursuant to this Plan; and (b) determine the size of any such Awards; provided, however, that (x) the Committee will not delegate such responsibilities to any such director(s) or officer(s) for any Awards granted to an Eligible Recipient who is considered a Covered Employee or who is subject to the reporting and liability provisions of Section 16 under the Exchange Act; (y) the resolution providing such authorization will set forth the type of Awards and total number of each type of Awards such director(s) or officer(s) may grant; and (z) such director(s) or officer(s) will report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

3.4No Re-pricing. Notwithstanding any other provision of this Plan other than Section 4.5, the Committee may not, without prior approval of the Company’s stockholders, seek to effect any re-pricing of any previously granted Option by: (i) amending or modifying the terms of the Option to lower the exercise price; (ii) canceling an “underwater” Option in exchange for (A) cash; (B) replacement Options having a lower exercise price; or (C) other Awards; or (iii) repurchasing the underwater Options and granting new Awards under this Plan. For purposes of this Section 3.4, an Option will be deemed to be “underwater” at any time when the Fair Market Value of the Common Stock is less than the exercise price of the Option.

3.5Participants Based Outside of the United States. In addition to the authority of the Committee under Section 3.2(i) and notwithstanding any other provision of this Plan, the Committee may, in its sole discretion, amend the terms of this Plan or Awards with respect to Participants resident outside of the United States or employed by a non-U.S. Subsidiary in order to comply with local legal requirements, to otherwise protect the Company’s or Subsidiary’s interests or to meet objectives of this Plan, and may, where appropriate, establish one or more sub-plans (including the adoption of any required rules and regulations) for the purposes of qualifying for preferred tax treatment under foreign tax laws. The Committee will have no authority, however, to take action pursuant to this Section 3.5: (i) to reserve shares of Common Stock or grant Awards in excess of the limitations provided in Section 4.1; (ii) to effect any re-pricing in violation of Section 3.4; (iii) to grant Options having an exercise price less than one hundred percent (100%) of the Fair Market Value of one share of Common Stock on the Grant Date in violation of Section 6.3; or (iv) for which stockholder approval would then be required pursuant to Section 422 of the Code or the rules of any stock exchange on which shares of Common Stock may be listed for trading.

4.Shares Available for Issuance.

4.1Maximum Number of Shares Available. Subject to adjustment as provided in Section 4.5 of this Plan, the maximum number of shares of Common Stock that will be available for issuance under this Plan will be 3,000,000 shares.

4.2Restrictions on Incentive Stock Options. Notwithstanding any other provisions of this Plan to the contrary and subject to adjustment as provided in Section 4.5 of this Plan, the maximum number of shares of Common Stock that will be available for issuance pursuant to Incentive Stock Options under this Plan will be 3,000,000 shares.

4.3Limits on Non-Employee Director Awards. Notwithstanding any other provisions of this Plan to the contrary, Awards granted during a single Plan Year to any Non-Employee Director, taken together with any cash fees paid during the Plan Year to the Non-Employee Director, in respect of the Director’s service as a member of the Board during such year (including service as a member or chair of any committees of the Board), shall not exceed $600,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes).

4.4Accounting for Awards. If any shares of Common Stock subject to an Award are forfeited, an Award expires or an Award is settled for cash (in whole or in part), then in each such case the shares subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, be added to the shares available for Awards under Section 4.1 of this Plan.

4.5Adjustments to Shares and Awards.

(a)In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin off) or any other similar change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to: (i) the number and kind of securities or other property (including cash) available for issuance or payment under this Plan, and (ii) in order to prevent dilution or enlargement of the rights of Participants, the number and kind of securities or other property (including cash) subject to outstanding Awards, the exercise price of outstanding Awards, and other terms and conditions of any outstanding Awards, including any Performance Goals or criteria with respect thereto. The determination of the Committee as to the foregoing adjustments, if any, will be final, conclusive and binding on Participants under this Plan.

(b)Notwithstanding anything else herein to the contrary, without affecting the number of shares of Common Stock reserved or available hereunder or the limits in Section 4.2, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the rules under Sections 409A, 422 and 424 of the Code, as and where applicable.

4.6Minimum Vesting Requirement. Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan shall vest no earlier than the first anniversary of the date on which the Award is granted; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (i) substitute Awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its Subsidiaries in accordance with Section 17 of this Plan, (ii) Non-Employee Director Awards, and (iii) additional Awards the Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 4.1 (subject to adjustment under Section 4.5); and, provided, further, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award in connection with a Change in Control.

5.Participation.

Participants in this Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of the objectives of the Company or its Subsidiaries. Eligible Recipients may be granted from time to time Awards, singly or in combination or in tandem with other Awards, as may be determined by the Committee in its sole discretion. Awards will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will be the Grant Date of any related Award Agreement with the Participant.

6.Options.

6.1Grant. An Eligible Recipient may be granted Options under this Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion. Incentive Stock Options may be granted only to Eligible Recipients who are Employees of the Company or a Subsidiary. The Committee may designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Stock Option. To the extent that any Incentive Stock Option (or portion thereof) granted under this Plan ceases for any reason to qualify as an “incentive stock option” for purposes of Section 422 of the Code, such Incentive Stock Option (or portion thereof) will continue to be outstanding for purposes of this Plan but will thereafter be deemed to be a Non-Statutory Stock Option. Options may be granted to an Eligible Recipient for services provided to a Subsidiary only if, with respect to such Eligible Recipient, the underlying shares of Common Stock constitute "service recipient stock" within the meaning of Treas. Reg. Section 1.409A-1(b)(5)(iii).

6.2Award Agreement. Each Option grant will be evidenced by an Award Agreement that will specify the exercise price of the Option, the maximum duration of the Option, the number of shares of Common Stock to which the Option pertains, the conditions upon which an Option will become vested and exercisable, and such other provisions as the Committee will determine which are not inconsistent with the terms of this Plan. The Award Agreement also will specify whether the Option is intended to be an Incentive Stock Option or a Non-Statutory Stock Option.

6.3Exercise Price. Except for Options granted pursuant to Section 17 of this Plan, the per share price to be paid by a Participant upon exercise of an Option granted pursuant to this Section 6 will be determined by the Committee in its sole discretion at the time of the Option grant; provided, however, that such price will not be less than one hundred percent (100%) of the Fair Market Value of one share of Common Stock on the Grant Date (or not less than one hundred and ten percent (110%) of the Fair Market Value if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company).

6.4Exercisability and Duration. An Option will become exercisable at such times and in such installments and upon such terms and conditions as may be determined by the Committee in its sole discretion at the time of grant, including (i) the achievement of one or more of the Performance Goals; or that (ii) the Participant remain in the continuous employment or service with the Company or a Subsidiary for a certain period; provided, however, that no Option may be exercisable after ten (10) years from the Grant Date (five (5) years from the Grant Date in the case of an Incentive Stock Option that is granted to a Participant who owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company). Notwithstanding the foregoing, if the exercise of an “in-the-money” Option that is exercisable in accordance with its terms is prevented by the provisions of Section 14, the Option will remain exercisable until thirty (30) days after the date such exercise first would no longer be prevented by such provisions, but in any event no later than the expiration date of such Option.

6.5Payment of Exercise Price.

(a)The total purchase price of the shares to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by (i) tender of a Broker Exercise Notice; (ii) by tender, either by actual delivery or attestation as to ownership, of Previously Acquired Shares; (iii) a “net exercise” of the Option (as further described in paragraph (b), below); (iv) by a combination of such methods; or (v) any other method approved or accepted by the Committee in its sole discretion. Notwithstanding any other provision of this Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act will be permitted to make payment with respect to any Awards granted under this Plan, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

(b)In the case of a “net exercise” of an Option, the Company will not require a payment of the exercise price of the Option from the Participant but will reduce the number of shares of Common Stock issued upon the exercise by the largest number of whole shares that has a Fair Market Value on the exercise date that does not exceed the aggregate exercise price for the shares exercised under this method. Shares of Common Stock will no longer be outstanding under an Option (and will therefore not thereafter be exercisable) following the exercise of such Option to the extent of (i) shares used to pay the exercise price of an Option under the “net exercise,” (ii) shares actually delivered to the Participant as a result of such exercise and (iii) any shares withheld for purposes of tax withholding pursuant to Section 12 of this Plan.

(c)For purposes of such payment, Previously Acquired Shares tendered or covered by an attestation will be valued at their Fair Market Value on the exercise date of the Option.

6.6Manner of Exercise. An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in this Plan and in the Award Agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company at its principal executive office (or to the Company’s designee as may be established from time to time by the Company and communicated to Participants) and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 6.5 of this Plan.

7.Restricted Stock Awards.

7.1Grant. An Eligible Recipient may be granted Restricted Stock Awards under this Plan, and such awards will be subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion. Any Restricted Stock Award may be granted in the form of a Performance Award subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion, including the achievement of one or more Performance Goals.

7.2Award Agreement. Each Restricted Stock Award grant will be evidenced by an Award Agreement that will specify the type of Award, the period(s) of restriction, the number of shares of restricted Common Stock granted, and such other provisions as the Committee will determine which are not inconsistent with the terms of this Plan, including, in the case of a Performance Award, any Performance Goals upon which the Performance Award is subject and any Performance Period during which any Performance Goals must be achieved.

7.3Conditions and Restrictions. The Committee will impose such restrictions or conditions, not inconsistent with the provisions of this Plan, to the vesting of such Restricted Stock Awards as it deems appropriate, including (a) the achievement of one or more of the Performance Goals; or that (b) the Participant remain in the continuous employment or service with the Company or a Subsidiary for a certain period.

7.4Rights as a Stockholder. Except as provided in Sections 7.1, 7.5, 7.6, 9.2 and 13.3 of this Plan, upon a Participant becoming the holder of record of shares of Common Stock issued under a Restricted Stock Award pursuant to this Section 8, the Participant will have all voting, dividend, liquidation and other rights with respect to such shares (other than the right to sell or transfer such shares) as if such Participant were a holder of record of shares of unrestricted Common Stock.

7.5Enforcement of Restrictions. To enforce the restrictions referred to in this Section 8, the Committee may place a legend on the stock certificates or a notation on the book entry notation representing Restricted Stock Awards referring to such restrictions and may require the Participant, until the restrictions have lapsed, to keep the stock certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent, or to maintain evidence of stock ownership, together with duly endorsed stock powers, in a certificateless book entry stock account with the Company’s transfer agent. Alternatively, Restricted Stock Awards may be held in non-certificated form pursuant to such terms and conditions as the Company may establish with its registrar and transfer agent or any third-party administrator designated by the Company to hold Restricted Stock Awards on behalf of Participants.

7.6Lapse of Restrictions; Settlement. Except as otherwise provided in this Section 7, shares of Common Stock underlying a Restricted Stock Award will become freely transferable by the Participant after all conditions and restrictions applicable to such shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations).

7.7Section 83(b) Election for Restricted Stock Award. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant must file, within thirty (30) days following the Grant Date of the Restricted Stock Award, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The Committee may provide in the Award Agreement that the Restricted Stock Award is conditioned upon the Participant’s making or refraining from making an election with respect to the award under Section 83(b) of the Code.

7.8Form and Timing of Performance Award Payment. Subject to the terms of this Plan, after the applicable Performance Period (which will not be deemed to be complete until any applicable vesting restrictions based on the continuous employment or service with the Company or a Subsidiary for a certain period have been satisfied) has ended, the holder of Performance Awards will be entitled to receive payment on the value and number of Performance Awards earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved. Payment of earned Performance Awards will be as determined by the Committee and as evidenced in the Award Agreement. Payment of any Performance Award will be made as soon as practicable after the Committee has determined the extent to which the applicable Performance Goals have been achieved. Any shares of Common Stock issued in payment of earned Performance Awards may be granted subject to any restrictions deemed appropriate by the Committee, including that the Participant remain in the continuous employment or service with the Company or a Subsidiary for a certain period.

7.9Adjustment of Performance Goals and Performance Periods. The Committee may amend or modify the Performance Goals or Performance Periods of any outstanding Awards based in whole or in part on the financial performance of the Company (or any Subsidiary or division, business unit or other sub-unit thereof) in recognition of unusual or nonrecurring events (including the events described in Section 4.5(a) hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations or accounting principles, or to address any other change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be final, conclusive and binding on Participants under this Plan.

8.Non-Employee Director Awards.

8.1Awards to Non-Employee Directors. The Committee at any time and from time to time may grant to Non-Employee Directors such Non-Employee Director Awards on such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion, and set forth in an applicable Award Agreement.

9.Dividends and Dividend Equivalents.

9.1Grant of Dividend Equivalents. Any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on shares of Common Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such dividend equivalents will be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Committee. Notwithstanding the foregoing, the Committee may not grant dividend equivalents based on the dividends declared on shares of Common Stock that are subject to an Option and further, no dividend or dividend equivalents will be paid out with respect to any unvested Awards.

9.2Restricted Stock Awards. To the extent permitted or required by applicable law, as determined by the Committee, Participants holding a Restricted Stock Award granted hereunder will have the same dividend rights as the Company’s other stockholders. Notwithstanding the foregoing, any such dividends as to a Restricted Stock Award that is subject to vesting requirements will be subject to forfeiture and termination to the same extent as the Restricted Stock Award to which such dividends relate and the Award Agreement may require that any cash dividends be reinvested in additional shares of Common Stock subject to the Restricted Stock Award and subject to the same conditions and restrictions as the Restricted Stock Award with respect to which the dividends were paid. In no event will dividends with respect to Restricted Stock Awards that are subject to vesting be paid or distributed until the vesting provisions of such Restricted Stock Award lapse.

9.3Performance Awards. Participants holding Performance Awards granted under this Plan will not receive any cash dividends or Dividend Equivalents based on the dividends declared on shares of Common Stock that are subject to such Performance Awards during the period between the date that such Performance Awards are granted and the date such Performance Awards are settled.

10.Termination of Employment or Other Service.

10.1Effect of Termination of Employment or Other Service. Unless otherwise expressly set forth in an Individual Agreement, the Committee will have the sole discretion to determine and set forth in an Award Agreement the effect that the termination of a Participant’s employment or other service with the Company and all Subsidiaries may have on any Award.

10.2Modification of Rights upon Termination. Notwithstanding the other provisions of this Section 10, upon a Participant’s termination of employment or other service with the Company or any Subsidiary, as the case may be, the Committee may, in its sole discretion (which may be exercised at any time on or after the Grant Date, including following such termination) cause Options held by such Participant as of the effective date of such termination to terminate, become or continue to become exercisable or remain exercisable following such termination of employment or service, and Restricted Stock and Performance Awards held by such Participant as of the effective date of such termination to terminate, vest or become free of restrictions and conditions to payment, as the case may be, following such termination of employment or service, in each case in the manner determined by the Committee; provided, however, that no Option may remain exercisable beyond its expiration date.

10.3Determination of Termination of Employment or Other Service.

(a)The change in a Participant’s status from that of an Employee to that of a Consultant will, for purposes of this Plan, be deemed to result in a termination of such Participant’s employment with the Company and its Subsidiaries, unless the Committee otherwise determines in its sole discretion.

(b)The change in a Participant’s status from that of a Consultant or Director to that of an Employee or from that of an Employee to that of a Director will not, for purposes of this Plan, be deemed to result in a termination of such Participant’s service as a Consultant or Employee, respectively, and such Participant will thereafter be deemed to be an Employee or Director, respectively, until such Participant’s employment or service is terminated, in which event such Participant will be governed by the provisions of this Plan relating to termination of employment or service (subject to paragraph (a) above).

(c)Unless the Committee otherwise determines in its sole discretion, a Participant’s employment or other service will, for purposes of this Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Subsidiary for which the Participant provides employment or other service, as determined by the Committee in its sole discretion based upon such records.

(d)Notwithstanding the foregoing, if payment of an Award that is subject to Section 409A of the Code is triggered by a termination of a Participant’s employment or other service, such termination must also constitute a “separation from service” within the meaning of Section 409A of the Code, and any change in employment status that constitutes a “separation from service” under Section 409A of the Code will be treated as a termination of employment or service, as the case may be.

10.4Additional Forfeiture Events.

(a)Effect of Actions Constituting Cause or Adverse Action. Notwithstanding anything in this Plan to the contrary and in addition to the other rights of the Committee under this Section 10.4, if a Participant is determined by the Committee, acting in its sole discretion, to have taken any action that would constitute Cause or an Adverse Action during or after the termination of employment or other service with the Company or a Subsidiary, irrespective of whether such action or the Committee’s determination occurs before or after termination of such Participant’s employment or other service with the Company or any Subsidiary and irrespective of whether or not the Participant was terminated as a result of such Cause or Adverse Action, (i) all rights of the Participant under this Plan and any Award Agreements evidencing an Award then held by the Participant will terminate and be forfeited without notice of any kind, and (ii) the Committee in its sole discretion will have the authority to rescind the exercise, vesting or issuance of, or payment in respect of, any Awards of the Participant that were exercised, vested or issued, or as to which such payment was made, and to require the Participant to pay to the Company, within ten (10) days of receipt from the Company of notice of such rescission, any amount received or the amount of any gain realized as a result of such rescinded exercise, vesting, issuance or payment (including any dividends paid or other distributions made with respect to any shares subject to any Award). The Company may defer the exercise of any Option for a period of up to six (6) months after receipt of the Participant’s written notice of exercise or the issuance of share certificates upon the vesting of any Award for a period of up to six (6) months after the date of such vesting in order for the Committee to make any determination as to the existence of Cause or an Adverse Action. The Company will be entitled to withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary) or make other arrangements for the collection of all amounts necessary to satisfy such payment obligations. Unless otherwise provided by the Committee in an applicable Award Agreement, this Section 10.4(a) will not apply to any Participant following a Change in Control.

(b)Forfeiture or Clawback of Awards. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then any Participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 will reimburse the Company for the amount of any Award received by such individual under this Plan during the 12-month period following the first public issuance or filing with the Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement. The Company also may seek to recover any Award made as required by the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any other clawback, forfeiture or recoupment provision required by applicable law or under the requirements of any stock exchange or market upon which the Common Stock is then listed or traded. In addition, all Awards under this Plan will be subject to forfeiture or other penalties pursuant to any clawback or forfeiture policy of the Company, as in effect from time to time, and such forfeiture and/or penalty conditions or provisions as determined by the Committee and set forth in the applicable Award agreement.

11.Payment of Withholding Taxes.

11.1General Rules. The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all amounts the Company reasonably determines is necessary to satisfy any and all federal, foreign, state and local withholding and employment related tax requirements attributable to an Award, including the grant, exercise, vesting or settlement of, or payment of dividends with respect to, an Award or a disqualifying disposition of stock received upon exercise of an Incentive Stock Option, or (b) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to an Award. When withholding for taxes is effected under this Plan, it shall be withheld only up to an amount based on the maximum statutory tax rates in the Participant’s applicable tax jurisdiction or such other rate that will not trigger a negative accounting impact on the Company and is permitted under applicable withholding rules promulgated by the Internal Revenue Service or another applicable government entity.

11.2Special Rules. The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment related tax obligation described in Section 11.1 of this Plan by withholding shares of Common Stock underlying an Award, by electing to tender, or by attestation as to ownership of, Previously Acquired Shares, by delivery of a Broker Exercise Notice or a combination of such methods. For purposes of satisfying a Participant’s withholding or employment-related tax obligation, shares of Common Stock withheld by the Company or Previously Acquired Shares tendered or covered by an attestation will be valued at their Fair Market Value.

12.Change in Control.

12.1Change in Control. For purposes of this Plan, “Change in Control” means the occurrence of any one of the following events:

(a)a merger or consolidation in which the Company is not the surviving entity and which results in a greater than fifty percent (50%) change in ownership of the Company, except for a transaction the principal purpose of which is to change the state, territory, province or country in which the Company is incorporated;

(b)the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company’s subsidiary corporations);

(c)any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger; or

(d)acquisition by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities, not including securities held by such persons as of the effective date of this Plan.

12.2Acceleration of Vesting. Without limiting the authority of the Committee under Sections 3.2 and 4.5 of this Plan, if a Change in Control of the Company occurs, then, unless otherwise provided by the Committee in its sole discretion either in the Award Agreement evidencing an Award at the time of grant or at any time after the grant of an Award the following provisions will apply:

(a)The restrictions applicable to any Option Awards under the Plan shall lapse and such Awards shall be deemed fully vested.

(b)The restrictions applicable to any Restricted Stock Awards which are not Performance Awards shall lapse and such Awards shall be deemed fully vested.

(c)The restrictions applicable to any Restricted Stock Awards which are Performance Awards and for which the number of shares of Restricted Stock has been established because the realization of the Performance Goals have been determined shall lapse and such Awards shall be deemed fully vested.

(d)The restrictions applicable to any Restricted Stock Awards for which the number of shares of Restricted Stock has not been established because the realization of the Performance Goals has not yet been determined shall lapse as follows: (a) if the Change in Control occurs two or more years after the date of the commencement of the three year period for measuring performance, or if the period to measure performance is one year, then all restrictions shall lapse and all of the Restricted Stock shall be fully vested; (b) if the Change in Control occurs one or more years and less than two years after the date of the commencement of the three year period for measuring performance, then the restrictions shall lapse on 66 2/3% of the Restricted Stock, which shares of Restricted Stock shall be fully vested, and the restrictions on 33 1/3% of the Restricted Stock shall remain, and subject to the determination of the Committee such shares of Restricted Stock may be subject to forfeiture; and (c) if the Change in Control occurs less than one year after the date of the commencement of the three year period for measuring performance, then the restrictions shall lapse on 33 1/3% of the Restricted Stock, which shares of Restricted Stock shall be fully vested, and the restrictions on 66 2/3% of the Restricted Stock shall remain, and subject to the determination of the Committee such shares of Restricted Stock may be subject to forfeiture.

12.3Alternative Treatment of Stock-Based Awards. In connection with a Change in Control, the Committee in its sole discretion, either in an Award Agreement at the time of grant of a Stock-Based Award or at any time after the grant of such an Award, may determine that any or all outstanding Stock-Based Awards granted under this Plan, whether or not exercisable or vested, as the case may be, will be canceled and terminated and that in connection with such cancellation and termination the holder of such Stock-Based Award will receive for each share of Common Stock subject to such Award a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities with a fair market value (as determined by the Committee in good faith) equivalent to such cash payment) equal to the difference, if any, between the consideration received by stockholders of the Company in respect of a share of Common Stock in connection with such Change in Control and the purchase price per share, if any, under the Award, multiplied by the number of shares of Common Stock subject to such Award (or in which such Award is denominated); provided that if such product is zero ($0) or less or to the extent that the Award is not then exercisable, the Award may be canceled and terminated without payment therefor; provided, however, that no Stock-Based Award that provides for a deferral of compensation within the meaning of Section 409A of the Code will be cashed out upon the occurrence of a Change in Control unless the event or circumstances constituting the Change in Control also constitute a “change in the ownership” of the Company, a “change in the effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company, in each case as determined under Section 409A of the Code. The treatment of any other Stock-Based Awards in the event of a Change in Control will be as determined by the Committee in connection with the grant thereof, as reflected in the applicable Award Agreement. If any portion of the consideration pursuant to a Change in Control may be received by holders of shares of Common Stock on a contingent or delayed basis, the Committee may, in its sole discretion, determine the fair market value per share of such consideration as of the time of the Change in Control on the basis of the Committee’s good faith estimate of the present value of the probable future payment of such consideration. Notwithstanding the foregoing, any shares of Common Stock issued pursuant to a Stock-Based Award that immediately prior to the effectiveness of the Change in Control are subject to no further restrictions pursuant to this Plan or an Award Agreement (other than pursuant to the securities laws) will be deemed to be outstanding shares of Common Stock and receive the same consideration as other outstanding shares of Common Stock in connection with the Change in Control.

12.4Limitation on Change in Control Payments. Notwithstanding anything in Section 12.2 or 12.3 to the contrary, if, with respect to a Participant, the acceleration of the vesting of an Award as provided in Section 12.2 or the payment of cash in exchange for all or part of a Stock-Based Award as provided in Section 12.3 (which acceleration or payment could be deemed a “payment” within the meaning of Section 280G(b)(2) of the Code), together with any other “payments” that such Participant has the right to receive from the Company or any corporation that is a member of an “affiliated group” (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), then the “payments” to such Participant pursuant to Section 12.2 or 12.3 will be reduced (or acceleration of vesting eliminated) to the largest amount as will result in no portion of such “payments” being subject to the excise tax imposed by Section 4999 of the Code; provided, that such reduction will be made only if the aggregate amount of the payments after such reduction exceeds the difference between (a) the amount of such payments absent such reduction minus (b) the aggregate amount of the excise tax imposed under Section 4999 of the Code attributable to any such excess parachute payments; and provided further that such payments will be reduced (or acceleration of vesting eliminated) in the following order: (i) options with an exercise price above fair market value that have a positive value for purposes of Section 280G of the Code, (ii) pro rata among Awards that constitute deferred compensation under Section 409A of the Code, and (iii) finally, among the Awards that are not subject to Section 409A of the Code. Notwithstanding the foregoing sentence, if a Participant is subject to a separate agreement with the Company or an Affiliate or Subsidiary that expressly addresses the potential application of Section 280G or 4999 of the Code, then this Section 12.4 will not apply and any “payments” to a Participant pursuant to Section 12.2 or 12.3 will be treated as “payments” arising under such separate agreement.

13.Rights of Eligible Recipients and Participants; Transferability.

13.1Employment. Nothing in this Plan or an Award Agreement will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue employment or other service with the Company or any Subsidiary.

13.2No Rights to Awards. No Participant or Eligible Individual will have any claim to be granted any Award under this Plan.

13.3Rights as a Stockholder. Except as otherwise provided herein, a Participant will have no rights as a stockholder with respect to shares of Common Stock covered by any Stock-Based Award unless and until the Participant becomes the holder of record of such shares.

13.4Restrictions on Transfer.

(a)Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by subsections (b) and (c) below, no right or interest of any Participant in an Award prior to the exercise (in the case of Options) or vesting, issuance or settlement of such Award will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise.

(b)A Participant will be entitled to designate a beneficiary to receive an Award upon such Participant’s death, and in the event of such Participant’s death, payment of any amounts due under this Plan will be made to, and exercise of any Options (to the extent permitted pursuant to Section 9 of this Plan) may be made by, such beneficiary. If a deceased Participant has failed to designate a beneficiary, or if a beneficiary designated by the Participant fails to survive the Participant, payment of any amounts due under this Plan will be made to, and exercise of any Options or (to the extent permitted pursuant to Section 10 of this Plan) may be made by, the Participant’s legal representatives, heirs and legatees. If a deceased Participant has designated a beneficiary and such beneficiary survives the Participant but dies before complete payment of all amounts due under this Plan or exercise of all exercisable Options, then such payments will be made to, and the exercise of such Options may be made by, the legal representatives, heirs and legatees of the beneficiary.

(c)Upon a Participant’s request, the Committee may, in its sole discretion, permit a transfer of all or a portion of a Non-Statutory Stock Option, other than for value, to such Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, any person sharing such Participant’s household (other than a tenant or employee), a trust in which any of the foregoing have more than fifty percent (50%) of the beneficial interests, a foundation in which any of the foregoing (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent (50%) of the voting interests. Any permitted transferee will remain subject to all the terms and conditions applicable to the Participant prior to the transfer. A permitted transfer may be conditioned upon such requirements as the Committee may, in its sole discretion, determine, including execution or delivery of appropriate acknowledgements, opinion of counsel, or other documents by the transferee.

13.5Non-Exclusivity of this Plan. Nothing contained in this Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

14.Securities Law and Other Restrictions.

Notwithstanding any other provision of this Plan or any Award Agreements entered into pursuant to this Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Awards granted under this Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable securities laws of a state or foreign jurisdiction or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other U.S. or foreign regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

15.Deferred Compensation; Compliance with Section 409A.

It is intended that all Awards issued under the Plan be in a form and administered in a manner that will comply with the requirements of Section 409A of the Code, or the requirements of an exception to Section 409A of the Code, and the Award Agreements and this Plan will be construed and administered in a manner that is consistent with and gives effect to such intent. The Committee is authorized to adopt rules or regulations deemed necessary or appropriate to qualify for an exception from or to comply with the requirements of Section 409A of the Code. With respect to an Award that constitutes a deferral of compensation subject to Code Section 409A: (a) if any amount is payable under such Award upon a termination of service, a termination of service will be treated as having occurred only at such time the Participant has experienced a “separation from service” within the meaning of Section 409A of the Code; (b) if any amount is payable under such Award upon a Disability, a Disability will be treated as having occurred only at such time the Participant has experienced a “disability” as such term is defined for purposes of Code Section 409A; (c) if any amount is payable under such Award on account of the occurrence of a Change in Control, a Change in Control will be treated as having occurred only at such time a “change in the ownership or effective control of the corporation or in the ownership of a substantial portion of the assets of the corporation” as such terms are defined for purposes of Code Section 409A; (d) if any amount becomes payable under such Award on account of a Participant’s a “separation from service” within the meaning of Section 409A of the Code at such time as the Participant is a “specified employee” within the meaning of Code Section 409A, then no payment will be made, except as permitted under Code Section 409A, prior to the first business day after the earlier of (i) the date that is six months after the date of the Participant’s a “separation from service” within the meaning of Section 409A of the Code or (ii) the Participant’s death; and (e) no amendment to or payment under such Award will be made except and only to the extent permitted under Code Section 409A. With respect to an Award that is exempt from the requirements of Code Section 409A as a short term deferral under Treas. Reg. Sec. 1.409A-1(b)(4) or by reason of the separation pay exception under Treas. Reg. Sec. 1.409A-1(b)(9), if any amount is payable under such Award upon a termination of service, a termination of service will be treated as having occurred only at such time the Participant has experienced a “separation from service” within the meaning of Section 409A of the Code. Notwithstanding anything in the Plan or any Award Agreement to the contrary, each Participant shall be solely responsible for the tax consequences of Awards, and in no event shall the Company have any responsibility or liability if an Award does not meet any applicable requirements of Section 409A of the Code. Although the Company intends to administer the Plan to prevent taxation under Section 409A of the Code, the Company does not represent or warrant that the Plan or any Award complies with any provision of federal, state, local or other tax law.

16.Amendment, Modification and Termination.

16.1Generally. Subject to other subsections of this Section 16 and Section 3.4, the Board at any time may suspend or terminate this Plan (or any portion thereof) or terminate any outstanding Award Agreement and the Committee, at any time and from time to time, may amend this Plan or amend or modify the terms of an outstanding Award. The Committee’s power and authority to amend or modify the terms of an outstanding Award includes the authority to modify the number of shares or other terms and conditions of an Award, extend the term of an Award, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Award, accept the surrender of any outstanding Award or, to the extent not previously exercised or vested, authorize the grant of new Awards in substitution for surrendered Awards; provided, however that the amended or modified terms are permitted by this Plan as then in effect and that any Participant materially adversely affected by such amended or modified terms has consented to such amendment or modification.

16.2Stockholder Approval. No amendments to this Plan will be effective without approval of the Company’s stockholders if: (a) stockholder approval of the amendment is then required pursuant to Section 422 of the Code, the rules of the primary stock exchange or stock market on which the Common Stock is then traded, applicable U.S. state corporate laws or regulations, applicable U.S. federal laws or regulations, and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under this Plan; or (b) such amendment would: (i) modify Section 3.4; (ii) materially increase benefits accruing to Participants; (iii) subject to Section 4.5, increase the aggregate number of shares of Common Stock issued or issuable under this Plan; (iv) modify the eligibility requirements for Participants in this Plan; or (v) reduce the minimum exercise price as set forth in Section 6.3.

16.3Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary, no termination, suspension or amendment of this Plan may materially adversely affect any outstanding Award without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Sections 3.4, 4.5, 6.6, 9, 14, 15 or 16.4 of this Plan.

16.4Amendments to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Committee may amend this Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for purposes of conforming this Plan or an Award Agreement to any present or future law relating to plans of this or similar nature, and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 16.4 to any Award granted under this Plan without further consideration or action.

17.Substituted Awards.

The Committee may grant Awards under this Plan in substitution for stock-based awards held by employees of another entity who become employees of the Company or a Subsidiary as a result of a merger or consolidation of the former employing entity with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the former employing corporation. The Committee may direct that the substitute Awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances, subject to compliance with the rules under Sections 409A, 422 and 424 of the Code, as and where applicable.

18.Effective Date and Duration of this Plan.

The Plan is effective as of the Effective Date. The Plan will terminate at midnight on January 26, 2026, and may be terminated prior to such time by Board action. No Award will be granted after termination of this Plan, but Awards outstanding upon termination of this Plan will remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

19.Miscellaneous.

19.1Usage. In this Plan, except where otherwise indicated by clear contrary intention, (a) any masculine term used herein also will include the feminine, (b) the plural will include the singular, and the singular will include the plural, (c) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term, and (d) “or” is used in the inclusive sense of “and/or”.

19.2Unfunded Plan. Participants will have no right, title or interest whatsoever in or to any investments that the Company or its Subsidiaries may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company or any Subsidiary under this Plan, such right will be no greater than the right of an unsecured general creditor of the Company or the Subsidiary, as the case may be. All payments to be made hereunder will be paid from the general funds of the Company or the Subsidiary, as the case may be, and no special or separate fund will be established and no segregation of assets will be made to assure payment of such amounts except as expressly set forth in this Plan.

19.3Relationship to Other Benefits. No payment under this Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare, or benefit plan of the Company or any Subsidiary unless provided otherwise in such plan.

19.4Fractional Shares. No fractional shares of Common Stock will be issued or delivered under this Plan or any Award. The Committee will determine whether cash, other Awards or other property will be issued or paid in lieu of fractional shares of Common Stock or whether such fractional shares of Common Stock or any rights thereto will be forfeited or otherwise eliminated by rounding up or down.

19.5Governing Law. Except to the extent expressly provided herein or in connection with other matters of corporate governance and authority (all of which will be governed by the laws of the Company’s jurisdiction of incorporation), the validity, construction, interpretation, administration and effect of this Plan and any rules, regulations and actions relating to this Plan will be governed by and construed exclusively in accordance with the laws of the State of Delaware, notwithstanding the conflicts of laws principles of any jurisdictions. Unless otherwise provided in an Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of the State of Delaware to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

19.6Successors. All obligations of the Company under this Plan with respect to Awards granted hereunder will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.

19.7Construction. Wherever possible, each provision of this Plan and any Award Agreement will be interpreted so that it is valid under the applicable law. If any provision of this Plan or any Award Agreement is to any extent invalid under the applicable law, that provision will still be effective to the extent it remains valid. The remainder of this Plan and the Award Agreement also will continue to be valid, and the entire Plan and Award Agreement will continue to be valid in other jurisdictions.

19.8Delivery and Execution of Electronic Documents. To the extent permitted by applicable law, the Company may: (a) deliver by email or other electronic means (including posting on a Web site maintained by the Company or by a third party under contract with the Company) all documents relating to this Plan or any Award hereunder (including prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including annual reports and proxy statements), and (b) permit Participants to use electronic, internet or other non-paper means to execute applicable Plan documents (including Award Agreements) and take other actions under this Plan in a manner prescribed by the Committee.

19.9No Representations or Warranties Regarding Tax Effect. Notwithstanding any provision of this Plan to the contrary, the Company and its Subsidiaries, the Board, and the Committee neither represent nor warrant the tax treatment under any federal, state, local, or foreign laws and regulations thereunder (individually and collectively referred to as the “Tax Laws”) of any Award granted or any amounts paid to any Participant under this Plan including, but not limited to, when and to what extent such Awards or amounts may be subject to tax, penalties, and interest under the Tax Laws.

19.10Indemnification. Subject to any limitations and requirements under applicable law, each individual who is or will have been a member of the Board, or a Committee appointed by the Board, or an officer or Employee of the Company to whom authority was delegated in accordance with Section 3.3 of this Plan, will be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit or proceeding against him or her, provided he or she will give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s articles of incorporation or bylaws, as a matter of law, or otherwise, or pursuant to any agreement with the Company, or any power that the Company may have to indemnify them or hold them harmless.

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/LCI or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/LCI Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. Election of Directors: For Withhold For Withhold For Withhold 01 - Patrick G. LePore 02 - John C. Chapman 03 - Timothy C. Crew 04 - David Drabik 05 - Jeffrey Farber 06 - Dr. Melissa Rewolinski 07 - Paul Taveira ForAgainst Abstain ForAgainst Abstain 2. Proposal to ratify the selection of Grant Thornton, LLP as independent auditors for the fiscal year ending June 30, 2021. 3. Non-binding advisory vote on the approval of executive compensation. 4. Proposal to approve the Lannett Company, Inc. 2021 Long-Term Incentive Plan. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 7 3 B V 03COUB B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 3, and 4. 2021 Annual Meeting Proxy Card

The 2021 Annual Meeting of Stockholders of Lannett Company, Inc. will be held on Wednesday, January 27, 2021 at 9:00 A.M. Eastern time, virtually via the internet at www.meetingcenter.io/251487326. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is — LCI2021. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Notice of 2021 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — January 27, 2021 John Kozlowski, is hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Lannett Company, Inc. to be held on January 27, 2021 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2, 3, and 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Change of Address — Please print new address below. Comments — Please print your comments below. + C Non-Voting Items Lannett Company, Inc. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/LCI